PROSPECTUS SUPPLEMENT DATED February 13, 2007
(For use with Prospectus dated December 11, 2006)

$449,550,000
(Approximate)

INDYMAC ABS, INC.
Depositor
Sponsor, Seller and Servicer

Home Equity Mortgage Loan Asset-Backed Trust,
Series INDS 2007-1
Issuing Entity

Distributions will be made on the 25th day of each month or the next business day, beginning in March 2007
_________________________

The issuing entity will hold a pool of mortgage loans and will issue certificates including the following class of certificates being offered pursuant to this prospectus supplement and the accompanying prospectus:

	Initial Class Certificate Balance(1)	Pass- Through Rate	Price to Public	Underwriting Discount and Commissions	Proceeds to Depositor
A	$449,550,000	Variable(2)	100.00000%	0.25000%	99.75000%
A-IO	$ 45,000,000(3)	3.20%	3.025757%	0.03026%	99.96974%
______________
(1)	Subject to a permitted variance of 10%.
(2)
The pass-through rate on the Class A Certificates is based on one-month LIBOR plus an applicable margin, is subject to a net WAC cap and is subject to increase as described under “Description of the Certificates—Pass-Through Rates” in this prospectus supplement.

(3)
The Class A-IO Certificates will be interest only certificates and will not have a class certificate balance. The initial notional balance is set forth in the table but is not included in the class certificate balance of all certificates offered.

Consider carefully the risk factors beginning on page S-11 in this prospectus supplement and on page 6 in the prospectus.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac ABS, Inc., IndyMac Bank, F.S.B., or any of their affiliates.

The sole source of distributions on the certificates is the proceeds of the assets in the trust fund and payments, if any, received under the certificate guaranty insurance policy issued by MBIA Insurance Corporation.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

Credit enhancement for the Offered Certificates will consist of:

•     Excess interest and overcollateralization as described in this prospectus supplement under “Description of the Certificates—Overcollateralization Provisions;”

•     A certificate guaranty insurance policy to be issued by MBIA Insurance Corporation as described in this prospectus supplement under “Description of the Certificates—The Policy” and “—The Certificate Insurer;” and

•     A mortgage pool insurance policy as described in this prospectus supplement under “Description of the Certificates—The Pool Policy.”

[MBIA LOGO]

The holders of the certificates will have the benefit of an interest rate swap agreement as described in this prospectus supplement under “Description of the Certificates—Interest Rate Swap Agreement.”

Neither the seller and servicer nor the depositor is a, nor are either of them affiliated with any, government agency, instrumentality or government sponsored enterprise. The Class A Certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

UBS Securities LLC, Bear, Stearns & Co. Inc. and IndyMac Securities Corp., as underwriters, will purchase the Offered Certificates from the depositor. Delivery of the certificates will take place in book-entry form on or about February 14, 2007.

UBS Investment Bank
(Lead Manager)

Bear, Stearns & Co. Inc.	IndyMac Securities Corp.
(Co-Managers)

Prospectus Supplement
Summary
Risk Factors
The Mortgage Pool
General
Mortgage Loan Statistics
Assignment of the Mortgage Loans
The Originator and The Seller
The Originator and the Seller
Origination Process
Underwriting Process
Servicing of Mortgage Loans
The Servicer
Servicing Compensation and Payment of Expenses
Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans
Advances
Certain Modifications and Refinancings
Default Management Services
Certain Matters regarding the Servicer
Limitations on Liability
The Sponsor
Static Pool Data
The Depositor
The Issuing Entity
The Trustee
The Swap provider
Affiliations and Related Transactions
Description of the Certificates
General
Book-Entry Certificates
Payments on Mortgage Loans; Accounts
Distributions on the Certificates
Fees and Expenses
Pass Through Rates
Distributions of Interest and Principal
The Policy
The Certificate Insurer
Regulation
Financial Strength Ratings of MBIA
MBIA Financial Information
Incorporation of Certain Documents by Reference
The Pool Insurer
The Pool Policy
The Interest Rate Swap Agreement
Distributions of Amounts Received Under the Interest Rate Swap Agreement
Excess Reserve Fund Account
Overcollateralization Provisions
Glossary
Calculation of One-Month LIBOR
Optional Termination
Form of Reports to the Certificateholders
Modifications to the Pooling and Servicing Agreement
Voting Rights
Yield, Prepayment and Maturity Considerations
Defaults in Delinquent Payments
Prepayment Considerations and Risks
Basis Risk
Overcollateralization Provisions
Delay in Distributions on the Class A-IO Certificates
Structuring Assumptions
Decrement Tables
Last Scheduled Distribution Date
USE OF PROCEEDS
Federal Income Tax Consequences
ERISA Considerations
Method of Distribution
Legal Matters
Ratings
Experts
Index of Defined Terms
Annex I - Global Clearance, Settlement And Tax Documentation Procedures
Annex II - Collateral Statistics
Annex III - Assumed Mortgage Loan Characteristics

Prospectus

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
The Issuing Entity
Use of Proceeds
The Depositor
mortgage Loan Program
Static pool data
Description of the Securities
Credit Enhancement
Yield and prepayment Considerations
The Agreements
Certain Legal Aspects of the Mortgage Loans
material Federal Income Tax Consequences
State Tax Considerations
ERISA Considerations
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
Index of Principal Terms

Important Notice About Information Presented in this prospectus supplement and the prospectus

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your series of certificates; and

•      this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

The discussion contained in this prospectus supplement as to tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

  SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

The Transaction Parties

Issuing Entity

Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, a common law trust formed under the laws of the State of New York. The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund.”

Depositor

IndyMac ABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Originator, Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee and the Custodian

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07G1, and its telephone number is (800) 735-7777.

Certificate Insurer

MBIA Insurance Corporation, a New York State stock insurance corporation, will issue a certificate guaranty insurance policy for the benefit of the Offered Certificates.

Pool Insurer

Radian Insurance Inc., a Pennsylvania domiciled and licensed insurer. The pool insurer will issue a mortgage pool insurance policy.

Swap Provider

Bear Stearns Financial Products Inc., a Delaware corporation, whose office is located at 383 Madison Avenue, 36th Floor, New York, New York 10179.

Rating Agencies

Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) will issue ratings with respect to the certificates.

The Mortgage Loans

The mortgage pool will consist primarily of fixed-rate mortgage loans secured by second liens on one- to- four family residential properties. The mortgage loans included in the trust will have been originated in accordance with IndyMac Bank’s underwriting standards and origination practices described herein.
The statistical information presented in this prospectus supplement concerning the mortgage loans does not reflect all of the mortgage loans that will be included in the trust fund as of the closing date. The statistical information presented in this prospectus supplement relates to a statistical calculation pool that consists of 4,912 mortgage loans that are expected to be included in the trust fund as of the closing date.

The aggregate stated principal balance as of the cut-off date of the mortgage loans delivered to the trust on the closing date is expected to equal approximately $450,000,000, plus or minus 10%.

The pool of mortgage loans for which information is presented in this prospectus supplement is referred to as the statistical calculation mortgage pool, and the mortgage loans for which information is presented in this prospectus supplement are referred to as statistical calculation mortgage loans. It is expected that the statistical calculation mortgage loans will be delivered on the closing date. However, prior to the issuance of the certificates, some of the mortgage loans included in the statistical calculation mortgage pool may be removed from the mortgage pool as a result of incomplete documentation or because they are determined not to meet the eligibility requirements for inclusion in the mortgage pool and any mortgage loans that prepay in full prior to the closing date may be removed. Other mortgage loans will be included in the mortgage pool prior to the issuance of the certificates. However, the removal and inclusion of such mortgage loans and the addition of mortgage loans to the mortgage pool on the closing date will not materially alter the characteristics of the mortgage loans described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. The depositor believes that the information in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

Cut-off Date

The cut-off date for any mortgage loan delivered to the trustee will be the later of February 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about February 14, 2007.

Statistical Information

Statistical Calculation Mortgage Pool

The statistical calculation mortgage loans had an aggregate principal balance of approximately $319,322,784 as of the cut-off date, after giving effect to principal payments due on or before that date.

As of the cut-off date, the mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Principal Balance:	$319,322,784
Weighted Average Mortgage Rate:	10.793%
Range of Mortgage Rates:	5.500% - 15.000%
Average Principal Balance:	$65,009
Range of Stated Principal Balances:	$199 - $340,000
Weighted Average Combined LTV:	96.25%
Weighted Average Original Term to Maturity:	182 months
Non-Zero Weighted Average Credit Risk Score:	682
Weighted Average Remaining Term to Stated Maturity:	180 months
Geographic Concentrations in excess of 10%:
California:	40.38%

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to a mortgage loan a representation and warranty is breached in any material respect as of the date made, or an uncured material document defect exists, the seller will, to the extent such breach or defect is not cured, be obligated to repurchase or substitute for the mortgage loan as further described in this prospectus supplement under “Description of the Certificates—Representations and Warranties Relating to Mortgage Loans.”

The servicer is permitted to modify a mortgage loan at the request of the related mortgagor in lieu of refinancing such mortgage loan, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that modification is in lieu of a refinancing. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

See “Servicing of the Mortgage Loans -Certain Modifications and Refinancings” and “Risk Factors -Most of the Mortgage Loans will be newly originated and have little, if any, payment history.”

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance (1)	Pass-Through Rate Before and Including the Optional Termination Date (2)	Pass-Through Rate After the Optional Termination Date (2)	Final Scheduled Distribution Date (3)	Initial Rating (S&P) (4)	Initial Rating (Moody’s) (4)
Offered Certificates
Class A	$449,550,000	LIBOR + 0.150%	LIBOR + 0.300%	March 2037	AAA	Aaa
Class A-IO	(9)	3.20%	N/A	February 2008	AAA	Aaa
Non-Offered Certificates (5)
Class C	(6)	(7)	(7)	N/A	NR	NR
Class P	$100	(8)	(8)	N/A	NR	NR
Class R	N/A	(8)	(8)	N/A	NR	NR

(1)      This amount is subject to a permitted variance of plus or minus 5%.

(2)      The pass-through rate for the Class A Certificates may adjust monthly and will be subject to the Net WAC rate cap, as described in this prospectus supplement under “Description of the Certificates—Pass-Through Rates.” LIBOR refers to one-month LIBOR for the related interest accrual period calculated as described in this prospectus supplement under “Description of the Certificates—Calculation of One-Month LIBOR.”

(3)      Determined as described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(4)      The Offered Certificates will not be offered unless they are assigned the indicated ratings by S&P and Moody’s. “NR” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. See “Ratings” in this prospectus supplement.

(5)      The Class C, Class P and Class R Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to these certificates is provided only to permit a better understanding of the Offered Certificates.

(6)      The class certificate balance of the Class C Certificates will be equal to the amount of overcollateralization at any time which initially will be approximately 0.10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

(7)      The pass-through rate for the Class C Certificates will be the rate set forth in the pooling and servicing agreement.

(8)      The Class P and Class R Certificates will not accrue any interest.

(9)
The Class A-IO Certificates will be interest only certificates, will not be entitled to distributions of principal and will accrue interest on a notional balance. The notional balance for the interest accrual period for each distribution date (x) through the distribution date in February 2008 will be the lesser of $45,000,000 and the outstanding principal balance of the mortgage loans and (y) after the distribution date in February 2008 will be zero.

Designations

Designation	Class of Certificates
Offered Certificates:	Class A Certificates and Class A-IO Certificates.
Class C Certificates: Class P Certificates:	Class C Certificates. Class P Certificates.
Residual Certificates:	Class R Certificates.
Book-Entry Certificates:	Class A Certificates and Class A-IO Certificates.
Physical Certificates:	Class C Certificates, Class P Certificates and Residual Certificates.

Record Date

Class A Book-Entry Certificates:

The business day immediately preceding the related distribution date.

Class A-IO Book-Entry Certificates and Physical Certificates:

The last business day of the month preceding the related distribution date.

Denominations

$100,000 and multiples of $1,000 in excess thereof.

Registration of Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the Offered Certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Distributions on the Certificates

Distribution Dates

The trustee will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then the trustee will make distributions the next business day. The first distribution is scheduled for March 2007.

Interest Distributions

The interest rate for each class of Offered Certificates will be the pass-through rate described in the table above and, in the case of the Class A Certificates, subject to a cap. Interest will accrue on the Class A Certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. The interest accrual period for the Class A Certificates and any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day prior to the current distribution date. Interest will accrue on the Class A-IO Certificates on the basis of a 360-day year consisting of twelve 30 day months. The interest accrual period for the Class A-IO Certificates and any distribution date will be the calendar month preceding such distribution date.

Principal Distributions

Principal distributions on the certificates entitled to principal distributions will be made on each distribution date in the amounts and priorities described herein under “Description of the Certificates—Distributions of Interest and Principal.”

Priority of Distributions

In general, on any distribution date, payments and other amounts received on or in respect of the mortgage loans, net of certain fees and expenses of the trust, will be distributed as follows:

First, to the certificate insurer, the amount owing to the certificate insurer equal to the premium for such distribution date; second, to make distributions in respect of interest concurrently on each class of Offered Certificates, pro rata, based on their respective entitlements; third to make distributions of principal up to the principal distribution amount for such distribution date on the Class A Certificates; fourth, to the certificate insurer, any amount owing to the certificate insurer under the insurance agreement, but only in the amounts described herein; fifth, to make any remaining distributions of principal on the Class A Certificates; and sixth, any remaining amounts as described herein.

See “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

Fees and Expenses

The amount available for distribution on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer;

•	the trustee fee due to the trustee;

•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the trustee and servicer are entitled to be reimbursed;

•	all prepayment charges;

•
net swap payments and any swap termination payments owed to the swap provider (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the applicable swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the holders of the Offered Certificates and the certificate insurer); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts netted from the amount that otherwise could be available for distribution to the certificateholders will reduce the amount distributed to such certificateholders.

Servicing Fee and Trustee Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan at a rate of 0.500% per annum (referred to as the servicing fee rate) on the stated principal balance of that mortgage loan. The trustee will be paid a monthly fee (referred to as the trustee fee) with respect to each mortgage loan at a rate of 0.0075% per annum (referred to as the trustee fee rate) on the stated principal balance of that mortgage loan.

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments

These amounts will be paid to the servicer and the trustee from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Optional Termination

The servicer, or, if the servicer fails to exercise such option and any portion of the Offered Certificates remains outstanding, the certificate insurer, may purchase all of the remaining assets of the trust and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and any real estate owned as of the last day of the related remittance period declines to less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the servicer’s exercise of such option would result in a draw on the Policy or any amounts owed to the certificate insurer would remain unpaid, the servicer will be required to obtain the consent of the certificate insurer.

See “Description of the Certificates—Optional Termination” in this prospectus supplement.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans until a mortgage loan is 120 days delinquent in payment of principal and interest and to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of Mortgage Loans—Advances” in this prospectus supplement.

Credit Enhancement

Credit enhancements will provide limited protection to holders of the Offered Certificates against shortfalls in payments received on the mortgage loans. This transaction will employ the following forms of credit enhancement:

The Policy

A certificate guaranty insurance policy will be issued by the certificate insurer with respect to the Offered Certificates. The certificate guaranty insurance policy will guarantee the timely distribution of interest on the Offered Certificates and the ultimate distribution of principal on the Class A Certificates, subject to the limitations described in this prospectus supplement relating to basis risk, prepayment interest shortfalls and relief act shortfalls. If the certificate insurer were unable to pay under the certificate guaranty insurance policy, the Offered Certificates could be subject to losses.

See “Description of the Certificates—The Policy” and “The Certificate Insurer” herein for additional information.

Overcollateralization

The initial amount of overcollateralization is expected to be approximately 0.10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The class certificate balance of the Class C Certificates on the closing date will equal the amount of such initial overcollateralization.

On each distribution date, excess interest, as described below, will be used to make distributions of principal on the Class A Certificates thereby building overcollateralization. There will be no “target” or limit on the amount of overcollateralization. On any distribution date, the amount of any overcollateralization will be available to absorb losses from the liquidated mortgage loans.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to distribute interest on the Offered Certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the Offered Certificates and the effective rate at which expenses of the trust fund accrue. Excess interest will be used to absorb losses from the liquidated mortgage loans and to distribute principal on the Class A Certificates until the class certificate balance thereof has been reduced to zero.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Pool Policy

Approximately 97.50% of the mortgage loans (also referred to herein as the covered mortgage loans), will be insured by a pool insurance policy issued by the pool insurer. Such policy will cover losses on such mortgage loans to the extent that such losses exceed 10.50% of the aggregate stated principal balance of the covered mortgage loans as of the cut-off date, up to a limit of 15.25% of the aggregate stated principal balance of the covered mortgage loans as of the cut-off date, subject to certain limited conditions and exclusions.

See “The Pool Policy” in this prospectus supplement.

Interest Rate Swap Agreement

Deutsche Bank National Trust Company, as supplemental interest trust trustee, will enter into an interest rate swap agreement with the swap provider. On or before each distribution date commencing with the distribution date in March 2007 and ending with the distribution date in February 2014, Deutsche Bank National Trust Company, as supplemental interest trust trustee, will be obligated to make a fixed payment to the swap provider, and the swap provider will be obligated to make the floating payment to the supplemental interest trust trustee, in each case as set forth in the interest rate swap agreement and as described in this prospectus supplement. To the extent that such fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net swap payment to the supplemental interest trust trustee for payment to the swap provider. To the extent that such floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the supplemental interest trust trustee, from which the supplemental interest trust trustee will remit certain amounts to holders of the certificates and as described in this prospectus supplement.

Upon early termination of the interest rate swap agreement, the supplemental interest trust trustee or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. Any swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust trustee is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust trustee in the same amount (to the extent not paid by the supplemental interest trust trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee). Such amount generally will be paid by the trust on the distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the certificateholders. In the case of swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, however, the trust’s payment to the supplemental interest trust trustee will be subordinated to all distributions to the certificateholders.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from the available funds before distributions to the certificateholders.

See “Description of the Certificates — The Interest Rate Swap Agreement” in this prospectus supplement.

Tax Status

For federal income tax purposes, the trustee will elect to treat the trust fund (excluding the interest rate swap agreement, the supplemental interest trust and the excess reserve fund account) as one or more REMICs. The certificates (other than the Residual Certificates) will represent ownership of REMIC regular interests (exclusive of any right to receive distributions from or any obligation to make payments to the excess reserve fund account or the supplemental interest trust). The Residual Certificates will represent ownership of the sole classes of residual interests in each REMIC. Holders of regular certificates will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholder’s regular method of accounting.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.

ERISA Considerations

Subject to the considerations set forth in “ERISA Considerations” in this prospectus supplement and in the prospectus, the Offered Certificates may be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Prior to the termination of the Supplemental Interest Trust, Plans or persons purchasing with Plan assets may purchase the Offered Certificates only if the purchase and holding meets the requirements of an investor based class exemption issued by the Department of Labor.

If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your lawyer whether you can buy or hold an offered certificate.

A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

The Class A Certificates will not constitute mortgage related securities for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

See “Legal Investment” in the prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under “Risk Factors” beginning on page 6 in the prospectus.

There are risks relating to mortgage loans secured by second liens

Each of the mortgage loans to be included in the trust will be secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property, which is not included in the trust. The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs. The servicer is only required to advance delinquent monthly payments for 120 days. In certain circumstances and in accordance with the pooling and servicing agreement where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer will be permitted to modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charge-off the entire outstanding principal balance of the related mortgage loan. The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens. See the chart entitled “Combined Loan-to-Value Ratios” presented in Annex II to this prospectus supplement.

Your yield may be affected as a result of balloon loans included in the trust

Approximately 97.01% of the statistical calculation mortgage loans, by aggregate outstanding principal balance of the mortgage loans as of the cut-off date, are balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the servicer will not be obligated to advance, a lump sum payment of principal at the end of the loan term that is significantly larger than the scheduled payment. If the mortgagor is unable to pay the lump sum or refinance the balloon balance, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

The mortgage loans have high combined loan-to-value ratios which may present a greater risk of loss relating to such mortgage loans

Mortgage loans with a combined loan-to-value ratio of greater than 80% may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 96.33% of the statistical calculation mortgage loans, by aggregate outstanding principal balance of the mortgage loans as of the cut-off date, had a combined loan-to-value ratio at origination in excess of 80% and such mortgage loans are not covered by a primary mortgage insurance policy. All statistical calculation mortgage loans had a combined loan-to-value ratio less than or equal to 100% at origination and all of the mortgage loans included in the trust will have a combined loan-to-value ratio less than or equal to 100% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. See “The Mortgage Pool—General” in this prospectus supplement.

You may have difficulty selling your certificates

Each underwriter intends to make a secondary market in the certificates purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities, especially those that are sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

The ratings on the Offered Certificates are based primarily on claims-paying ability of the certificate insurer

The ratings on the Offered Certificates depend primarily on the claims-paying ability of the certificate insurer. Therefore, a reduction in the claims-paying ability of the certificate insurer will likely result in a corresponding reduction in the credit ratings assigned to the Offered Certificates. A reduction in the credit rating assigned to any class of Offered Certificates would reduce the market value of such class of Offered Certificates and may affect your ability to sell them. The certificate insurer does not guarantee the market value of the Offered Certificates, or the credit ratings assigned to them.

Most of the mortgage loans will be newly originated and have little, if any, payment history

None of the statistical calculation mortgage loans were delinquent as of the cut-off date. None of the statistical calculation mortgage loans have ever been 30 days or more delinquent since origination. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month.

Investors should note that the majority of the mortgage loans included in the trust fund will have been originated within the twelve months prior to their sale to the trust. As a result, the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time. The servicer has the obligation to pursue remedies against third parties arising from certain of the mortgage loans that experience an early payment default and may, as a result, repurchase such mortgage loans. The proceeds of any such repurchases will be treated as prepayments of the applicable mortgage loans and will have the same effect on the yields of the Offered Certificates as prepayments. Investors in the Offered Certificates should note that such obligation may be inconsistent with, and adverse to the interests of the holders of the Offered Certificates, and the servicer is required, if a mortgage loan is subject to an early payment default provision, to pursue remedies against third parties, without consideration of the interests of the Offered Certificates in connection with such obligation. Furthermore, the existence of such obligation may adversely affect the liquidity of the Offered Certificates relative to other mortgage-backed securities backed by comparable mortgage loans and with comparable distribution priorities and ratings. Up to approximately 15.70% of the statistical calculation mortgage loans may be subject to such early pay default repurchase obligation.

The non-prime mortgage loans are subject to greater risk of delinquency and loss

IndyMac Bank’s underwriting standards for mortgage loans are primarily intended to evaluate the borrower’s creditworthiness and the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. The underwriting standards used to underwrite any sub-prime or piggyback mortgage loans included in the mortgage pool are less stringent than the standards IndyMac Bank applies to its most creditworthy borrowers and less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower’s credit standing and repayment ability. Borrowers who qualify under the IndyMac Bank underwriting standards for sub-prime mortgage loans similar to the mortgage loans generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced. See “The Mortgage Pool—Underwriting Standards” in this prospectus supplement.

Excess interest from the mortgage loans may not provide adequate credit enhancement

The mortgage loans are expected to generate more interest (net of fees and expenses) than is needed to distribute interest on the Offered Certificates because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the Offered Certificates. If the amount of interest generated by the mortgage loans (net of fees and expenses) is more than the amount that is needed to distribute interest on the Offered Certificates, the remaining excess interest will be used to make additional principal distributions on the Class A Certificates, until the class certificate balance of the Class A Certificates has been reduced to zero. The use of excess interest to make additional principal distributions on the Class A Certificates is intended to reduce the class certificate balance of such certificates below the aggregate stated principal balance of the mortgage loans, thereby building “overcollateralization.” There will be no “target” or limit on the amount of overcollateralization created. Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to build overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the pass-through rate on the Class A Certificates and changes to the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans. Because the interest rate on each of the mortgage loans is fixed, and mortgage loans with higher interest rates may prepay faster than mortgage loans with lower interest rates, it is possible that the pass-through rate on the Class A Certificates may be higher than the interest rates on the mortgage loans. In that event, it may be necessary to apply all or a portion of the available excess interest to make required distributions of interest on the Class A Certificates. As a result, excess interest may be unavailable for any other purpose.

The credit enhancement features may be inadequate to provide protection for the certificates

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Offered Certificates will receive regular distributions of interest and that the Class A Certificates will receive regular distributions of principal. However we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, the servicer, or any other entity will not be required to advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if the advances are not likely to be recovered.

If losses occur as a result of defaults and delinquent payments on the mortgage loans and if the certificate insurer fails to perform its obligations, investors in the Offered Certificates could experience a loss on their investment.

Furthermore, although a mortgage pool insurance policy has been acquired on behalf of the trust from the pool insurer, such coverage will provide only limited protection against losses on defaulted covered mortgage loans. Unlike a financial guaranty insurance policy, coverage under a mortgage pool insurance policy is subject to certain limitations and exclusions including, for example, exclusions of otherwise covered mortgage loans because of fraud or physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices, reports and in the case of the mortgage pool insurance policy, compliance with certain representations and warranties. As a result, coverage under the mortgage pool insurance policy may be denied or limited on covered mortgage loans. Coverage will not be available under the pool policy on the covered mortgage loans until losses, not arising from facts that would permit the pool insurer to deny coverage, on such mortgage loans exceed 10.50% of the aggregate principal balance of the covered mortgage loans as of the cut-off date, up to a limit of 15.25% of the aggregate principal balance of the covered mortgage loans as of the cut-off date, subject to certain limited conditions and exclusions, which may further reduce the coverage available to such covered mortgage loans.

The pool insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the pool policy.

Your yield will be affected by the interest only feature of many of the mortgage loans

Approximately 0.85% of the statistical calculation mortgage loans, by aggregate outstanding principal balance of the mortgage loans as of the cut-off date, require monthly payments of only accrued interest for a period of five years or ten years after origination. Interest only loans have been originated in significant volume only recently. As a result, the long-term performance characteristics of these loans are largely unknown. During the interest only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, these mortgage loans may have a higher risk of default and higher severity of losses after the interest only period due to the larger outstanding balance and the increased monthly payment necessary to fully amortize the mortgage loan. See the chart entitled “Amortization Type” presented in Annex II to this prospectus supplement.

During the interest only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

Investors should consider the fact that interest-only mortgage loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, borrowers will generally qualify for larger interest-only mortgage loans than for fully-amortizing mortgage loans.

The Class A-IO Certificates will be sensitive to prepayments and defaults

The notional balance of the Class A-IO Certificates is dependent upon the aggregate principal balance of the mortgage loans. Defaults, prepayments and other unscheduled payments on the mortgage loans will reduce the aggregate principal balance of the mortgage loans and thus may reduce the notional balance of and the amount of interest to which the Class A-IO Certificates are entitled. A faster than expected rate of prepayment or default on the mortgage loans prior to the distribution date in February 2008 may result in significantly lower cash flow. You should consider the risk that, if the mortgage loans experience higher than expected default or prepayment rates, you may fail to recoup fully the amount of your initial investment. In addition, the Class A-IO Certificates will receive no distributions after the distribution date in February 2008.

Potential basis risk on the certificates

The pass-through rate on the Class A Certificates will be subject to a cap. The pass-through rate on the Class A Certificates may adjust monthly and will be based on one-month LIBOR while the mortgage rates for the mortgage loans are fixed.

Unlike many other securitizations, there will be no “target” level of overcollateralization. Excess interest on a distribution date will be used to make principal distributions on the Class A Certificates until the class certificate balance thereof is reduced to zero. Thus, excess interest will not be available to cover any basis risk unless the Class A Certificates have been paid in full. Any unpaid basis risk at that time will remain outstanding until the servicer or the certificate insurer exercises its optional termination right or the aggregate stated principal balance of the mortgage loans is reduced to zero. Amounts paid by the swap provider may be used to pay basis risk but only to the extent these amounts are not otherwise applied to reimburse the certificate insurer for amounts owed in respect of the insurance agreement or the pooling and servicing agreement or to reduce the class certificate balance of the Class A Certificates to zero (which application is limited to the cumulative amount of realized losses). Thus, the availability of amounts paid by the swap provider to pay basis risk will depend, in part, on the amount and timing of realized losses experienced by the trust relative to the amount and timing of net swap payments received from the swap provider. The greater the amount of realized losses, the more excess interest that will be applied to reduce the Class A Certificates to zero and the less that will be available to cover basis risk. The ratings assigned to the Class A Certificates will not address the likelihood that distributions of the net WAC cap carry forward amounts will be made. In addition, the Policy is subject to certain limitations and will not cover net WAC cap carry forward amounts or net interest shortfalls on the Class A Certificates, nor will the Policy guarantee to the holders of the Class A Certificates any particular rate of principal distribution.

For a more detailed description of the net WAC cap, see “Description of the Certificates—Pass-Through Rates” in this prospectus supplement.

Unpredictability and effect of prepayments

Approximately 35.48% of the statistical calculation mortgage loans generally may not be prepaid during the first one to three years after origination without incurring prepayment charges, which generally are due without regard to the reason why the mortgagor is prepaying the mortgage loan. However, we cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will result in a principal distribution on the certificates.

•	If you purchase your certificates at a discount and principal is distributed more slowly than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase Class A-IO Certificates or if you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase Class A-IO Certificates and the mortgage loans prepay at a very fast rate, you may fail to recover your initial investment.

•
The seller may be required to purchase mortgage loans from the trust fund in the event certain breaches of representations and warranties made by the seller have not been cured. The servicer will be required to repurchase mortgage loans for which the terms have been modified in lieu of refinancing, and will have the option of purchasing certain mortgage loans that experience an early payment default. These purchases will have the same effect on the holders of the certificates as a prepayment of those mortgage loans.

•
Subject to the limitations described herein, the servicer or the certificate insurer may purchase all of the mortgage loans and any REO properties when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to the Class A Certificates, until the class certificate balance of such certificates is reduced to zero. An earlier return of principal to the holders of the certificates as a result of the overcollateralization provisions will influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the certificates.

None of the prepayment charges will be distributed to holders of the Offered Certificates.

In addition, prepayments on mortgage loans with adjusted net interest rates in excess of the net WAC cap may reduce the cap. If the net WAC cap is in effect on any distribution date, the reduction of the cap will have the effect of reducing the pass-through rate of the Class A Certificates on such distribution date.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The difference between the pass-through rate on the Class A Certificates and the mortgage rates on the mortgage loans may adversely affect the yield on the Class A Certificates

The Class A Certificates will accrue interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, limited by the Net WAC Cap. The mortgage loans have mortgage rates that are fixed. In addition, the interest due to the Class A-IO Certificates will be based on a fixed pass-through rate and, absent very fast prepayments, a fixed notional amount. As a result of the limit on the pass-through rate on the Class A Certificates, such certificates may accrue less interest than they would accrue if their pass-through rate was based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rate and adversely affect the yield to maturity on the Class A Certificates. Some of these factors are described below.

•
The pass-through rate for the Class A Certificates may adjust monthly while the mortgage rates on the mortgage loans and the pass-through rate on the Class A-IO Certificates do not adjust. Consequently, the limit on the pass-through rate on the Class A Certificates may prevent any increases in the pass-through rate on the Class A Certificates for extended periods or indefinitely in a rising interest rate environment.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rate on the Class A Certificates is more likely to be limited.

Certain of the underlying senior mortgages may be subject to negative amortization

Approximately 12.10% of the statistical calculation mortgage loans by aggregate principal balance of the mortgage loans as of the statistical calculation date have underlying senior mortgages that are subject to negative amortization. Negative amortization can occur on these senior mortgages because their terms permit accrued interest to exceed the minimum monthly payment. Such excess is then added to the balance of the senior mortgage. The effect of such negative amortization is to increase the combined loan-to-value ratio of the mortgage loans, reduce the borrower’s equity in the mortgaged property, and generally increase the loss severity associated with the liquidation of the senior mortgage.

The rate and timing of principal distributions on the Class A Certificates will be affected by prepayment speeds

The rate and timing of distributions allocable to principal on the Class A Certificates will depend on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to distribute principal on the Class A Certificates. As is the case with asset backed certificates generally, the Class A Certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the Class A Certificates at a time when reinvestment at comparable yields may not be possible.

Insolvency may affect the timing and amount of distributions on the certificates

The transfer of the mortgage loans by the seller to the depositor will be characterized in the pooling and servicing agreement as a sale transaction. Nevertheless, in the event of insolvency of the seller, the Federal Deposit Insurance Corporation (referred to as the FDIC), as conservator or receiver, could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans. If such an attempt to recharacterize the transfer of the mortgage loans were to be successful, the FDIC could elect to accelerate distributions on the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class certificate balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rate. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future distributions of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be distributable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate distribution. Whether or not an acceleration takes place, delays in distributions on the certificates and possible reductions in the amount of such distributions could occur.

Developments in certain states could have a disproportionate effect on the pool of mortgage loans due to geographic concentration of mortgaged properties

The chart entitled “Geographic Distribution” presented in Annex II to this prospectus supplement lists the states with the highest concentrations of statistical calculation mortgage loans.

Approximately 40.38% of the statistical calculation mortgage loans, by aggregate outstanding principal balance of the mortgage loans as of the cut-off date, are secured by mortgaged properties located in California. Properties in California may be more susceptible than properties located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, floods, wildfires and eruptions, and civil disturbances such as riots. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments.

Economic conditions in states with high concentrations of mortgage loans may affect the ability of borrowers in those states to repay their loans on time. Changes in economic conditions and declines in the residential real estate market in states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios. Conversely, other changes in economic conditions and increases in the market values of properties located in states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could therefore make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Offered Certificates may not be appropriate for certain investors

The Offered Certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the Offered Certificates. This may be the case because, among other things:

•	the yield to maturity of the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

•
the rate of principal distributions on, and the weighted average life of the Class A Certificates will, be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans. Accordingly, the Class A Certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•
you may not be able to reinvest amounts distributed in respect of principal on a Class A Certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

•	a secondary market for the Offered Certificates may not develop or provide certificateholders with liquidity of investment.

You should also carefully consider the further risks discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and under the heading “Risk Factors” in the prospectus.

Certificates are obligations only of the issuing entity

The certificates will not represent an ownership interest in or obligation of any entity except for the obligations of the depositor and of the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the pooling and servicing agreement (including the limited obligation to make certain monthly advances). Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality. The certificates are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the mortgage loans) will be the sole source of distributions on the certificates and with respect to the Offered Certificates only, payments, if any, received from the certificate insurer pursuant to the certificate guaranty insurance policy. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all distributions provided for under the certificates.

Impact of terrorist attacks

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws. For a further discussion, see“Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

Credit scores may not accurately predict the performance of the mortgage loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyze data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on indebtedness, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Violation of various federal and state laws may result in losses on the mortgage loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

•	the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the seller’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans and restrict the servicer’s ability to foreclose in response to the mortgagor’s default. The originator’s failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding any affected mortgage loans whether held by the trust or a subsequent holder of such mortgage loans and limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default. See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in the prospectus.

The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the mortgage loans are subject to Section 32 of Regulation Z nor have any of the mortgagors been required to purchase single-premium credit life insurance in connection with the origination of the related mortgage loan. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the Class A Certificates may be materially and adversely affected.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such mortgage loan from the trust.

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.   Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.    It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  If any such proceeding were determined adversely to the originator or the servicer and were to have a material adverse effect on its financial condition, the ability of the servicer to service the Mortgage Loans in accordance with the pooling and servicing agreement, or the ability of the seller to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

Prepayment interest shortfalls and Relief Act shortfalls may affect the yield on your investment

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to (but not including) the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer will be required to cover only a portion of the shortfall in interest collections that are attributable to prepayments. In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act and similar state laws will not be covered by the servicer. The certificate guaranty insurance policy will not cover any such prepayment interest shortfalls or shortfalls arising from the application of the Servicemembers Civil Relief Act or similar state laws with respect to the Offered Certificates.

On any distribution date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated first to the monthly interest distributable to the Class C Certificates and then to the monthly interest distributable amount with respect to each class of Offered Certificates for such distribution date. The certificateholders will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to Offered Certificates, the amount of interest distributed to the Offered Certificates will be reduced, adversely affecting the yield on your investment.

Violation of environmental laws or the existence of hazards may result in losses to the trust

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

Risks associated with the interest rate swap agreement and the swap provider

On each distribution date beginning in March 2007 through and including the distribution date in February 2014, any net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be available as described in this prospectus supplement to cover certain unpaid interest amounts and net WAC cap carry forward amounts, to reimburse the certificate insurer and to reduce the class certificate balance of the Class A Certificates to zero as described in this prospectus supplement. However, no net swap payments will be payable by the swap provider unless the floating amount owed by such swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds the swap rate. If the swap provider defaults on its obligations under the interest rate swap agreement, then there will be no funds available to cover such amounts until the Class A Certificates are paid down to zero, at which point there may be funds to cover such amounts. To the extent that distributions on the Offered Certificates depend in part on payments to be received by the trust from amounts paid to the supplemental interest trust trustee under the interest rate swap agreement, the ability of the trustee to make such distributions on the Offered Certificates will be subject to the credit risk of the swap provider under the interest rate swap agreement. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient.

Any net swap payment payable by the supplemental interest trust to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to the certificateholders, and may limit the pass-through rate on the Class A Certificates. Even if the net swap payment or swap termination payment does not exceed the interest funds on the applicable distribution date, principal funds may be used to make distributions of interest on the Offered Certificates thereby extending the weighted average life of the Class A Certificates. The trust will make net swap payments to the supplemental interest trust for payment to the swap provider on each distribution date until one-month LIBOR exceeds the Swap Rate.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust trustee is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust trustee in the same amount (to the extent not paid by the supplemental interest trust trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the holders of the Offered Certificates). This feature may limit the pass-through rate on the Class A Certificates.

Relocation of the servicer’s default management services may result in increased delinquencies and defaults which may adversely affect the yield on the certificates

The servicer intends to relocate certain default management, collections, and loss mitigation functions from California to Texas in 2007. Fewer than 70 of the servicer’s employees will be affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer’s collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from its current offices in Pasadena, California until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in Texas are fully operational.

Modification of Mortgage Loans by the servicer may adversely affect your yield

The servicer will have the right to modify any mortgage loan in lieu of the borrower refinancing if it purchases the mortgage loan from the issuing entity. Modifications may include, but are not limited to, interest rate reductions. The servicer actively attempts to identify borrowers who may refinance and informs them of the alternative of a modification. Generally, borrowers that are informed of this option choose it. The proceeds of any such repurchases will be treated as prepayments in full of the applicable mortgage loans and will have the same effect on the yields on the certificates as prepayments in full. See “Servicing of the Mortgage Loans—Certain Modifications and Refinancings” in this prospectus supplement.

For a discussion of additional risks pertaining to the certificates, see “Risk Factors” in the prospectus.

Capitalized terms used herein may be defined elsewhere in this prospectus supplement or in the prospectus. The index appearing at the end of this prospectus supplement indicates the page number on which each definition in this prospectus supplement appears.

  THE MORTGAGE POOL

General

The depositor will purchase mortgage loans from IndyMac Bank, F.S.B. (“IndyMac Bank”) pursuant to a pooling and servicing agreement, dated as of the cut-off date, among IndyMac Bank, as seller and servicer, the depositor and Deutsche Bank National Trust Company as trustee, and will assign to the trustee for the benefit of holders of the certificates the mortgage loans (other than those removed prior to the closing date) (the “Mortgage Loans”). The Mortgage Loans are expected to have an aggregate Stated Principal Balance as of the cut-off date of approximately $450,000,000, subject to a variance of plus or minus 5%. The mortgage loans will have been acquired or originated by the seller in the normal course of its business.

Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor and the certificate insurer relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described below under “—Assignment of the Mortgage Loans,” will be obligated, in accordance with the pooling and servicing agreement, to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the certificateholders or the certificate insurer in that mortgage loan. The seller will represent and warrant to the depositor and the certificate insurer in the pooling and servicing agreement, among other things, that (i) it has good title to, and will be the sole owner of, each mortgage loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loans pursuant to the pooling and servicing agreement and (ii) the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller’s mortgage portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders or the certificate insurer. See “Mortgage Loan Program—Representations by Sellers; Repurchases” in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller’s repurchase obligation) to the trustee for the benefit of the certificateholders and the certificate insurer. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. IndyMac Bank will sell the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as servicer, with respect to the certificates, will be limited to the servicer’s contractual servicing obligations under the pooling and servicing agreement.

Certain information with respect to certain of the mortgage loans expected to be included in the mortgage pool is set forth below (such mortgage loans, the “Statistical Calculation Mortgage Loans”). Prior to the closing date, the Statistical Calculation Mortgage Loans may experience some amortization, Statistical Calculation Mortgage Loans may be removed from the mortgage pool and other mortgage loans may be substituted for such Statistical Calculation Mortgage Loans. Other mortgage loans will also be included in the mortgage pool on the closing date. The depositor believes that the information set forth in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the Mortgage Loans in the mortgage pool will vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Statistical Calculation Mortgage Loans as of the cut-off date.

None of the Mortgage Loans will have stated terms to maturity in excess of 30 years. All of the Mortgage Loans will be secured by second liens on the related mortgaged property. All but one of the Statistical Calculation Mortgage Loans will provide for payments due on the first day of each month. Scheduled monthly payments made by the mortgagors on the Mortgage Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of those payments to principal and interest.

Some of the Mortgage Loans included in the trust will be mortgage loans that require the related mortgagor to pay only interest on the principal balance of the Mortgage Loan for the first five years or ten years after its origination, but require that the entire principal balance of the Mortgage Loan be fully amortized over the related remaining term of the Mortgage Loan following such interest only period (such mortgage loans are referred to in this prospectus supplement as “Interest-Only Mortgage Loans”). Approximately 33 of the Statistical Calculation Mortgage Loans, representing approximately 0.85% of the Statistical Calculation Mortgage Loans are Interest-Only Mortgage Loans. See the tables entitled “Amortization Type” in Annex II for additional characteristics of the Interest-Only Mortgage Loans.

Almost all of the Mortgage Loans included in the trust will be balloon loans that provide for equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. Approximately 2.16% of the Statistical Calculation Mortgage Loans provide for the amortization of the principal balance over a series of substantially equal monthly payments. Approximately 97.01% of the Statistical Calculation Mortgage Loans are balloon loans. See the tables entitled “Amortization Type” in Annex II for the balloon loans included in the mortgage pool.

Many of the Mortgage Loans included in the trust will contain prepayment charges. Prepayment charges provide that if the borrower were to prepay the mortgage loan in full at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (the “Prepayment Charge Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. Generally, the Prepayment Charge Period for the mortgage loans vary from one year to three years, depending on the terms set forth in the related mortgage note. The amount of the prepayment charge varies. Approximately 1,771 Statistical Calculation Mortgage Loans, or approximately 35.48%, of the Statistical Calculation Mortgage contain prepayment charges.

The mortgage rate of each of the mortgage loans will be fixed for the life of the loan.

The “Combined Loan-to-Value Ratio” of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan, plus the principal balance of any related senior lien loan at such time, and the denominator of which is the Collateral Value of the related mortgaged property. The “Collateral Value” of the mortgaged property, other than with respect to mortgage loans the proceeds of which were used to refinance an existing mortgage loan (a “Refinance Loan”), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that mortgage loan and (b) the sales price for the mortgaged property, if applicable. In the case of Refinance Loans, the Collateral Value of the related mortgaged property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to those mortgage loans.

 Mortgage Loan Statistics

The Statistical Calculation Mortgage Loans consist of 4,912 fixed-rate, second-lien mortgage loans having a Stated Principal Balance as of the cut-off date of approximately $319,322,784 after application of scheduled payments due on or before the cut-off date whether or not received and application of all unscheduled payments of principal received prior to the cut-off date, and subject to a permitted variance of plus or minus 5%. The Statistical Calculation Mortgage Loans have the characteristics set forth in Annex II of this prospectus supplement as of the cut-off date (the sum in any column may not equal the total indicated due to rounding).

The depositor believes that the information set forth in this prospectus supplement and in Annex II with respect to the Statistical Calculation Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans will vary.

See Annex II to this prospectus supplement.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date the seller will sell, transfer, assign, set over and otherwise convey without recourse to the depositor all right, title and interest of the seller, and the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders and the certificate insurer, all right, title and interest of the depositor, in and to each Mortgage Loan and all right, title and interest in and to all other assets included in Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, including all principal and interest received on or with respect to the mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

In connection with each transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, among other things, the original mortgage note (and any modification or amendment thereto) endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original mortgage creating a second lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage for any non-MERS mortgage loan, if applicable, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any document not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to 10% of the Closing Date Mortgage (the “Delayed Delivery Loans”), the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. If so provided in the pooling and servicing agreement, for non-MERS mortgage loans, assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

The trustee will review each mortgage file within 90 days of the closing date, and if any document in a mortgage file is found to be missing or noncompliant with the review criteria set forth in the pooling and servicing agreement, such defect is material and the seller does not cure that defect within 90 days of notice thereof from the trustee (or within a longer period not to exceed 270 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may remove the mortgage loan from the trust fund and substitute in its place another mortgage loan; however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify the trust fund as a REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

•
have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date (a “Substitution Adjustment Amount”)),

•	have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

•	have a Combined Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

•	have a remaining term to maturity not more than one year greater or less than that of the deleted mortgage loan and

•	comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some or all of the mortgage loans in the trust fund that are not already held through the MERS® System may, at the discretion of the servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

  THE ORIGINATOR AND THE SELLER

The Originator and the Seller

IndyMac Bank, F.S.B. (“IndyMac Bank”) is the originator of the mortgage loans and will be the seller of the mortgage loans. The principal executive offices of the seller are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank.

Origination Process

IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans. IndyMac Inc. began operating a mortgage conduit program in 1993 that, among other types of mortgage loans, purchased conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration and that do not conform to Fannie Mae or Freddie Mac underwriting guidelines) and began in April 1995 to purchase mortgage loans made to borrowers with prior credit difficulties. Any sub-prime mortgage loans may include loans made to borrowers with prior credit difficulties as well as other conventional non-conforming mortgage loans secured by first or second liens on one- to four-family residential properties.

IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

During calendar years 2003, 2004, 2005 and 2006, IndyMac Bank’s conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion, $60.8 billion and $89.95 billion, respectively.

Underwriting Process

Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank’s guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank’s procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. IndyMac Bank’s underwriting standards for mortgage loans are primarily intended to evaluate the borrower’s creditworthiness and the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and credit losses. IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac Bank’s underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank’s guidelines.

In determining a borrower’s FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each first lien mortgage loan with a loan-to-value ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the loan-to-value ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank Statement, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank’s FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for six months (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower’s assets is required under this program.

The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower’s assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel were generally initially underwritten by the seller pursuant to the seller’s underwriting guidelines. IndyMac Bank reviews each seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

The depositor does not expect the mortgage loans to include sub-prime mortgage loans. Approximately 66.50% of the Statistical Calculation Mortgage Loans were originated under IndyMac Bank’s Piggyback Program, pursuant to which a first lien and a second lien mortgage loan are closed simultaneously. This program is primarily designed for borrowers who require financing greater than 95% combined loan-to-value ratio, and use a closed end second or HELOC as part of the financing. Loans originated under IndyMac Bank’s Piggyback Program combine many of the traditional underwriting factors on which the conventional standards are based with certain sub-prime underwriting standards.

The mortgage loans may include sub-prime mortgage loans; however, no mortgage loan included in the statistical calculation pool is a sub-prime mortgage loan. While the origination and underwriting process used by IndyMac is the same for all mortgage loans, the underwriting standards used to underwrite sub-prime mortgage loans are less stringent than the standards IndyMac Bank applies to its most creditworthy borrowers and less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower’s credit standing and repayment ability. Borrowers who qualify under the IndyMac Bank underwriting standards for sub-prime mortgage loans similar to the Mortgage Loans generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Each of the mortgage loans were underwritten or re-underwritten by IndyMac Bank and assigned to one of six credit levels generally indicating the severity of the borrower’s derogatory credit items. Some of the mortgage loans were underwritten or re-underwritten and made to borrowers who did not have significantly derogatory credit items and were not, therefore, assigned to a credit level. The credit levels are, in order of decreasing creditworthiness, 1++, 1+, 1, 2, 3 and 4. Through December 2000, the credit level for mortgage loans purchased or originated was primarily based on the prospective mortgagor’s FICO Credit Score. After December 2000, the credit level was further evaluated based on the prospective mortgagor’s mortgage payment history, foreclosure and bankruptcy history. Higher frequency of late mortgage payments and recency of foreclosure and bankruptcy cause the loans to be rated with a higher numerical credit level. For purposes of this prospectus supplement, borrowers with credit histories not considered to be inferior (i.e., those not assigned a credit level at origination because of their relatively better credit history) are reported as having a credit level of 0.

IndyMac Bank generally purchases and acquires sub-prime mortgage loans having a credit level of 1+ or greater only under the Full/Alternate, Bank Statement and Stated Income Documentation Programs. Mortgage loans reported here with a credit level indicated as “Not Sub-Prime” could, generally, have been originated under any of IndyMac Bank’s documentation programs.

Combined first and second lien mortgage loans must satisfy the same requirements with respect to mortgage payment history, bankruptcy and foreclosure as IndyMac Bank’s conventionally underwritten mortgage loans. Mortgage loans underwritten under conventional underwriting standards, combined first and second lien underwriting standards and sub-prime mortgage loans assigned a credit level of 1++ all require a minimum FICO Credit Score of 620.

The key differences in the underwriting standards between conventional loans and sub-prime in relation to the Piggyback program are:

• The Piggyback program generally does not require that the borrower demonstrate sufficient funds in reserve to make principal and interest payments;

• For certain Piggyback Program loans, the FICO Credit Score methodology follows the conventional underwriting practice of using the lowest of the co-borrowers’ FICO Credit Score while for others, the FICO Credit Score is that of the primary borrower;

• The treatment of open collections and charge off accounts is based on the more lenient subprime practices.

  SERVICING OF MORTGAGE LOANS

The Servicer

IndyMac Bank will act as servicer under the pooling and servicing agreement (in such capacity, the “servicer”). The principal executive offices of the servicer are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the servicer will be the only entity servicing the mortgage loans. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch Ratings, “RPS2+” as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody’s, “SQ2” as a primary servicer of prime mortgage loans, “SQ2-” as primary servicer of subprime mortgage loans and “SQ2” as a special servicer and (z) by S&P, “above average/stable” as a primary servicer and “average/stable” as a master servicer and special servicer.

The servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the mortgage loans serviced by the servicer for itself or others. Under the pooling and servicing agreement, the servicer will agree to represent and protect the interest of the trustee in the mortgage loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a mortgage loan.

If the servicing of any mortgage loan were to be transferred, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer. See also “Risk Factors—Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates” in the prospectus.

The servicer will not have any custodial responsibilities for the mortgage loans.

As of December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, IndyMac Bank provided servicing for approximately $30.77 billion, $50.22 billion, $84.50 billion and $139.81 billion, respectively, in conventional mortgage loans owned by others.  As of the date of this prospectus supplement, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of the servicer nor has there been any material non-compliance by the servicer with applicable servicing criteria as to any other securitization as to which the servicer is a party.

Servicing Compensation and Payment of Expenses

The expense fees of the trust will be distributable out of the interest payments of each mortgage loan. The expense fees consist of (a) the monthly servicing fee payable to the servicer and (b) the monthly fee payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement. These fees are described below under “Description of the Certificates—Fees and Expenses.” The amount of the servicing fee will be subject to adjustment with respect to prepaid mortgage loans, as described herein under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.” The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the Certificate Account and the Excess Reserve Fund Accounts. Finally, the servicer will also be entitled to any interest paid in connection with prepayments received in the month in which the prepayment is distributed to certificateholders (“Prepayment Interest Excess”). The servicer will be obligated to pay certain ongoing expenses associated with the trust fund and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be reimbursable to the servicer as described below under “Description of the Certificates—Fees and Expenses or otherwise paid by the servicer out of its fee.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and the trust fund will be entitled to the interest paid by the borrower only to the first day of the month in which the amount prepaid is to be distributed. Similarly, if the servicer purchases a mortgage loan as described in this prospectus supplement under “—Certain Modifications and Refinancings,” the trust fund will be entitled to the interest paid by the servicer only to the first day of the month in which the purchase price is to be distributed. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the distribution date in the same month in which the prepayments on such mortgage loans are received and, accordingly, no shortfall in the amount of interest to be distributed to such certificateholders with respect to the prepaid mortgage loans will result. Conversely, principal prepayments on such mortgage loans received by the servicer from the sixteenth day (or, in the case of the first distribution date, from the cut-off date) through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt and, accordingly, a shortfall (a “Prepayment Interest Shortfall”) in the amount of interest to be distributed to the certificateholders with respect to such prepaid mortgage loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the servicer will be required to reduce its servicing fee, but the reduction for any distribution date will be limited to an amount (this amount is referred to as “Compensating Interest”) equal to the lesser of (i) prepayment interest shortfalls and (ii) the product of (x) 0.125%, (y) one-twelfth and (z) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

Advances

Except as described below, the servicer will be required to advance prior to each distribution date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for such distribution date, an amount (an “Advance”) equal to:

•
all of the payments of principal and interest on the Mortgage Loans due during the related Remittance Period and delinquent as of the “Determination Date” (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month, except that if the next business day is less than two business days before the related distribution date, then the Determination Date will be the business day preceding the 18th day of the month)

minus

•
the total of the servicing fee for the related period plus an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund (through foreclosure or deed-in-lieu of foreclosure).

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make Advances with respect to delinquent payments of principal or interest on each mortgage loan until a mortgage loan is 120 days delinquent in payment of principal and interest and to the extent that those Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the servicer to deposit in the Certificate Account any amount required to be deposited by it under the pooling and servicing agreement, which failure continues unremedied for five days, or any failure by the servicer remit to the trustee any payment (other than an Advance) required to be made by it under the pooling and servicing agreement, which failure continues unremedied for two business days, in each case after the date on which written notice of the failure has been given to the servicer will constitute an event of default under the pooling and servicing agreement. Any failure by the servicer to reimburse in full the trustee for an Advance made by it if the failure remains unremedied for two days will constitute an event of default under the pooling and servicing agreement. If the servicer is terminated as a result of the occurrence of an event of default, the trustee or another successor servicer will be obligated to make any required Advance, in accordance with the terms of the pooling and servicing agreement.

Over the past three years, IndyMac Bank has complied with all advancing obligations required of it as servicer for pools of securitized mortgage loans.

Certain Modifications and Refinancings

The servicer will be permitted to modify any Mortgage Loan (with the consent of the pool insurer) at the request of the related mortgagor, provided that the servicer purchases the Mortgage Loan from the trust fund immediately preceding the modification and that modification is in lieu of a refinancing. Modification of a Mortgage Loan may be made to change the interest rate of the related Mortgage Loan or to alter any other characteristics of the Mortgage Loans, as, for example, to change the terms relating to the adjustment of the mortgage interest rate. The servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable mortgage rate minus the sum of the servicing fee rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the servicer. The servicer will be required to deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. The purchase price will be treated by the servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the trustee in accordance with the terms of the pooling and servicing agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Default Management Services

In connection with the servicing of defaulted Mortgage Loans, the servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The servicer will be entitled to reasonable compensation for providing those services. Once a Mortgage Loan becomes 120 days or more past due, the servicer will charge off such Mortgage Loan and such Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss.

Certain Matters regarding the Servicer

For a description of the servicer’s discretion to waive certain charges and extend due dates in connection with the Mortgage Loans, see “The Agreements—Collection Procedures” in the prospectus. For a description of available remedies after the occurrence of an event of default under the pooling and servicing agreement or for circumstances in which the servicer may be removed, see “The Agreements—Events of Default” in the prospectus. For a discussion of the circumstances in which the servicer may resign, see “The Agreements—Certain Matters Regarding the Servicer and the Depositor” in the prospectus. For a discussion of the appointment of a successor servicer if the trustee is unwilling or unable to act as successor to the servicer, see “The Agreements—Events of Default” in the prospectus. For a description of permissible amendments to the pooling and servicing agreement, see “The Agreements—Amendment” in the prospectus.

Limitations on Liability

The servicer will not be liable to the trust or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. This limitation on liability does not protect the servicer or any director, officer, employee or agent of the servicer from liability in connection with willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The terms of the pooling and servicing agreement will provide that the servicer, depositor and sponsor will be indemnified and held harmless by the trust against any loss, liability, or expense incurred by the servicer, depositor or sponsor, as applicable, in connection with any legal action relating to the pooling and servicing agreement or the certificates other than any loss, liability or expense (i) incurred by the servicer’s, depositor’s or sponsor’s, as applicable, willful misfeasance, bad faith or negligence in the performance of their respective duties under the pooling and servicing agreement or (ii) by reason of reckless disregard, of the servicer’s, depositor’s or sponsor’s, as applicable, obligations and duties under the pooling and servicing agreement. None of the servicer, the depositor or the sponsor will be under any obligation to appear in, prosecute or defend any legal action unless: (i) such action relates to the servicer’s, depositor’s or sponsor’s, as applicable, duties under the pooling and servicing agreement; or (ii) the servicer, depositor or sponsor, as applicable, deems such action necessary or desirable. In the event that the servicer, depositor or sponsor, as applicable, appears in, prosecutes or defends any legal action, the pooling and servicing agreement will provide that the servicer, depositor or sponsor, as applicable, and any director, officer, employee or agent of the servicer, depositor or sponsor, as applicable, will be reimbursed from the trust for all costs. See “The Agreements—Certain Matters Regarding the Servicer and the Depositor” in the prospectus.

THE SPONSOR

The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the servicer of the Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993. The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

Year	Approximate Volume (billions)
2002	$ 6.25
2003	$ 5.78
2004	$ 16.03
2005	$ 31.37
2006	$ 39.17

As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.

STATIC POOL DATA

Certain static pool data for securitizations of mortgage loans sponsored by IndyMac Bank over the past five years is available on the internet at http://regab.indymacbank.com. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool vary from the others as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, performance of a securitization pool may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is unlikely to be a reliable indication of the future performance of the Mortgage Loans in this prospectus supplement.

This static pool data is not deemed part of this prospectus supplement, the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

THE DEPOSITOR

The depositor is IndyMac ABS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

THE ISSUING ENTITY

In connection with the issuance of the certificates, the depositor will form Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1 is sometimes referred to in this prospectus supplement and the prospectus as the “issuing entity,” the “trust” or the “trust fund.” The trustee will serve as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity will be December 31.

The issuing entity’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.”

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will act as trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC’s custody but the mortgage files will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust. DBNTC has no legal proceedings that would materially affect its ability to perform its duties as trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement.

Class A Certificates may be surrendered at the offices designated by the trustee from time to time for such purchases, which as of the closing date is of the trustee located at DB Services Tennessee, 648 Grassmere Park Rd, Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07G1. Certificateholders may access monthly statements from the trustee’s website. Certificateholders may obtain assistance in operating the website by calling the trustee’s investor relations desk at (800) 735-7777.

DBNTC is providing the information in the preceding two paragraphs at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust against any loss, liability or expense incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

(i)	in any way relating to the failure of the servicer to perform its duties and service the mortgage loans in compliance with the terms of the pooling and servicing agreement,

(ii)	that constitutes a specific liability of the trustee under certain sections of the pooling and servicing agreement, or

(iii)
incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the pooling and servicing agreement or reckless disregard of the trustee’s obligations and duties under the pooling and servicing agreement.

Any amounts distributable to the trustee or any director, officer, employee or agent of the trustee in respect of indemnification or pursuant to any other right of reimbursement from the trust that the trustee or any director, officer, employee or agent of the trustee may have under the pooling and servicing agreement may be withdrawn by the trustee from the Distribution Account at any time.

The indemnification provided to the trustee in the pooling and servicing agreement will not include expenses, disbursements and Advances incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the pooling and servicing agreement. The servicer is required to indemnify the trustee against any loss, liability or expense resulting from a breach of the servicer’s obligations and duties under the pooling and servicing agreement, including its failure to perform its duties and service the mortgage loans in accordance with the terms of the pooling and servicing agreement.

The trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the pooling and servicing agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the trustee will not be liable, individually or as trustee:

•	for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was negligent in ascertaining the pertinent facts,

•
with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the voting rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

•
for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

•	for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

The trustee may request and rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction and determined without regard to the Policy). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

The trustee may at any time resign by giving written notice of resignation to the depositor, the servicer, the certificate insurer and each rating agency not less than 60 days before the specified resignation date. The resignation will not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The depositor or the servicer may remove the trustee and appoint a successor trustee if:

•	the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

•
the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•
a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

In addition, the holders of certificates evidencing at least 51% of the voting rights of each class of certificates or the certificate insurer may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee will be given to each rating agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then -current ratings of the certificates (determined without regard to the Policy).

THE SWAP PROVIDER

The Swap Provider is Bear Stearns Financial Products Inc. (“BSFP”). BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service. BSFP is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters.

The Swap Provider has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained herein, other than the information contained in the immediately preceding paragraph.

Based upon a reasonable good faith estimate of maximum probable exposure, the “significance percentage” of the Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. As set forth in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10% of the aggregate actual class certificate principal balance of the related class or classes of certificates.

AFFILIATIONS AND RELATED TRANSACTIONS

The depositor is a direct wholly owned subsidiary of the sponsor. The sponsor is the servicer and the originator of the mortgage loans.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the trust and (b) any of the servicer, the trustee, any originator of the mortgage loans or the certificate insurer or the swap provider.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates were issued do not purport to be complete. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1 will consist of the following certificates: (a) Class A Certificates (the “Class A Certificates”), (b) the Class A-IO Certificates (the “Class A-IO Certificates”), (c) the Class C Certificates (the “Class C Certificates”), (d) the Class P Certificates (the “Class P Certificates”) and (e) the Class R Certificates (the “Residual Certificates”), which, together with the Class C Certificates and the Class P Certificates, are not offered hereby. The Class A Certificates and the Class A-IO Certificates are collectively referred to as the “Offered Certificates”.

The “Class Certificate Balance” of (a) the Class A Certificates as of any distribution date will be the principal balance issued with respect to the Class A Certificates on the closing date reduced by the sum of all amounts previously distributed to holders of the Class A Certificates as distributions of principal and (b) the Class P Certificates will be $100 on the closing date.

The “Notional Balance” of the Class A-IO Certificates for the Interest Accrual Period for any distribution date (x) on or prior to the February 2008 distribution date will be the lesser of $45,000,000 and the outstanding principal balance of the Mortgage Loans and (y) after the February 2008 distribution date will be zero.

The book-entry certificates will be issuable in book-entry form only. The physical certificates will be issued in fully registered certificated form. The Class A Certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof. A single certificate of those classes may be issued in an amount different than described above.

Book-Entry Certificates

Persons acquiring beneficial ownership interests in the Offered Certificates may elect to hold their Offered Certificates through the Depository Trust Company (the “Depository”) in the United States, or upon request, through Clearstream, Luxembourg (“Clearstream”) or the Euroclear System (“Euroclear”), in Europe. Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of those classes of certificates and will be held by a nominee of the Depository. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of the Depository. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold those beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional balance of $100,000 and integral multiples of $1,000 in excess thereof. The depositor has been informed by the Depository that its nominee will be CEDE & Co. (“Cede””). Accordingly, Cede is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Securities” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until physical certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be Cede, as nominee of the Depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the Depository. Monthly and annual reports on the trust fund provided to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the financial intermediaries to whose Depository accounts the book-entry certificates of those beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities—Book-Entry Securities” in the prospectus.

Payments on Mortgage Loans; Accounts

On or prior to the closing date, the servicer will establish an account (the “Certificate Account”), which will be held for the benefit of the certificateholders and the certificate insurer and into which the servicer will deposit all amounts received in respect of the Mortgage Loans, net of fees and expenses reimbursable to it. On or prior to the closing date, the trustee will establish an account (the “Distribution Account”), which will be held by the trustee in trust for the benefit of the certificateholders and the certificate insurer. On or prior to the business day immediately preceding each distribution date, the servicer will withdraw from the Certificate Account the amount of Available Funds (calculated for this purpose without considering amounts distributable or reimbursable to the trustee or the Swap Provider) and remit such amounts to the trustee. The trustee will deposit such amounts in the Distribution Account net of the amounts described in clause (vi) of the definition of Available Funds which the trustee will remit to the Supplemental Interest Trust Trustee for payment to the Swap Provider. Funds credited to the Certificate Account and the Distribution Account may be invested for the benefit and at the risk of the servicer in Permitted Investments, as defined in the pooling and servicing agreement.

“Available Funds” with respect to any distribution date will be equal to the sum of:

(i) all scheduled installments of interest (net of the related expense fees) and principal due on the due date on those Mortgage Loans in the related Remittance Period and either received prior to the related Determination Date or advanced;

(ii) all proceeds of any primary mortgage guaranty insurance policies (including the Pool Policy) and any other insurance policies with respect to the Mortgage Loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer’s normal servicing procedures (collectively referred to as “insurance proceeds”) and all other cash amounts received and retained in connection with the liquidation of such defaulted Mortgage Loans, by foreclosure or otherwise (collectively referred to as “liquidation proceeds”) during the preceding calendar month (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any) and any Subsequent Recoveries and with respect to any Covered Loans for which coverage has been rescinded by the pool insurer in accordance with the terms of the pool policy, any reimbursement of the premium from the pool insurer with respect to such Mortgage Loan;

(iii) all partial or full prepayments on the Mortgage Loans and interest received during the Prepayment Period (other than Prepayment Interest Excess) together with all Compensating Interest thereon; and

(iv) amounts received with respect to such distribution date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the seller or the servicer as of such distribution date and the termination price if an optional termination right is exercised;

minus

(v) amounts in reimbursement for Advances previously made in respect of Mortgage Loans and other amounts as to which the servicer and trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

(vi) any Net Swap Payment or Swap Termination Payment owed by the Supplemental Interest Trust Trustee to the Swap Provider (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and other than certain Swap Termination Payments resulting from a Swap Provider Trigger Event).

Distributions on the Certificates

Distributions on the certificates will be made by the trustee on the distribution date of each month which will be the 25th day of each month, or if that day is not a business day, on the first business day thereafter, commencing in March 2007, to the persons in whose names the certificates are registered on the Record Date. The “Record Date” for (x) the Class A Certificates, so long as such certificates are book-entry certificates, will be the close of business on the business day before the distribution date and (y) the Class A-IO Certificates and any physical certificates will be the close of business on the last business day of the month preceding the month of the distribution date.

Distributions on each distribution date will be made by wire transfer to any certificateholder who has notified the trustee in writing in accordance with the pooling and servicing agreement in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities or by check upon the written request of the certificateholder; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office that the trustee may designate for such purposes from time to time.

As more fully described herein, distributions on the Offered Certificates will be made on each distribution date from the Available Funds, net swap payments received and Policy proceeds, as applicable.

Fees and Expenses

The following table summarizes the fees and expenses to be paid from the assets of the issuing entity prior to distributions to the holders of the Offered Certificates and the source of payments for the fees and expenses:

Type	Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Servicing Fee	Servicer	0.500% per annum of the Stated Principal Balance of each Mortgage Loan(3)	Compensation	All collections on the Mortgage Loans(4)	Monthly
Additional Servicing Compensation	Servicer	Prepayment Interest Excess(5)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time
Trustee Fee		All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans excluding prepayment charges	Time to time
		All investment income earned on amounts on deposit in the Certificate Account, Distribution Account and Excess Reserve Fund Account	Compensation	Investment income related to the Certificate Account, the Distribution Account and the Excess Reserve Fund Account	Monthly
		Excess Proceeds(6)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
	Trustee	0.0075% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	All collections on the Mortgage Loans	Monthly
Certificate Insurer Premium	Certificate Insurer	0.22% per annum of the aggregate Class Certificate Balance of the Class A Certificates.	Compensation	All collections on the Mortgage Loans	Monthly
Net Swap Payment	Swap Provider	The amount by which the Fixed Swap Payment exceeds the Floating Swap Payment	Payment of Net Swap Payment to Swap Provider	Aggregate interest and principal collected or advanced on the mortgage loans	Monthly
Swap Termination Payment (other than with respect to a Swap Provider Trigger Event)	Swap Provider	Any amount owed to the Swap Provider upon termination of the Interest Rate Swap Agreement (other than with respect to a Swap Provider Trigger Event)	Payment of such Swap Termination Amount to the Swap Provider	Aggregate interest and principal collected or advanced on the mortgage loans	Time to time
Insurance expenses	Servicer	Expenses incurred by the Servicer	Reimbursement of expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Advances and Servicing Advances	Servicer	To the extent of funds available, the amount of any Advances and servicing advances	Reimbursement of expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan(7)
Time to time
Nonrecoverable Advances and Servicing Advances	Servicer	The amount of any Advances and servicing advances deemed non-recoverable	Reimbursement of expenses	All collections on the Mortgage Loans	Time to time
Reimbursement for certain expenses, costs and liabilities incurred by the servicer or the depositor in connection with any legal action relating to the pooling and servicing agreement or the certificates(3)
	Servicer	The amount of the expenses, costs and liabilities incurred	Reimbursement of expenses	All collections on the Mortgage Loans	Time to time
Indemnification expenses	Seller, Servicer or Depositor	Amounts for which the seller, the servicer and the depositor are entitled to indemnification(8)	Indemnification	Amounts on deposit on the Certificate Account	Time to time
Reimbursement for any amounts distributable by the trustee for recording of assignments of mortgages to the extent not paid by the servicer	Trustee	The amounts paid by the trustee	Reimbursement of expenses	All collections on the Mortgage Loans	Time to time
Reimbursement for trustee’s costs associated with the transfer of servicing to the trustee in the event of termination of the servicer to the extent not paid by the servicer	Trustee	The amount of costs incurred by the trustee in connection with the transfer of servicing to the trustee in the event of termination of the servicer to the extent not paid by the servicer	Reimbursement of expenses	All collections on the Mortgage Loans	Time to time
Reimbursement for any expenses incurred by the trustee in connection with a tax audit of the trust	Trustee	The amount incurred by the trustee in connection with a tax audit of the trust	Reimbursement of expenses	All collections on the Mortgage Loans	Time to time
Reimbursement for enforcement expenses incurred by the servicer or the trustee in respect of a breach by the sponsor of its representations and warranties in the mortgage loan purchase agreement or the pooling and servicing agreement
Servicer or Trustee
The amount of expenses incurred by the servicer or the trustee in respect of a breach by the sponsor of its representations and warranties in the mortgage loan purchase agreement or the pooling and servicing agreement
			Reimbursement of expenses	All collections on the Mortgage Loans	Time to time

(1)               If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement.

(2)               Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3)               The amount of the monthly servicing fee is subject to adjustment with respect to the Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “Servicing of the Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)               The servicing fee is generally distributable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the servicing fee.

(5)               Prepayment Interest Excess is described above in this prospectus supplement under “Servicing of the Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(6)               The servicer will be entitled to liquidation proceeds on a liquidated Mortgage Loan in excess of the unpaid principal balance and accrued interest.

(7)               Reimbursement of servicing advances for a Mortgage Loan is limited to late recoveries, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)               Each of the seller, the servicer and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under “Servicing of the Mortgage Loans—Limitation on Liability.”

(9)               The trustee will be entitled to indemnification of certain expenses as described in this prospectus supplement under “The Trustee.”

Pass Through Rates

The “Pass-Through Rate” for each Interest Accrual Period, a distribution date and the Class A Certificates will be equal to the lesser of:

(a) One-Month LIBOR plus the Pass-Through Margin; and

(b) the “Net WAC Cap”, which, for any distribution date, will be the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the Stated Principal Balances of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date) minus the sum of  (i) the Premium Rate multiplied by a fraction, the numerator of which is the Class Certificate Balance of the Class A Certificates immediately prior to such distribution date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, (ii) the stated Pass-Through Rate on the Class A-IO Certificates multiplied by a fraction, the numerator of which is the Notional Balance immediately prior to such distribution date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date and (iii) the Swap Expense Rate.

The “Pass-Through Rate” for the Class A-IO Certificates and the Interest Accrual Period relating to any distribution date (x) on or prior to the distribution date in February 2008 will be 3.20% and (y) after the distribution date in February 2008 will be zero.

“Expense Adjusted Net Mortgage Rate” for any distribution date and a Mortgage Loan will be the per annum rate equal to the mortgage rate of such Mortgage Loan as of the first day of the month preceding the month in which the distribution date occurs minus the Expense Fee Rate.

“Expense Fee Rate” for any distribution date will equal the sum of the servicing fee rate and the trustee fee rate which will be 0.5075% per annum.

“Premium Rate” for any distribution date will be 0.22% per annum.

The “Pass-Through Margin” for the Class A Certificates will be the related percentage set forth below.

Class	For the Interest Accrual Period for each distribution date on or before the Optional Termination Date	For the Interest Accrual Period for each distribution date after the Optional Termination Date
A	0.150%	0.300%

“Swap Expense Rate” for any distribution date, a fraction expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by any Net Swap Payment and Swap Termination Payment (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and only if such Swap Termination Payment was not due to a Swap Provider Trigger Event with respect to the Swap Provider) made to the Swap Provider and (ii) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date.

Distributions of Interest and Principal

On each distribution date, the trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the Distribution Account in the following amounts and order:

(i) to the certificate insurer, the amount owing to the certificate insurer under the insurance agreement for the Premium;

(ii)  concurrently to each class of Offered Certificates, the Accrued Certificate Interest and any Unpaid Interest Amount for such class and such distribution date, pro rata, based on their respective entitlement;

(iii) to the Class A Certificates, the Principal Distribution Amount for such distribution date until its Class Certificate Balance has been reduced to zero;

(iv) to the certificate insurer, the amount owing to the certificate insurer under the insurance agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the certificate insurer under the insurance agreement or the pooling and servicing agreement, to the extent not paid pursuant to clause (i) above.

(v) to the Class A Certificates any Available Funds remaining after the distribution in clauses (i) through (iv) above, until its Class Certificate Balance has been reduced to zero;

(vi) to the Excess Reserve Fund Account, the amount of any Net WAC Cap Carry Forward Amounts for such distribution date to be distributed to the Class A Certificates;

(vii) to the Swap Provider, the Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event;

(viii) the Class C Certificates and Class P Certificates, the amounts described in the pooling and servicing agreement; and

(ix) the Class R Certificates, the remaining amounts as described in the pooling and servicing agreement.

The Policy

The certificate insurer will issue a financial guaranty insurance policy (referred to as the “Policy” in this prospectus supplement) for the benefit of the holders of the Offered Certificates. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

The certificate insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally and irrevocably guarantees to any holder of an Offered Certificate that an amount equal to each full and complete Insured Payment will be received from the certificate insurer by the trustee, or its successors, as trustee for the holders of the Offered Certificates, on behalf of the holders of the Offered Certificates, for distribution by the trustee to each holder of an Offered Certificate of that holder’s applicable share of the Insured Payment.

The certificate insurer’s obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the trustee, whether or not those funds are properly applied by the trustee. Insured Payments will be made only at the time set forth in the Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Offered Certificates, unless the acceleration is at the sole option of the certificate insurer.

Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

The certificate insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the certificate insurer’s fiscal agent of the following:

• a certified copy of the order requiring the return of a preference payment;

• an opinion of counsel satisfactory to the certificate insurer that the order is final and not subject to appeal;

• an assignment in a form that is reasonably required by the certificate insurer, irrevocably assigning to the certificate insurer all rights and claims of the holders of the Offered Certificates relating to or arising under the Offered Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

• appropriate instruments to effect the appointment of the certificate insurer as agent for the holders of each class of Offered Certificates in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the certificate insurer;

provided that if these documents are received after 12:00 p.m., New York City time, on that business day, they will be deemed to be received on the following business day. Payments by the certificate insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the holders of the Offered Certificates and not to any holder of any class of Offered Certificates directly unless such holder has returned principal or interest paid on the Offered Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to such holder.

The certificate insurer will pay any other amount payable under the Policy no later than 12:00 p.m., New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for the certificate insurer, or any successor fiscal agent appointed by the certificate insurer of a notice from the trustee specifying the Insured Payment which is due and owing on the applicable distribution date, provided that if the notice is received after 12:00 p.m., New York City time, on that business day, it will be deemed to be received on the following business day. If any notice received by the certificate insurer’s fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the certificate insurer’s fiscal agent for the purposes of this paragraph, and the certificate insurer or the fiscal agent, as the case may be, will promptly so advise the trustee and the trustee may submit an amended notice.

Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the certificate insurer’s fiscal agent to the trustee on behalf of the holders of the Offered Certificates by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the trustee for the payment of the Insured Payment and legally available therefore.

The fiscal agent is the agent of the certificate insurer only and the fiscal agent will in no event be liable to the holders of the Offered Certificates for any acts of the fiscal agent or any failure of the certificate insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

Subject to the terms of the pooling and servicing agreement, the certificate insurer shall be subrogated to the rights of each holder of an Offered Certificate to receive payments under the Offered Certificates to the extent of any payment by the certificate insurer under the Policy.

As used in the Policy, the following terms shall have the following meanings:

“Deficiency Amount” means, with respect to any distribution date, the excess, if any, of Required Distributions for such distribution date over Offered Certificate Available Funds. Notwithstanding anything to the contrary herein, the aggregate Deficiency Amount which may be paid under the Policy shall not exceed the Maximum Insured Amount.

“Final Scheduled Distribution Date” means the distribution date in March 2037.

“Insured Payment” means (i) as of any distribution date, any Deficiency Amount and (ii) any Preference Amount.

“Maximum Insured Amount” means $449,550,000 in respect of principal, plus interest thereon calculated at the applicable Pass-Through Rate for the Class A Certificates plus interest on the Notional Balance of the Class A-IO Certificates calculated at the applicable Pass-Through Rate.

“Offered Certificate Available Funds” means, with respect to any distribution date, funds allocated from amounts available pursuant to the pooling and servicing agreement to make distributions on the Offered Certificates on such distribution date, including without limitation amounts on deposit in the Distribution Account and amounts received under the Interest Rate Swap Agreement.

“Preference Amount” means any amount previously distributed to a holder of an Offered Certificate on the Offered Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

“Required Distributions” means, (a) with respect to any distribution date, the sum of (i) the amount of interest that has accrued on each class of Offered Certificates at the applicable Pass-Through Rate during the related Interest Accrual Period, net of any Net Interest Shortfalls and (ii) if such distribution date is not the Final Scheduled Distribution Date, the amount, if any, by which the Class Certificate Balance of the Class A Certificates (after giving effect to all distributions of Offered Certificate Available Funds on such distribution date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period, and (b) on the Final Scheduled Distribution Date, the Class Certificate Balance of the Class A Certificates (after giving effect to all distributions to be made on such distribution date). Required Distributions do not include Net WAC Cap Carry Forward Amounts.

Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the pooling and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the certificate insurer.

The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of any class of Offered Certificates.

The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

The Certificate Insurer

The certificate insurer has supplied the following information for inclusion in this prospectus supplement.

MBIA Insurance Corporation (“MBIA”) is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the “Company”). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA, either directly or through subsidiaries, is licensed to do business in the Republic of France, the United Kingdom and the Kingdom of Spain and is subject to regulation under the laws of those jurisdictions.

The principal executive offices of MBIA are located at 113 King Street, Armonk, New York 10504 and the main telephone number at that address is (914) 273-4545.

MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and MBIA set forth under the headings “Description of the Certificates—The Policy” and “—The Certificate Insurer.” Additionally, MBIA makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates.

Regulation

As a financial guaranty insurance company licensed to do business in the State of New York, MBIA is subject to the New York Insurance Law which, among other things, prescribes minimum capital requirements and contingency reserves against liabilities for MBIA, limits the classes and concentrations of investments that are made by MBIA and requires the approval of policy rates and forms that are employed by MBIA. State law also regulates the amount of both the aggregate and individual risks that may be insured by MBIA, the payment of dividends by MBIA, changes in control with respect to MBIA and transactions among MBIA and its affiliates.

Financial Strength Ratings of MBIA

Moody’s Investors Service, Inc. rates the financial strength of MBIA “Aaa.”

S & P rates the financial strength of MBIA “AAA.”

Fitch Ratings rates the financial strength of MBIA “AAA.”

Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

The above ratings are not recommendations to buy, sell or hold the Offered Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Offered Certificates. MBIA does not guaranty the market price of the Offered Certificates nor does it guaranty that the ratings on any class of Offered Certificates will not be revised or withdrawn.

MBIA Financial Information

The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (“SAP”) as well as selected financial information of MBIA on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”):

	SAP
In millions	September 30, 2006	December 31, 2005
	(Unaudited)	(Audited)

Admitted Assets	$11,500	$11,037

Liabilities	7,039	7,237

Capital and Surplus	4,461	3,800

	GAAP
In millions	September 30, 2006	December 31, 2005
	(Unaudited)	(Audited)

Assets	$13,947	$13,506

Liabilities	6,597	6,426

Equity	7,350	7,080

For further information concerning MBIA, see the consolidated financial statements of MBIA and its subsidiaries as of December 31, 2005 and December 31, 2004 and for each of the three years in the period ended December 31, 2005, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 2006 and for the nine month periods ended September 30, 2006 and September 30, 2005 included in the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2006, which are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

Copies of the statutory financial statements filed by MBIA with the State of New York Insurance Department are available over the Internet at the Company’s web site at http://www.mbia.com and at no cost, upon request to MBIA at its principal executive offices.

Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this prospectus supplement:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2005; and
(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Any documents, including any financial statements of MBIA and its subsidiaries that are included therein or attached as exhibits thereto, filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and prior to the termination of the offering of the Offered Certificates offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the Company’s SEC filings (including (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and (2) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006) are available (i) over the Internet at the SEC’s web site at http://www.sec.gov; (ii) at the SEC’s public reference room in Washington, D.C.; (iii) over the Internet at the Company’s web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA at its principal executive offices.

The Pool Insurer

Radian Insurance Inc. is a Pennsylvania domiciled and licensed insurer and a wholly-owned subsidiary of Radian Guaranty Inc. (“Radian Guaranty”), which is a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange. The pool insurer is regulated by the Insurance Department of the Commonwealth of Pennsylvania. None of Radian Group Inc., Radian Guaranty or any of their officers, directors, shareholders or affiliates is obligated to pay the debts of or claims against the pool insurer. The pool insurer’s financial strength is rated “AA” by Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. and Fitch and “Aa3” by Moody’s. The pool insurer’s financial strength currently is not rated by any other rating agency. Each rating of the pool insurer should be evaluated independently. The ratings reflect the respective rating agencies’ current assessments of the creditworthiness of the pool insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

The above ratings are not recommendations to buy, sell or hold any class of certificates and such ratings may be subject to revision, qualification or withdrawal at any time by the rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have an adverse effect on the market price of the Offered Certificates. The pool insurer does not guaranty the market price of the Offered Certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

The pool insurer does not accept any responsibility for the accuracy or completeness of, has not participated in the preparation of and makes no representation regarding this prospectus supplement or any information contained or incorporated by reference herein, or omitted herefrom, other than the information supplied by the pool insurer and presented under this heading "Description of the Certificates - The Pool Insurer."  Neither the pool insurer nor any of its affiliates makes any representation regarding the certificates or the advisability of investing in the certificates.

The Pool Policy

A pool policy will be obtained to cover losses (subject to the limitations described herein) by reason of default of the mortgagor on approximately 97.50% of the mortgage loans as of the cut-off date (the “Covered Loans”). The pool policy will be issued by Radian Insurance Inc. and delivered to the trustee on the closing date. Subject to the limitations described herein, the pool policy will be available to cover losses by reason of defaults in payment on the Covered Loans. The pool insurer will be paid a one-time up-front premium, on or prior to the closing date, and may receive a deferred premium at a later date from a reserve account funded by the depositor at the closing date, subject to certain conditions being met. The servicer will present claims and provide certain notices all in accordance with the terms of the pool policy, on behalf of itself, the trustee, the certificate insurer and the certificateholders.

The following summary describes certain provisions of the pool policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the pool policy.

The pool policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Covered Loans and only upon satisfaction of certain conditions precedent described below. In addition, claims will be payable under the pool policy only for losses beginning when the aggregate amount of losses (calculated for this purpose without regard to any proceeds received from the pool policy) on the Covered Loans incurred since the cut-off date exceeds 10.50% of the aggregate Stated Principal Balance of the Covered Loans as of the cut-off date up to 15.25% of the aggregate Stated Principal Balance of the Covered Loans as of the cut-off date.

“Loss” means the liability of the pool insurer with respect to a Covered Loan for payment of a Perfected Claim.

“Perfected Claim” means a claim received by the pool insurer which contains all information and proof required by the pool insurer and for which all requirements of the pool policy applicable to payment of a claim are satisfied.

The claim amount will be an amount equal to the lesser of: (x) 110% of the unpaid principal balance due under the related Covered Loan as of the date of default without capitalization of delinquent interest, penalties or advances and (y) the sum of 100% of the unpaid principal balance due under the related Covered Loan as of the date of default, plus the amount of the accumulated delinquent interest computed to the date of claim payment at the mortgage loan rate of interest, plus foreclosure costs, including court costs and reasonable attorneys’ fees, paid by the servicer, on behalf of the trust, and approved by the pool insurer. In calculating the claim amount, (i) the unpaid principal balance will not exceed the insured loan amount, (ii) the unpaid principal and interest will be reduced by any amounts obtained by a short payoff or other transaction approved in writing by the pool insurer and (iii) the unpaid principal balance and interest shall be reduced by reductions in any insolvency proceedings or under the Servicemembers Civil Relief Act or any other similar state or local law.

The servicer, on behalf of the trust, must file a claim no earlier than the date on which the related Covered Loan becomes four months in default and not later than 30 days after the related Covered Loan becomes six months in default or within a 30 day period after the pool insurer has elected to accelerate filing of a claim; provided however that with respect to any default described in clause (z) of the succeeding paragraph, the six month period will not begin until the servicer has knowledge of the default. If the servicer fails to file a claim within the applicable time, such failure will be deemed to have been an election by the servicer to waive any right to any benefit under the pool policy with respect to such Covered Loan.

“Default” means the failure by a borrower (w) to pay when due a scheduled periodic payment due under the terms of a Covered Loan, or (x) to pay all amounts due on acceleration of the Covered Loan by the trustee after breach by the borrower of a due-on-sale provision in the Covered Loan, granting the trustee the right to accelerate the mortgage loan upon transfer of title to, or an interest in, the property, or (y) to pay when due any scheduled periodic payment or any other amount due on the related first mortgage loan or (z) to observe any other obligation in respect of such Covered Loan that would permit a foreclosure action. A Covered Loan is deemed to be in default for that month (i) as of the close of business on the installment due date for which a scheduled periodic payment has not been made, (ii) as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Covered Loan or (iii) as of the installment due date for which a scheduled periodic payment has not been made under a first mortgage loan. The Covered Loan will be considered to remain in default until filing of a claim so long as such scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Loan is “four months in Default” if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration exists for a continuous period of four months. If at any time prior to payment of a claim by the pool insurer the servicer receives any payments which either (i) cures the Default on the related Covered Loan or (ii) results in the related Covered Loan being less than three months in Default, the servicer will apply such payments to the related Covered Loan and will withdraw the related claim by providing prompt written notice to the pool insurer of such withdrawal.

For the avoidance of doubt, a Covered Loan is not considered in default as of the effective date if the related borrower has paid the scheduled periodic payment due for January 1, 2007 under the terms of such Covered Loan.

The pool insurer will not be liable for any claim described below: (a) any claim relating to any Covered Loan which breaches a representation or warranty, (b) any claim resulting from a default existing at the effective date or occurring after cancellation of the pool policy, (c) any claim when, as of the date of such claim, either (i) construction of a property was not completed in accordance with the construction plans and specifications upon which the fair market value of the property was based or (ii) a required completion certificate was falsely certified by the borrower, (d) any claim where there was negligence with respect to the loan by the originator, the trustee, the servicer or any other person acting on their behalf with respect to the Covered Loan, (e) any claim occurring if IndyMac Bank, F.S.B. was not the servicer of the Covered Loan as of the closing date or when, at time the related loss was incurred or thereafter, the successor servicer is not approved in writing by the pool insurer, (f) any claim where, at any time after the cut-off date, physical damage to a property (other than reasonable wear and tear) occurs or manifests itself, (g) any claim if the combined loan-to-value ratio at origination exceeded the percentage set forth in the originator’s underwriting guidelines, (h) any claim, if the mortgage, deed of trust or other similar instrument executed by the borrower does not provide the trustee with a second mortgage as of the closing date, (i) any claim, if the first mortgage loan (other than in the case of negative amortization Covered Loans) allows for future advances after the date the mortgage loan was consummated, (j) any claim involving or arising out of any breach by the trustee of its obligations or its failure to comply with the terms of the pool policy of its obligations as imposed by operation of law, (k) any claim, if under applicable law, the borrower did successfully assert or may have successfully asserted any defense against the trustee so as to release in whole or in part the borrower’s obligation to repay the mortgage loan, provided, however, that this exclusion will only apply to the extent and amount of such release, (l) any claim if the Covered Loan did not meet the eligibility criteria described in the pool policy on the effective date or the date a mortgage loan was substituted for another mortgage loan without the pool insurer’s written approval, (m) any claim if the trustee does not furnish or cause to be furnished to the pool insurer the mortgage loan file upon the pool insurer’s request therefore or (n) any claim where there was fraud, dishonesty or misrepresentation.

The pool policy will not provide coverage against hazard losses. The hazard insurance policies covering the Covered Loan typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement or restoration cost relating to such damages. Further, there is no coverage in respect of special hazard losses under the pool policy. The coverage on each Covered Loan under the pool policy will be excess over any other insurance, including any primary mortgage insurance but excluding any financial guaranty insurance policy issued by the certificate insurer, which may apply to the related mortgaged property or to the Covered Loan.

The pool policy will not be available to cover reductions in interest collections resulting from the application of the Servicemembers Civil Relief Act or any other similar state or local law.

The Interest Rate Swap Agreement

Deutsche Bank National Trust Company, as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with BSFP (in such capacity, the “Swap Provider”) for the benefit of the holders of the Offered Certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). For the avoidance of doubt, the Supplemental Interest Trust and the Interest Rate Swap Agreement will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in March 2007 and ending with the distribution date in February 2014, the Supplemental Interest Trust trustee will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.468% per annum (the “Swap Rate”), (y) the product of (i) the Swap Notional Amount (as defined below) for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust Trustee a floating amount for that distribution date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the product of (i) the Swap Notional Amount for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment (a “Net Swap Payment”), will be required to be made on or before each applicable distribution date (a) by the Supplemental Interest Trust Trustee to the Swap Provider, if the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Supplemental Interest Trust Trustee, if the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Supplemental Interest Trust Trustee is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust Trustee in the same amount prior to distributions to the certificateholders.

The “Swap Notional Amount” for each distribution date will be equal to the lesser of (i) the amount set forth below as the Swap Agreement Calculation Amount for the distribution date and (ii) the product of (x) (1/250) and (y) the aggregate principal balance of the Mortgage Loans as of the first day of the Remittance Period in which the related calculation period (as defined in the Interest Rate Swap Agreement) begins:

Month of Distribution Date	Swap Agreement Calculation Amount ($)	Month of Distribution Date	Swap Agreement Calculation Amount ($)
March-07	1,800,000	September-10	587,512
April-07	1,786,384	October-10	573,612
May-07	1,769,536	November-10	560,080
June-07	1,749,396	December-10	546,908
July-07	1,726,008	January-11	534,084
August-07	1,699,412	February-11	521,596
September-07	1,669,688	March-11	485,508
October-07	1,637,212	April-11	474,276
November-07	1,601,840	May-11	463,344
December-07	1,563,728	June-11	452,692
January-08	1,523,080	July-11	442,320
February-08	1,483,496	August-11	432,220
March-08	1,434,916	September-11	399,716
April-08	1,397,868	October-11	390,664
May-08	1,361,820	November-11	381,844
June-08	1,326,752	December-11	373,252
July-08	1,292,628	January-12	364,884
August-08	1,259,428	February-12	356,736
September-08	1,212,652	March-12	326,128
October-08	1,182,088	April-12	318,784
November-08	1,152,348	May-12	311,636
December-08	1,123,412	June-12	304,664
January-09	1,095,252	July-12	297,876
February-09	1,067,852	August-12	291,264
March-09	1,025,448	September-12	265,304
April-09	1,000,184	October-12	259,400
May-09	975,600	November-12	253,644
June-09	951,680	December-12	248,040
July-09	928,396	January-13	242,576
August-09	905,732	February-13	237,252
September-09	850,932	March-13	217,584
October-09	830,144	April-13	212,820
November-09	809,904	May-13	208,176
December-09	790,208	June-13	203,648
January-10	771,036	July-13	199,232
February-10	752,376	August-13	194,936
March-10	708,396	September-13	176,880
April-10	691,352	October-13	172,796
May-10	674,768	November-13	168,812
June-10	658,616	December-13	164,936
July-10	642,896	January-14	161,148
August-10	627,592	February-14	157,460

The Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Supplemental Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap Agreement (other than any Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each, a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Interest Rate Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•
cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Interest Rate Swap Agreement without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each, a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction),

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each, a “Swap Additional Termination Event”), include the following:

•
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	failure of the trustee to pay certain amounts to the holders of the Offered Certificates as required under the pooling and servicing agreement,

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including to the certificate insurer and, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in certain circumstances, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Supplemental Interest Trust Trustee or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust Trustee is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust Trustee in the same amount (to the extent such Swap Termination Payment has not been paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this prospectus supplement), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to Certificateholders, and in the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Supplemental Interest Trust Trustee will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on substantially similar terms as the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Supplemental Interest Trust Trustee is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Supplemental Interest Trust Trustee is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Supplemental Interest Trust Trustee will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust Trustee by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Supplemental Interest Trust Trustee is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this prospectus supplement. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Pooling and Servicing Agreement.

A “Swap Provider Trigger Event” shall mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Distributions of Amounts Received Under the Interest Rate Swap Agreement

Amounts payable by the trust to the Supplemental Interest Trust Trustee in respect of Net Swap Payments and Swap Termination Payments (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from the Available Funds before distributions to the holders of the certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Supplemental Interest Trust Trustee, and paid by the Supplemental Interest Trust Trustee to the Swap Provider in the following order of priority:

first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee).

Payments by the trust to the Supplemental Interest Trust Trustee in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the Offered Certificates and will be paid by the trust to the Supplemental Interest Trust Trustee as set forth in the pooling and servicing agreement (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee).

Net Swap Payments payable by the Swap Provider to the Supplemental Interest Trust Trustee will be deposited by the Supplemental Interest Trust Trustee in the Supplemental Interest Trust. On each distribution date, to the extent required after the distributions of Available Funds and distributions from the Excess Reserve Fund Account are made on that distribution date, the Supplemental Interest Trust Trustee will withdraw the following amounts from the Supplemental Interest Trust for distribution in the following:

1. to each class of Offered Certificates, pro rata, any outstanding Unpaid Interest Amounts for such distribution date;

2. to the certificate insurer any remaining amounts owed to it under the insurance agreement or the pooling and servicing agreement;

3. to the Class A Certificates in reduction of the class certificate balance thereof, until the remaining class certificate balance has been reduced to zero;

4. to the Class A Certificates any remaining Net WAC Cap Carry Forward Amount; and

5. to the Class C Certificates any remaining amounts.

Notwithstanding any of the foregoing, the aggregate amount distributed under clause (3) above on a distribution date, when added to the cumulative aggregate amount distributed under clause (3) above on all prior distribution dates, will not be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans since the cut-off date through the last day of the Prepayment Period (reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the Prepayment Period). Any amounts that would otherwise be distributable from the Supplemental Interest Trust on any distribution date under clause (3) above, but for the foregoing proviso and remaining after the distributions pursuant to clause (4) above, will be retained in the Supplemental Interest Trust and will be included in amounts available for distribution from the Supplemental Interest Trust on the next succeeding distribution date, subject to the foregoing proviso in the case of amounts to be distributed under clause (3) above.

Excess Reserve Fund Account

Pursuant to the pooling and servicing agreement, the trustee will establish an account (the “Excess Reserve Fund Account”), which will be held in the trust, as part of the trust fund. The Excess Reserve Fund Account will not be an asset of any REMIC. Any Net WAC Cap Carry Forward Amount distributed from the Total Monthly Excess Spread will be distributed from and to the extent of funds available therefor in the Excess Reserve Fund Account. The ratings on the Class A Certificates will not address the likelihood of the distribution of any Net WAC Cap Carry Forward Amount. The Policy does not cover any Net WAC Cap Carry Forward Amounts.

Overcollateralization Provisions

Interest on the mortgage loans in excess of interest amounts due on the Offered Certificates will first absorb losses on any liquated mortgage loans. The pooling and servicing agreement will require that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated distribution of principal on the Class A Certificates. In addition, Net Swap Payments payable to the Supplemental Interest Trust by the Swap Provider under the Interest Rate Swap Agreement will be applied as an accelerated distribution of principal of the Class A Certificates, but only to the limited extent available as described above under “—Distributions of Amounts Received under the Interest Rate Swap Agreement”.

The application of Total Monthly Excess Spread to the distribution of principal on the Class A Certificates and, to the extent available, the application of the Net Swap Payments payable to the Supplemental Interest Trust by the Swap Provider under the Interest Rate Swap Agreement to make distributions of principal on the Class A Certificates will have the effect of accelerating the amortization of the Certificates relative to the amortization of the Mortgage Loans.

With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (adjusted for prepayments received during the Prepayment Period) over (b) the Class Certificate Balance of the Class A Certificates and Class P Certificates as of that date (assuming the distribution of 100% of the Principal Remittance Amount on those certificates on such distribution date) will be the “Overcollateralization Amount” as of such distribution date. The Overcollateralization Amount as of the closing date is expected to be approximately 0.10% of the cut-off date principal balance of the mortgage loans. There will be no “target” or limit on the amount of overcollateralization.

Glossary

As used in this prospectus supplement, the following terms have the meanings set forth below.

“Accrued Certificate Interest” for each class of Offered Certificates on any distribution date will equal (x) the amount of interest accrued during the related Interest Accrual Period on the Class Certificate Balance or Notional Balance, as applicable, immediately prior to such distribution date at the Pass-Through Rate minus (y) any Net Interest Shortfall allocable to such class. Interest on the Class A Certificates for each Interest Accrual Period will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Class A-IO Certificates for each Interest Accrual Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Net Interest Shortfalls on any distribution date will be allocated first to reduce the interest distributable on the Class C Certificates on such distribution date and thereafter, to reduce the interest distributable on such distribution date to each class of Offered Certificates, pro rata, based on entitlements.

“Charge-Off Amount” for any Charged-Off Mortgage Loan will be the amount of the Stated Principal Balance of that Mortgage Loan that has been written down.

A “Charged-Off Mortgage Loan” is (i) a Mortgage Loan with a Stated Principal Balance that has been written down on the servicer’s servicing system in accordance with its policies and procedures and (ii) any Mortgage Loan that is more than 120 days past due.

“Interest Accrual Period” for (i) the Class A Certificates and any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day prior to the current distribution date and (ii) for the Class A-IO Certificates and any distribution date will be the calendar month immediately preceding the calendar month in which such distribution date occurs.

“Interest Remittance Amount” for any distribution date is the portion of clauses (i) through (iv) of Available Funds attributable to interest minus the sum of the amounts included in clause (v) (to the extent related to interest on the mortgage loans) and clause (vi) of the definition of Available Funds.

“Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Net Interest Shortfall” with respect to any distribution date, will be equal to the sum of:

•	the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest; and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction.

“Net WAC Cap Carry Forward Amount” for the Class A Certificates and any distribution date, is an amount equal to the aggregate amount of Net WAC Shortfall for such class on such distribution date, plus any undistributed Net WAC Shortfall for such class from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on that class of certificates, without giving effect to the Net WAC Cap).

“Net WAC Shortfall” for the Class A Certificates and any distribution date on which the pass-through rate for the Class A Certificates is the Net WAC Cap, is an amount equal to excess of (x) the amount of interest the Class A Certificates would have accrued for such distribution date had such pass-through rate not been limited by the Net WAC Cap over (y) the amount of interest the Class A Certificates accrued for such distribution date at the Net WAC Cap.

“Overcollateralization Amount” is described in “—Overcollateralization Provisions.”

“Premium” means the premium payable to the certificate insurer under the Policy.

The “Prepayment Period” means for any distribution date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first distribution date, February 1, 2007) and ending on the fifteenth day of the calendar month in which such distribution date occurs.

“Principal Distribution Amount” means, with respect to any distribution date the excess of the Principal Remittance Amount for such distribution date, over the excess, if any, of (x) the sum of any Net Swap Payment owed to the Swap Provider on that distribution date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that distribution date (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) over (y) the Interest Remittance Amount for that distribution date.

“Principal Remittance Amount” means, with respect to any distribution date, the amount equal to the sum of the following amounts (without duplication): (i) each payment of principal on a Mortgage Loan due during the related Remittance Period and received or advanced, plus all full and partial principal prepayments received on the Mortgage Loans during the related Prepayment Period, (ii) the liquidation proceeds on the Mortgage Loans allocable to principal and Subsequent Recoveries actually collected by the servicer during the preceding calendar month, (iii) the principal portion of the purchase price with respect to each deleted Mortgage Loan that was repurchased as of such distribution date, (iv) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a Mortgage Loan as of such distribution date, (v) the principal portion of any proceeds from mortgage insurance or the Pool Policy with respect to the Mortgage Loans, and (vi) the proceeds on the Mortgage Loans received with respect to the termination (to the extent they relate to principal).

“Realized Loss” is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds with respect thereto that are allocated to the principal balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers’ Civil Relief Act or similar state laws. See“Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

The “Remittance Period” with respect to any distribution date is the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs.

“Stated Principal Balance” means, as to any Mortgage Loan and any date of determination, the unpaid principal balance of that Mortgage Loan as of the immediately preceding due date as specified in the amortization schedule for such due date, after giving effect to (x) the principal portion of payments due on or before that due date to the extent received from the related mortgagor or advanced by the servicer, (y) any liquidation proceeds or insurance proceeds allocable to principal received in the prior calendar month and the aggregate amount of principal prepayments received prior to the end of the Prepayment Period that includes such due date and (z) all prior Charge-Off Amounts. The Stated Principal Balance as to any Mortgage Loan and any date on or following the date on which such Mortgage Loan is a Liquidated Mortgage Loan or Charged-off Mortgage Loan will be zero.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

“Total Monthly Excess Spread” as to any distribution date equals the excess, if any, of (x) the Available Funds over (y) the amounts distributed pursuant to clauses (i) through (iv) above under “—Distributions of Interest and Principal.”

“Unpaid Interest Amounts” for each class of Offered Certificates and any distribution date will equal the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest for such distribution date and such class over (ii) the amount in respect of such Accrued Certificate Interest actually distributed from Available Funds or the Policy on such distribution date to such class, (b) the excess of (i) any portion of Accrued Certificate Interest from prior distribution dates remaining unpaid to such class over (ii) the amount in respect of interest on such class of certificates actually distributed on the preceding distribution date and (c) interest on the excess described in clause (b) for the related Interest Accrual Period at the applicable pass-through rate (to the extent permitted by applicable law).

Calculation of One-Month LIBOR

On each LIBOR Determination Date (as defined below), the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the Class A Certificates.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 A.M., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 A.M. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and “Reference Banks” means leading banks selected by the servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Optional Termination

The servicer or, if the servicer fails to exercise such option and any portion of the Class A Certificates remains outstanding, the certificate insurer (either of the servicer or the certificate insurer, as applicable, the “Terminator”), may purchase all of the remaining assets of the trust and thereby effect early retirement of the certificates on any distribution date (the “Optional Termination Date”) following the date on which the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Remittance Period and REO properties first equals an amount less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date. If the Terminator exercises its option, the purchase price distributed with respect to the certificates will be 100% of their then outstanding Class Certificate Balance and any unpaid accrued interest thereon at the applicable pass-through rate (in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO properties and the appraised value is less than the Stated Principal Balance of the mortgage loans) together with, if the servicer is the Terminator, any Net WAC Cap Carry Forward Amounts, and any outstanding amounts owed to the certificate insurer (after taking into account any draws on the Policy on such distribution date) and (ii) any Swap Termination Payment payable to the Swap Provider, then due but unpaid or which is due to the exercise of such option. Distributions on the certificates in respect of any optional termination will be made as set forth under “Description of the Certificates—Distributions of Interest and Principal” herein. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

If the servicer’s exercise of such option would result in a draw on the Policy or any amounts will remain unpaid to the certificate insurer, the servicer will be required to obtain the consent of the certificate insurer.

In connection with the issuance of any net interest margin securities, the Terminator may agree to refrain from exercising this option while those securities are outstanding.

Form of Reports to the Certificateholders

Under the terms of the pooling and servicing agreement, the certificateholders will receive important information concerning matters about the distribution of and performance of the mortgage loans for the related Remittance Period from the trustee on each distribution date. Such information will be made available each month to the certificateholders, the certificate insurer, the servicer and the rating agencies by calling the trustee’s investor relations desk at (800) 735-7777. Parties that are unable to use the distribution options provided by the trustee are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

The primary source of information available to investors concerning the Offered Certificates will be the monthly reports made available via the trustee’s internet, which will include information as to the outstanding Class Certificate Balance of the Class A Certificates and the outstanding Notional Balance of the Class A-IO Certificates and the status of the applicable form of credit enhancement. Investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the issuing entity will be prepared and signed by the depositor.

Modifications to the Pooling and Servicing Agreement

The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee, with the consent of the certificate insurer and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect the status of any REMIC created under the pooling and servicing agreement or adversely affect the interests of the certificateholders, as evidenced by an opinion of counsel or confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding class of certificates (determined without regard to the Policy).

The pooling and servicing agreement also may be amended from time to time by the depositor, the servicer and the trustee, with the consent of the certificate insurer and the certificateholders evidencing percentage interests aggregating not less than 66 2/3% of each class of certificates, for the purpose of either adding, changing, or eliminating any provisions of the pooling and servicing agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on mortgage loans, (ii) adversely affect in any material respect the interests of the certificateholders without consent of those adversely affected or (iii) adversely affect the status of any REMIC created under the pooling and servicing agreement.

None of the depositor, the servicer nor the trustee may enter into an amendment of the pooling and servicing agreement that would significantly change the permitted activities of the trust fund without the consent of the certificate insurer and the certificateholders evidencing percentage interests aggregating not less than 66 2/3% of each class of certificates. Promptly after the execution of any such amendment requiring consent the trustee will furnish a copy of such amendment to each certificateholder. None of the depositor, the servicer nor the trustee may enter into an amendment of the pooling and servicing agreement that would adversely affect the rights of the Swap Provider without the prior consent of the Swap Provider.

Voting Rights

At all times, the Class A, Class C and Class P Certificates will have 98% of the voting rights in proportion to the then outstanding Class Certificate Balances of their respective certificates and the Class R Certificates and the Class A-IO Certificates will each have 1% of the voting rights. The voting rights allocated to any class of certificates (other than the Class R Certificates) will be allocated among all holders of each such class in proportion to the outstanding Class Certificate Balance or Notional Balance of such certificates. Notwithstanding the foregoing, unless a certificate insurer default exists, the certificate insurer will be entitled to exercise all voting rights of the holders of the Offered Certificates and the holders of the Offered Certificates may not exercise such voting rights without the prior written consent of the certificate insurer.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Defaults in Delinquent Payments

The yield to maturity of the Class A Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of a Class A Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because certain of the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of Mortgage Loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal distributions on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the seller or servicer). For those Mortgage Loans that contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans which did not have prepayment charges. The Mortgage Loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the servicer in connection with a modification and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the trust fund, in each case as described herein) will result in distributions on the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Class A Certificates may vary from the anticipated yield will depend upon the degree to which the Class A Certificate is purchased at a discount or premium and the degree to which the timing of distributions thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Class A Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Class A Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield.

The yield to maturity on the Class A-IO Certificates will be sensitive to the prepayment, repurchase and default experience on the mortgage loans which may fluctuate significantly from time to time. A very rapid rate of principal payments on the mortgage loans during the period from the Closing Date through January 31, 2008 will have a materially negative effect on the yield to maturity of the Class A-IO Certificates. On the basis of a prepayment rate of approximately 94.39% CPR of the Mortgage Loans and a purchase price of 3.025757% (which exclude accrued interest), the yield to maturity of the Class A-IO Certificates would be approximately 0.00%.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

The mortgage pool consists entirely of second lien mortgage loans, substantially all of which are balloon loans. The prepayment experience of such Mortgage Loans will likely differ from that of mortgage loans secured by first liens. The smaller principal balances of second lien mortgage loans relative to the principal balances of first lien mortgage loans may reduce the perceived benefits of refinancing. In addition, the reduced equity in the related mortgaged property due to the existence of a second lien mortgage loan may reduce the opportunities for refinancing. The reduced opportunity for refinancing may result in a greater rate of default and will likely result in a greater severity of loss following default. On the other hand, many borrowers do not view second lien mortgage loans as permanent financing and may be more inclined to prepay those mortgage loans as a result. We cannot assure you as to the prepayment experience of any of the Mortgage Loans.

Certain of the Mortgage Loans will not provide for any payments of principal for the first ten years following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that Mortgage Loan will be higher than for an amortizing Mortgage Loan. During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only Mortgage Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only Mortgage Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

As described under “The Mortgage Pool—Assignment of the Mortgage Loans” herein, with respect to the Delayed Delivery Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any such related mortgage file to the depositor or other designee of the depositor or, at the depositor’s direction, to the trustee within the time periods described under “The Mortgage Pool—Assignment of the Mortgage Loans” herein, the seller will be obligated to repurchase the related Mortgage Loan from the trust fund or, in certain circumstances, remove the Mortgage Loan from the trust fund and substitute in its place another Mortgage Loan. Any repurchases pursuant to this provision would have the effect of accelerating the rate of prepayments on the Mortgage Loans.

The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Basis Risk

Each Interest Accrual Period for the Class A Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The pass-through rate for the Class A Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described herein.

The pass-through rate for the Class A Certificates may be calculated by reference to the Expense Adjusted Net Mortgage Rates of the Mortgage Loans, less certain expenses and interest due on the Class A-IO Certificates. If Mortgage Loans bearing higher mortgage rates were to prepay, the weighted average Expense Adjusted Net Mortgage Rate would be lower than otherwise would be the case. With respect to the Class A Certificates, if the sum of One-Month LIBOR plus the applicable pass-through margin were to be higher than the Net WAC Cap, the pass-through rate on the Class A Certificates would be lower than otherwise would be the case. Due to the priority of the application of the Total Monthly Excess Spread, the only source of payment of any Net WAC Cap Carry Forward Amount is Net Swap Payments that are not otherwise applied as described above under “—Basis Risk” until the distribution date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average life of the Class A Certificates and consequently the yield to maturity of those certificates. The actual Overcollateralization Amount may change from distribution date to distribution date producing uneven distributions of the Total Monthly Excess Spread.

Total Monthly Excess Spread is generally a function of the excess of interest collected or advanced on the Mortgage Loans, over the amount required to distribute interest on the Offered Certificates and expenses at the expense rate. Mortgage Loans with higher Expense Adjusted Net Mortgage Rates will contribute more interest to the Total Monthly Excess Spread. Mortgage Loans with higher Expense Adjusted Net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower Expense Adjusted Net Mortgage Rates in response to a given change in market interest rates. Any disproportionate prepayments of Mortgage Loans with higher Expense Adjusted Net Mortgage Rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated distributions of principal of the Class A Certificates. The certificate guaranty insurance policy will not cover the payment of Net WAC Cap Carry Forward Amounts in respect of the Class A Certificates. The Swap Provider will only be required to make Swap Payments if One-Month LIBOR exceeds the Swap Rate. In addition, the Net Swap Payments and Swap Termination Payments paid by the Swap Provider (to the extent that the Supplemental Interest Trust Trustee has not applied such Swap Termination Payments to appoint a successor swap provider) will first be applied to cover interest shortfalls on the Offered Certificates and amounts owed to the certificate insurer and may be insufficient to make accelerated distributions of principal on the Class A Certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average life of the Class A Certificates may vary significantly over time and from class to class.

Delay in Distributions on the Class A-IO Certificates

The effective yield to holders of the Class A-IO Certificates will be less than the yield otherwise produced by their pass-through rates and purchase prices because on each distribution date, the interest distributable thereon will be the interest accrued during the month preceding the month of the related distribution date, which ends 24 or more days prior to the distribution date.

Structuring Assumptions

The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of Mortgage Loans for the life of those Mortgage Loans. The prepayment assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Mortgage Loans, including the Mortgage Loans in the trust fund.

With respect to the Mortgage Loans, a 100% prepayment assumption assumes a constant prepayment rate (“CPR”) of 15.0% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the related Mortgage Loans and an additional approximately 1.81818% (precisely 20.0%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of the Mortgage Loans, 100% prepayment assumption assumes a CPR of 35.0% per annum each month. A 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption i.e., no prepayments. Correspondingly, 100% prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption.

Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average life of the Class A Certificates set forth in the table. In addition, since the actual Mortgage Loans in the trust fund have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions which collectively are the structuring assumptions:

•	the assumed mortgage loans are as set forth in Annex III;

•	the closing date for the certificates occurs on February 9, 2007;

•
distributions on the certificates are made on the 25th day of each month (regardless of whether it falls on a business day), commencing on March 25, 2007, in accordance with the priorities described herein;

•	the mortgage loan prepayment rates with respect to the Mortgage Loans are a multiple of the prepayment assumption, each as stated in the Prepayment Scenarios below;

•	prepayments include 30 days’ interest thereon;

•	the optional termination is not exercised (except with respect to the weighted average life to call);

•	One-Month LIBOR remains constant at 5.32% per annum;

•	a weighted average expense fee rate of 0.5075% per annum is paid monthly;

•	no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced;

•
scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

•	the initial Class Certificate Balance and Notional Balance, as applicable, of each class of Offered Certificates is as set forth under “Summary—Description of the Certificates”;

•	no Swap Early Termination Events occurs; and

•	interest accrues on each class of certificates at the applicable pass-through rates set forth on the cover hereof or as described herein.

While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans which will be delivered to the trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

Weighted Average Life of the Class A Certificates

The weighted average life of the Class A Certificates is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the Class A Certificates on each distribution date by the number of years from the date of issuance to such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificates referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see “—Prepayment Considerations and Risks” herein and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average life of the Class A Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average life of the Class A Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments. See “Description of the Certificates—Distributions of Interest and Principal” herein.

The interaction of the foregoing factors may have different effects on the Class A Certificates and the effects may vary at different times during the life the Class A Certificate. Accordingly, no assurance can be given as to the weighted average life of the Class A Certificates. Further, to the extent the price of the Class A Certificates represents discounts or premiums to their original Class Certificate Balance, variability in the weighted average life will result in variability in the yield to maturity. For an example of how the weighted average life of the Class A Certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant percentages of the prepayment assumption specified in the tables or at any other constant rate or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the prepayment assumption, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

Prepayment Scenarios(1)

Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
50%	75%	100%	125%	150%
___________________
(1) Percentages of the prepayment assumption.

Percentage of Initial Class Certificate Balance Outstanding(1)

	Class A Certificates Prepayment Scenario
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	82	75	68	61	54
February 25, 2009	63	50	40	30	22
February 25, 2010	47	32	21	13	6
February 25, 2011	33	19	9	3	0
February 25, 2012	22	9	1	0	0
February 25, 2013	12	1	0	0	0
February 25, 2014	4	0	0	0	0
February 25, 2015	0	0	0	0	0
February 25, 2016	0	0	0	0	0
February 25, 2017	0	0	0	0	0
February 25, 2018	0	0	0	0	0
February 25, 2019	0	0	0	0	0
February 25, 2020	0	0	0	0	0
February 25, 2021	0	0	0	0	0
February 25, 2022	0	0	0	0	0
February 25, 2023	0	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0
Weighted Average Life to Maturity**	3.19	2.44	1.96	1.62	1.37
Weighted Average Life to Call**(2)	3.19	2.44	1.96	1.62	1.37
____________________

(1)	All percentages rounded to the nearest whole percentage.
(2)	This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.
*	If applicable, indicates a percentage between 0.00% and 0.50%.
**
The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

Last Scheduled Distribution Date

The last scheduled distribution date for the Class A Certificates is the distribution date occurring in March 2037.

The last scheduled distribution date for the Class A Certificates is the last possible date on which the initial Class Certificate Balance of such class would be reduced to zero.

Since the rate of distributions in reduction of the Class Certificate Balance of the Class A Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.

See “—Prepayment Considerations and Risks” and“—Weighted Average Lives of the Offered Certificates” herein and“Yield and Prepayment Considerations” in the prospectus.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Supplemental Interest Trust, the Excess Reserve Fund Accounts and the interest rate swap agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Class A Certificates and the Class C Certificates (exclusive of any right to receive payments from or any obligation to make payments to the Excess Reserve Fund Account or the Supplemental Interest Trust) will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Consequences—REMIC Securities” in the prospectus.

For federal income tax reporting purposes, the Class A-IO Certificates will and the Class A Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption as set forth under“Yield, Prepayment and Maturity Considerations—Structuring Assumptions.” No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Material Federal Income Tax Consequences—REMIC Securities” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See “Material Federal Income Tax Consequences—REMIC Securities” in the prospectus.

Each holder of a Class A Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the excess reserve fund account and the Supplemental Interest Trust in respect of the Net WAC Cap Carry Forward Amount or the obligation to make payments to the Supplemental Interest Trust. Neither the excess reserve fund accounts nor the Supplemental Interest Trust is an asset of any REMIC.

The treatment of amounts received by a holder of a Class A Certificate under such holder’s right to receive the Net WAC Cap Carry Forward Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A Certificate must allocate its purchase price for such Class A Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments in respect of the Net WAC Cap Carry Forward Amount in accordance with the relative fair market values of each property right. The trustee will, as required by the pooling and servicing agreement, treat distributions made to the holders of the Class A Certificates with respect to the Net WAC Cap Carry Forward Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the trustee may as required by the pooling and servicing agreement, treat the right to receive payments in respect of Net WAC Cap Carry Forward Amounts as having more than a de minimis value. Upon request, the trustee will make available information regarding such amounts as has been provided to it by the depositor. Under the REMIC regulations, the trustee is required to account for the REMIC regular interest and the right to receive payments in respect of the Net WAC Cap Carry Forward Amount as discrete property rights. Holders of the Class A Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the trustee’s treatment of payments of the Net WAC Cap Carry Forward Amount is respected, ownership of the right to the Net WAC Cap Carry Forward Amount will entitle the owner to amortize the price paid for the right to the Net WAC Cap Carry Forward Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Class A Certificate in excess of the amounts distributable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Cap Carry Forward Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate to which it relates will be treated as having been received by the beneficial owners of such certificates and then paid by such owners to the Supplemental Interest Trust in respect of the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Cap Carry Forward Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Cap Carry Forward Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Cap Carry Forward Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate may have income that exceeds cash distributions on the Class A Certificate, in any period and over the term of the Class A Certificate. As a result, the Class A Certificates or may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Cap Carry Forward Amounts would be subject to the limitations described above.

Upon the sale of a Class A Certificate the amount of the sale allocated to the selling certificateholder’s right to receive payments in respect of the Net WAC Cap Carry Forward Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Class A Certificate, as the case may be. A holder of a Class A Certificate will have gain or loss from such a termination of the right to receive payments in respect of the Net WAC Cap Carry Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Net WAC Cap Carry Forward Amount.

Gain or loss realized upon the termination of the right to receive payments in respect of the Net WAC Cap Carry Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Cap Carry Forward Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any Net WAC Cap Carry Forward Amount. Holders of the Class A Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

The REMIC regular interest component of each Class A Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each regular certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the regular certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Cap Carry Forward Amount is treated as a separate right of the Class A Certificates not distributable by any REMIC elected by the trust, such right will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Excess Reserve Fund Accounts and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (ii) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and (iii) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A Certificates. See “Description of the Securities” and “Material Federal Income Tax Consequences REMIC Securities” in the prospectus. The responsibility for filing annual federal information returns and other tax reports, as required by the pooling and servicing agreements, will be borne by the trustee. See “Material Federal Income Tax Consequences—REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Class A Certificates, see “Material Federal Income Tax Consequences—REMIC Securities” in the prospectus.

ERISA CONSIDERATIONS

Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (a “Plan”), that proposes to cause the Plan to acquire any of the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) should consult with its counsel with respect to the potential consequences under ERISA and/or Section 4975 of the Code of the Plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit “parties in interest” (under ERISA) and “disqualified persons” (under the Code) with respect to an employee benefit or similar plan subject to ERISA and/or to the excise tax provisions set forth under Section 4975 of the Code from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans subject to that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. However, any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans, or with assets of Plans that are subject to ERISA, are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans. It is anticipated that the certificates will constitute “equity interests” for purposes of the Plan Assets Regulation.

The U.S. Department of Labor has granted to the underwriters substantially identical individual administrative exemptions (collectively, the “Exemption”), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirements that the Offered Certificates be rated at least “AA-” (or its equivalent) by Fitch, Moody’s or S&P at the time of the Plan’s purchase and that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). As noted above, one requirement for eligibility of the Offered Certificates under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 125% based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the closing date.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The rating of a certificate may change. If a class of certificates no longer has a rating of at least “AA-” or its equivalent from at least one of S&P, Fitch or Moody’s, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it satisfied this rating requirement would not be required by the Exemption to dispose of it).

ERISA Considerations While the Supplemental Interest Trust is in Existence

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificates without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of an Offered Certificate will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 95-60 (for transactions by insurance company general accounts), PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of such certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Supplemental Interest Trust

Subsequent to the termination of the Supplemental Interest Trust which holds the interest rate swap agreement, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the conditions described above will be satisfied for such certificate.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the seller, the servicer, any servicer, the underwriters and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the depositor, the trustee, the Supplemental Interest Trust Trustee, the servicer or the underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms of the underwriting agreement, dated February 5, 2007, UBS Securities LLC, Bear, Stearns & Co. Inc and IndyMac Securities Corp. (the “underwriters”) have severally agreed to purchase, and the depositor has agreed to sell to the underwriters, the principal amount of the Class A Certificates and the notional amount of the Class A-IO Certificates set forth under their respective names below.

	UBS Securities LLC	Bear, Stearns & Co. Inc.	IndyMac Securities Corp.
Class A Certificates	$ 426,072,500	$ 22,477,500	$1,000,000
Class A-IO Certificates	$ 45,000,000	$ 0	$ 0

The depositor has been advised that the underwriters propose to initially offer the Class A Certificates and the Class A-IO Certificates to certain dealers at the prices set forth on the cover page of this prospectus supplement minus a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

	Selling Concession	Reallowance Discount
Class A Certificates	0.1400%	0.0900%
Class A-IO Certificates	0.1400%	0.0900%

After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

Each underwriter intends to make a secondary market in the Class A Certificates and the Class A-IO Certificates, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the Class A Certificates and the Class A-IO Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

Until the distributions of the Class A Certificates and the Class A-IO Certificates are completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Certificates and the Class A-IO Certificates. As an exception to the rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the Class A Certificates and the Class A-IO Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the Class A Certificates and the Class A-IO Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates and the Class A-IO Certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Thacher Proffitt &Wood LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by McKee Nelson LLP.

RATINGS

It is a condition to the issuance of the Offered Certificates that they are assigned the following ratings by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) (together, the “Rating Agencies”).

Class	S&P Rating	Moody’s Rating
A	AAA	Aaa
A-IO	AAA	Aaa

The ratings assigned to mortgage pass-through certificates generally address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. The ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the related Mortgage Loans, nor do they address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

The ratings of the agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield or that the Class A-IO certificateholders may not recover their initial investment.

The depositor has not requested a rating of the Offered Certificates by any rating agency other than the rating agencies described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by any other rating agency. The rating assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

Experts

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of MBIA Inc. and subsidiaries and the financial statements of MBIA Insurance Corporation and subsidiaries incorporated in this prospectus supplement by reference to MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEX OF DEFINED TERMS

Accrued Certificate Interest
Advance
Available Funds
BSFP
CEDE & Co.
Certificate Account
Class A Certificates
Class A-IO Certificates
Class C Certificates
Class Certificate Balance
Class P Certificates
Clearstream
Closing Date Mortgage Loans
Code
Collateral Value
Combined Loan-to-Value Ratio
Company
Compensating Interest
conventional non-conforming mortgage loans
Covered Loans
CPR
DBNTC
Deficiency Amount
Delayed Delivery Loans
deleted mortgage loan
Depository
Determination Date
Distribution Account
Early Termination Date
ERISA
Euroclear
Excess Reserve Fund Account
Exemption
Expense Adjusted Net Mortgage Rates
Expense Fee Rate
Final Scheduled Distribution Date
GAAP
Global Securities
IndyMac Bank
Insured Payment
Interest Accrual Period
Interest Rate Swap Agreement
Interest Remittance Amount
Interest-Only Mortgage Loans
IRS
LIBOR Determination Date
Liquidated Mortgage Loan
Maximum Insured Amount
MBIA
Moody’s
Net Interest Shortfall
Net Swap Payment
Net WAC Cap Carry Forward Amount
Net WAC Shortfall
Notional Balance
Notional Principal Contract Regulations
Offered Certificate Available Funds
OID Regulations
One-Month LIBOR
Optional Termination Date
Overcollateralization Amount
Pass-Through Margin
Pass-Through Rate
Plan
Policy
Preference Amount
Prepayment Charge Period
Prepayment Interest Excess
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Remittance Amount
Rating Agencies
Realized Loss
Record Date
Reference Banks
Refinance Loan
Relief Act Reduction
REMIC
Remittance Period
Required Distributions
Residual Certificates
S&P
SAP
SEC
servicer
Stated Principal Balance
Statistical Calculation Mortgage Loans
sub-prime mortgage loans
Subsequent Recoveries
Substitution Adjustment Amount
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Additional Termination Event
Swap Event of Default
Swap Expense Rate
Swap Provider
Swap Provider Trigger Event
Swap Termination Event
Swap Termination Payment
Telerate Page 3750
Total Monthly Excess Spread
U.S. Person
underwriters

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (the “DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Certificate of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States.

Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The term “U.S. Person” means:

(1) a citizen or resident of the United States,

(2) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia,

(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

(4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

Statistical Calculation Mortgage Loans1

CURRENT STATED PRINCIPAL BALANCE

Range of Current Stated Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
Less than 10,000.01	10	$90,138	0.03%	10.619%	675	$9,014	83.79%	4.15%	11.09%	100.00%
10,000.01-25,000.00	376	7,512,573	2..35	10.580	674	19,980	91.51	12.30	22.27	98.97
25,000.01-40,000.00	910	30,067,142	9.42	10.751	676	33,041	94.79	15.50	18.13	98.39
40,000.01-55,000.00	934	44,453,012	13.92	10.795	680	47,594	95.30	16.32	15.28	98.15
55,000.01-70,000.00	870	54,573,882	17.09	10.815	678	62,729	96.27	17.28	15.24	98.63
70,000.01-85,000.00	648	49,975,903	15.65	10.845	680	77,123	97.56	18.73	9.90	99.41
85,000.01-100,000.00	477	44,016,605	13.78	11.010	681	92,278	97.48	19.25	6.03	98.29
100,000.01-115,000.00	284	30,552,300	9.57	10.890	682	107,579	97.99	19.23	6.31	99.30
115,000.01-130,000.00	187	22,788,738	7.14	10.895	688	121,865	97.31	19.95	7.42	96.74
130,000.01-145,000.00	81	11,071,653	3.47	10.576	698	136,687	96.85	19.46	12.58	100.00
145,000.01-160,000.00	34	5,199,178	1.63	10.487	691	152,917	91.77	21.11	2.88	100.00
160,000.01-175,000.00	51	8,688,245	2.72	10.343	689	170,358	92.18	20.76	3.93	100.00
175,000.01-190,000.00	18	3,272,921	1.02	10.112	722	181,829	98.31	20.90	5.69	100.00
190,000.01-205,000.00	15	2,950,973	0.92	9.959	693	196,732	92.02	20.13	6.46	100.00
205,000.01-220,000.00	5	1,082,458	0.34	9.350	720	216,492	97.82	23.52	19.85	100.00
220,000.01-235,000.00	2	454,609	0.14	10.774	680	227,304	86.76	20.71	0.00	100.00
235,000.01-250,000.00	7	1,718,016	0.54	9.794	702	245,431	91.42	22.40	42.42	100.00
250,000.01 or more	3	854,439	0.27	10.982	727	284,813	89.80	22.48	0.00	100.00
Total	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

FICO SCORE

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
Greater than 780	120	$8,514,933	2.67%	9.782%	792	$70,958	94.00%	16.92%	8.13%	96.09%
760 - 779	187	12,052,117	3.77	9.664	769	64,450	94.70	16.37	7.53	96.52
740 - 759	257	18,400,802	5.76	9.710	749	71,598	96.12	17.68	8.18	96.56
720 - 739	323	21,963,774	6.88	9.959	728	67,999	96.14	17.80	6.01	96.81
700 - 719	412	29,865,746	9.35	10.166	709	72,490	96.61	17.86	4.81	98.01
680 - 699	543	38,141,607	11.94	10.577	688	70,242	96.68	17.96	4.96	96.88
660 - 679	1,355	87,079,070	27.27	10.753	669	64,265	96.90	18.45	9.86	99.73
640 - 659	1,099	67,904,440	21.27	11.636	649	61,787	96.62	18.65	13.48	99.96
620 - 639	616	35,400,296	11.09	11.747	629	57,468	94.42	17.79	31.56	100.00
Total:	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

___________
(1) The values in all tables in this Annex II are calculated as of the cut-off date.

REMAINING TERM TO MATURITY

Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
1-180	4,849	$315,226,804	98.72%	10.782%	682	$65,009	96.23%	18.07%	11.49%	99.21%
181-240	3	65,389	0.02	10.601	654	21,796	90.00	10.00	0.00	100.00
241-360	60	4,030,591	1.26	11.709	708	67,177	98.57	20.20	10.91	58.86
Total	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 180 months.

PROPERTY TYPE

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
Single Family	2,672	$173,475,954	54.33%	10.786%	679	$64,924	95.57%	17.85%	10.74%	99.52%
PUD	997	68,350,033	21.40	11.009	681	68,556	96.63	18.17	11.73	97.43
Condominium	785	42,745,463	13.39	10.370	696	54,453	97.81	18.64	16.36	97.53
2 Family	275	22,748,851	7.12	10.974	681	82,723	96.89	18.56	7.13	99.18
High Rise Condominium	88	5,224,217	1.64	10.596	689	59,366	98.38	18.74	13.75	100.00
Town House	75	4,772,927	1.49	10.858	672	63,639	96.63	18.50	14.32	100.00
4 Family	9	1,077,231	0.34	12.419	709	119,692	99.58	19.58	0.00	86.57
3 Family	11	928,109	0.29	10.210	724	84,374	91.52	14.93	0.00	82.99
Total	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

OCCUPANCY TYPE

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
Owner Occupied	4,844	$315,186,963	98.70%	10.768%	682	$65,068	96.21%	18.07%	11.63%	100.00%
Investor Occupied	60	3,585,005	1.12	12.887	723	59,750	99.74	20.61	0.00	0.00
Second Home	8	550,816	0.17	12.002	716	68,852	99.01	19.01	0.00	0.00
Total	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

Based on representations of the related mortgagors at the time of origination.

LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
Purchase	3,300	$230,764,480	72.27%	10.972%	684	$69,929	98.96%	19.16%	10.75%	98.36%
Cash Out Refinance	1,399	76,691,937	24.02	10.304	676	54,819	89.05	15.52	13.88	99.60
Rate & Term Refinance	213	11,866,367	3.72	10.478	686	55,711	90.09	14.11	10.32	99.65
Total	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

ORIGINAL LOAN-TO-VALUE RATIOS

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
Less than 10.01	1,019	$42,177,403	13.21%	9.968%	693	$41,391	88.39%	9.33%	6.58%	99.87%
10.01-15.00	666	41,225,974	12.91	10.421	678	61,901	91.94	14.23	13.82	99.66
15.01-20.00	3,014	216,531,557	67.81	11.044	682	71,842	99.29	19.84	11.61	98.40
20.01-25.00	131	10,863,176	3.40	10.703	676	82,925	90.25	22.31	13.01	97.49
25.01-30.00	47	4,745,483	1.49	10.644	669	100,968	86.29	27.74	21.27	95.79
30.01 or greater	35	3,779,191	1.18	10.191	669	107,977	86.90	34.19	16.67	100.00
Total	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

COMBINED ORIGINAL LOAN-TO-VALUE RATIOS

Combined Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
0.01-60.00	25	$1,943,941	0.61%	8.918%	679	$77,758	48.38%	17.17%	15.51%	100.00%
60.01-70.00	23	2,126,573	0.67	9.127	683	92,460	66.31	21.88	19.24	100.00
70.01-80.00	97	7,644,339	2.39	9.365	677	78,808	76.73	17.65	12.07	100.00
80.01-85.00	152	6,206,419	1.94	10.174	686	40,832	84.06	11.96	3.42	100.00
85.01-90.00	1,007	49,445,931	15.48	10.002	692	49,102	89.51	11.94	6.83	99.89
90.01-95.00	629	39,696,491	12.43	10.614	673	63,110	94.50	16.01	16.32	99.65
95.01-100.00	2,979	212,259,090	66.47	11.115	682	71,252	99.95	20.09	11.76	98.14
Total	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

GEOGRAPHIC DISTRIBUTION

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
California	1,667	$128,956,650	40.38%	10.495%	689	$77,359	95.59%	17.38%	7.61%	99.71%
Florida	509	27,096,077	8.49	11.165	670	53,234	96.98	18.76	24.44	100.00
New York	332	26,832,947	8.40	10.752	681	80,822	96.41	18.43	8.05	100.00
Maryland	245	17,049,561	5.34	10.888	681	69,590	96.90	18.46	9.04	100.00
Virginia	228	16,752,040	5.25	10.832	688	73,474	97.32	17.97	8.28	99.25
New Jersey	220	15,382,710	4.82	11.083	673	69,921	96.74	18.34	8.43	100.00
Illinois	279	13,896,687	4.35	10.994	682	49,809	98.07	18.41	9.82	97.42
Nevada	217	13,818,140	4.33	11.453	680	63,678	96.33	18.62	8.29	88.37
Arizona	115	6,643,190	2.08	11.003	674	57,767	93.13	18.81	16.86	97.85
Massachusetts	94	5,744,331	1.80	10.944	683	61,110	97.96	19.15	19.46	100.00
Other	1,006	47,150,452	14.77	10.977	674	46,869	96.48	18.85	19.29	96.75
Total:	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

ZIP CODE

Zip Code	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
11717	15	$1,139,766	0.36%	11.025%	678	$75,984	99.46%	19.46%	8.07%	100.00%
91387	13	1,107,653	0.35	9.931	693	85,204	94.01	17.38	0.00	100.00
22191	14	1,087,875	0.34	10.986	682	77,705	97.74	18.84	0.00	100.00
89178	14	1,059,980	0.33	12.078	680	75,713	91.29	20.50	0.00	93.67
94565	10	975,219	0.31	10.444	686	97,522	96.19	22.57	8.71	100.00
91335	12	934,306	0.29	10.530	686	77,859	95.16	16.40	11.34	100.00
22193	12	869,383	0.27	11.078	697	72,449	98.74	18.74	0.00	100.00
92592	11	854,509	0.27	10.079	709	77,683	96.94	17.17	7.54	100.00
89131	9	831,809	0.26	11.781	661	92,423	95.57	18.69	14.42	100.00
92801	8	827,899	0.26	10.836	692	103,487	99.25	19.28	16.47	100.00
Other	4,794	309,634,385	96.97	10.791	682	64,588	96.25	18.07	11.65	98.69
Total:	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

TYPE OF DOCUMENTATION PROGRAM

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
Stated Income	3,099	$190,533,513	59.67%	10.775%	673	$61,482	95.35%	17.63%	0.00%	98.60%
No Ratio	1051	85,879,417	26.89	10.889	708	81,712	98.33	18.85	0.00	98.41
Full/Alternative	669	36,667,728	11.48	10.637	664	54,810	96.54	18.68	100.00	100.00
No Income/No Assets	77	5,514,582	1.73	11.184	695	71,618	93.87	19.35	0.00	98.28
Fast Forward	11	403,356	0.13	8.198	748	36,669	89.18	9.18	0.00	100.00
No Document	4	266,231	0.08	10.571	728	66,558	92.43	13.67	0.00	100.00
Bank Statement	1	57,956	0.02	10.750	664	57,956	100.00	20.00	0.00	100.00
Total:	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

LIEN STATUS

Lien	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
Second Lien	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%
Total	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

AMORTIZATION TYPE

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
15 Yr Balloon	4,766	$309,683,083	96.98%	10.793%	682	$64,978	96.37%	18.09%	11.46%	99.20%
15 Yr Fixed	71	4,077,642	1.28	9.829	690	57,432	85.41	16.86	15.49	100.00
30 Yr Fixed	42	2,832,903	0.89	12.008	700	67,450	98.43	20.75	5.03	51.69
30 Yr Fixed - 120 Month IO	21	1,263,078	0.40	10.983	723	60,147	98.44	18.46	23.55	77.07
15 Yr Fixed - 120 Month IO	8	984,600	0.31	10.287	723	123,075	94.01	17.27	10.97	100.00
15 Yr Fixed - 60 Month IO	3	381,479	0.12	12.761	714	127,160	99.34	19.34	0.00	100.00
15 Yr Balloon - 120 Month IO	1	100,000	0.03	12.500	796	100,000	99.61	19.61	0.00	100.00
Total	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

MORTGAGE RATE

Current Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
5.500 - 5.999	1	$169,627	0.05%	5.500%	757	$169,627	99.96%	19.99%	0.00%	100.00%
6.000 - 6.499	4	307,866	0.10	6.214	719	76,967	73.88	17.00	6.77	100.00
6.500 - 6.999	6	532,868	0.17	6.856	755	88,811	80.69	24.70	56.14	100.00
7.000 - 7.499	14	1,063,969	0.33	7.165	709	75,998	70.71	16.16	45.41	100.00
7.500 - 7.999	40	2,677,548	0.84	7.721	731	66,939	84.57	16.52	38.32	100.00
8.000 - 8.499	80	5,209,259	1.63	8.204	730	65,116	89.26	16.68	40.07	100.00
8.500 - 8.999	213	13,160,425	4.12	8.723	715	61,786	89.35	15.77	16.31	100.00
9.000 - 9.499	431	25,613,963	8.02	9.233	711	59,429	92.71	15.48	8.01	100.00
9.500 - 9.999	576	35,543,246	11.13	9.693	694	61,707	95.03	17.01	11.70	99.76
10.000 - 10.499	585	37,433,092	11.72	10.193	697	63,988	96.37	17.54	11.36	100.00
10.500 - 10.999	855	62,318,702	19.52	10.666	690	72,887	98.00	18.86	5.00	99.84
11.000 - 11.499	531	36,005,642	11.28	11.208	670	67,807	97.73	18.53	7.05	99.46
11.500 - 11.999	435	27,653,035	8.66	11.682	655	63,570	95.89	18.01	17.13	99.21
12.000 - 12.499	469	28,746,531	9.00	12.226	653	61,293	98.12	19.12	15.67	97.50
12.500 - 12.999	547	35,308,402	11.06	12.626	658	64,549	99.32	20.02	13.43	95.31
13.000 - 13.499	60	3,476,618	1.09	13.146	649	57,944	97.97	18.44	9.72	98.88
13.500 - 13.999	37	1,985,696	0.62	13.661	655	53,667	98.81	19.27	8.20	81.86
14.000 - 14.499	20	1,438,091	0.45	14.184	656	71,905	99.08	21.06	0.00	66.44
14.500 - 14.999	7	569,985	0.18	14.547	651	81,426	99.99	20.43	0.00	69.23
15.000 - 15.499	1	108,219	0.03	15.000	662	108,219	95.00	15.00	0.00	0.00
Total:	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

FIRST LIEN TYPE

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Mortgage Rate	Weighted Average FICO Score	Average Principal Balance	Weighted Average Combined Original LTV	Weighted Average Original LTV of 2nd Lien	% of Full Doc Loans	% Owner Occupied
Amortizing	4119	$280,672,351	87.90%	10.902%	679	$68,141	97.16%	18.97%	12.28%	98.55%
Negative Amortizing	793	38,650,434	12.10	10.004	707	48,740	89.71	11.75	5.72	99.86
Total:	4,912	$319,322,784	100.00%	10.793%	682	$65,009	96.25%	18.10%	11.48%	98.70%

ANNEX III

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Name	Aggregate Principal Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Original Amortization Term (months)	Age (months)	Prepayment Term (months)	Gross Margin (%)	Months to Next Rate Adjustment	Lifetime Rate Cap (%)	Initial Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Original IO Term (months)
1-2-15YR BALLOON - -360-180IO TERM 0- 0	279,999,636.50	10.8160	180	360	2	0	N/A	N/A	N/A	N/A	N/A	0
1-2-15YR BALLOON - -360-180IO TERM 0-12	34,146,585.72	10.7343	180	360	2	12	N/A	N/A	N/A	N/A	N/A	0
1-2-15YR BALLOON - -360-180IO TERM 0-24	49,899,172.55	10.9056	180	360	2	24	N/A	N/A	N/A	N/A	N/A	0
1-2-15YR BALLOON - -360-180IO TERM 0-36	72,370,026.36	10.6533	180	360	2	36	N/A	N/A	N/A	N/A	N/A	0
1-2-15YR BALLOON -IO-360-180IO TERM120-36	140,923.22	12.5000	180	360	6	36	N/A	N/A	N/A	N/A	N/A	120
1-2-FXD - -180-180IO TERM 0- 0	4,546,127.71	9.8301	180	180	3	0	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD - -180-180IO TERM 0-12	54,268.42	10.2798	180	180	1	12	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD - -180-180IO TERM 0-24	160,465.60	11.3570	180	180	2	24	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD - -180-180IO TERM 0-36	985,483.90	9.5527	180	180	1	36	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD - -240-240IO TERM 0- 0	23,227.53	11.6000	240	240	1	0	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD - -240-240IO TERM 0-24	40,117.34	11.1000	240	240	1	24	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD - -240-240IO TERM 0-36	28,803.54	9.1000	240	240	2	36	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD - -360-360IO TERM 0- 0	3,162,395.67	12.0197	360	360	4	0	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD - -360-360IO TERM 0-12	303,400.84	12.2161	360	360	3	12	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD - -360-360IO TERM 0-36	434,272.98	12.0733	360	360	5	36	N/A	N/A	N/A	N/A	N/A	0
1-2-FXD -IO-180-180IO TERM 60- 0	324,123.44	12.7500	180	180	6	0	N/A	N/A	N/A	N/A	N/A	60
1-2-FXD -IO-180-180IO TERM 60-36	213,468.74	12.7779	180	180	5	36	N/A	N/A	N/A	N/A	N/A	60
1-2-FXD -IO-180-180IO TERM120- 0	1,387,530.18	10.2872	180	180	2	0	N/A	N/A	N/A	N/A	N/A	120
1-2-FXD -IO-360-360IO TERM120- 0	907,253.34	11.0555	360	360	4	0	N/A	N/A	N/A	N/A	N/A	120
1-2-FXD -IO-360-360IO TERM120-12	621,401.01	11.2994	360	360	2	12	N/A	N/A	N/A	N/A	N/A	120
1-2-FXD -IO-360-360IO TERM120-24	63,415.44	9.7500	360	360	6	24	N/A	N/A	N/A	N/A	N/A	120
1-2-FXD -IO-360-360IO TERM120-36	187,900.00	10.0041	360	360	2	36	N/A	N/A	N/A	N/A	N/A	120

PROSPECTUS

INDYMAC ABS, INC.
Depositor

Mortgage Pass-Through Certificates
Mortgage Pass-Through Notes
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 6.	The Trusts
Each issuing entity will be established to hold assets transferred to it by IndyMac ABS, Inc. The assets in each issuing entity will be specified in the prospectus supplement for the particular trust and will generally consist of:

•  first and/or subordinate lien mortgage loans secured by one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests issued by cooperative housing corporations or participations in that type of loan,

The securities will represent obligations of the related issuing entity only and will not represent an interest in or obligation of IndyMac ABS, Inc., any originator, servicer, or any of their affiliates.
• loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,
• closed-end second lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,
• loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed use loans),
• home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

•  loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

• home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties,
• mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or
• private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

•  mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

The Securities

IndyMac ABS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the issuing entity to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.
___________________

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

December 11, 2006

Table of Contents

Important Notice About Information in this Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
Limited Source of Payments — No Recourse to Sellers, Depositor or Servicer
Credit Enhancement May Not Be Sufficient to Protect You from Losses
Losses on Balloon Payment Mortgages Are Borne by You
Multifamily Lending
Junior Liens
Partially Unsecured Loans
Home Equity Lines of Credit
Nature of Mortgages
Your Risk of Loss May Be Higher Than You Expect If Your Securities Are Backed by Partially Unsecured Home Equity Loans
Impact of World Events
You Could Be Adversely Affected by Violations of Environmental Laws
Ratings of the Securities Do Not Assure Their Payment
Book-Entry Registration
Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans
Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as Principal to Securityholders
Secondary Market for the Securities May Not Exist
Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities
Holders of Original Issue Discount Securities Are Required to Include Original Issue Discount in Ordinary Gross Income as It Accrues
The Principal Amount of Securities May Exceed the Market Value of the Issuing Entity Assets
The Issuing Entity
The Mortgage Loans—General
Agency Securities
Private Mortgage-Backed Securities
Substitution of Issuing Entity Assets
Available Information
Incorporation of Certain Documents by Reference; Reports Filed with the SEC
Reports to Securityholders
Use of Proceeds
The Depositor
Mortgage Loan Program
Underwriting Standards
Underwriting Process
Qualifications of Sellers
Representations by Sellers; Repurchases
Static Pool Data
Description of the Securities
General
Distributions on Securities
Advances
Mandatory Auction
Categories of Classes of Securities
Indices Applicable to Floating Rate and Inverse Floating Rate Classes
Book-Entry Securities
Global Clearance, Settlement And Tax Documentation Procedures
Credit Enhancement
General
Subordination
Letter of Credit
Mortgage Pool Insurance Policies
Special Hazard Insurance Policies
Bankruptcy Bonds
Reserve Fund
Cross Support
Insurance Policies, Surety Bonds and Guaranties
Over-Collateralization
Financial Instruments
Deposit Agreements
Yield and Prepayment Considerations
Prepayment Standards or Models
Yield
The Agreements
Assignment of Issuing Entity Assets
Payments on Issuing Entity Assets; Deposits to Security Account
Pre-Funding Account
Collection Procedures
The Surety Provider
Hazard Insurance
Realization upon Defaulted Mortgage Loans
Servicing and Other Compensation and Payment of Expenses
Evidence as to Compliance
List of Securityholders
Certain Matters Regarding the Servicer and the Depositor
Events of Default
Amendment
Termination; Optional Termination
The Trustee
Certain Legal Aspects of the Mortgage Loans
General
Foreclosure and Repossession
Rights of Redemption
Anti-Deficiency Legislation and Other Limitations on Lenders
Environmental Risks
Due-on-sale Clauses
Prepayment Charges
Applicability of Usury Laws
Servicemembers Civil Relief Act
Material Federal Income Tax Consequences
General
Taxation of Debt Securities
REMIC Securities
Tax Status as a Grantor Trust
Final Trust Reporting Regulations
Tax Characterization of the Issuing Entity as a Partnership
Tax Consequences to Holders of the Notes
Tax Consequences to Holders of the Certificates
State Tax Considerations
ERISA Considerations
Plan Assets Regulation and Certain Exemptions
Class Exemptions
Underwriter Exemption
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
INDEX OF PRINCIPAL TERMS

  Important Notice About Information in this Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

___________________

If you require additional information, the mailing address of our principal executive offices is IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see “The Issuing Entity—Available Information” and “—Incorporation of Certain Documents by Reference; Reports Filed with the SEC” on page 33.

  Risk Factors

You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

Limited Source of Payments — No Recourse to Sellers, Depositor or Servicer
The applicable prospectus supplement may provide that securities will be payable from other issuing entities in addition to their associated issuing entity, but if it does not, they will be payable solely from their associated issuing entity. If the issuing entity does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired. The return of your principal may be impaired, and you will not have recourse to any other entity. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the issuing entity may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the issuing entity. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Unless otherwise specified in the applicable prospectus supplement, you also will not have recourse against the assets of the issuing entity of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the issuing entity. The only obligation of the depositor to an issuing entity comes from certain representations and warranties made by it about assets transferred to the issuing entity. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase or substitute for some of the transferred assets. IndyMac ABS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or
• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the servicer to an issuing entity (other than its servicing obligations) come from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the servicer may be required to repurchase some of the loans. However, the servicer may not have the financial ability to make the required repurchase.

The only obligations to an issuing entity of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

Credit Enhancement May Not Be Sufficient to Protect You from Losses
Credit enhancement is intended to reduce the effect of loan losses. Credit enhancements, however, may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of a credit enhancement may be reduced, substituted for, or even eliminated, so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to adversely change their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the underlying loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Multifamily Lending
Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly rent payments from tenants to:

•  pay for maintenance and other operating expenses of those properties,

•  fund capital improvements, and

•  service any loan or other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We cannot determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular property may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Junior Liens
The mortgages and deeds of trust securing the closed-end second-lien loans will be, the home equity line of credit loans and home improvement contracts will primarily be, and other loans may be junior liens subordinate to the rights of the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance policy or condemnation proceeding will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, the junior mortgagee will have to foreclose subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

•  pay the senior mortgage in full at or prior to the foreclosure sale, or

•  assume the payments on the senior mortgage if the mortgagor is in default under that mortgage.

Unless the servicer is obligated under the applicable agreement to advance such funds, the issuing entity may effectively be prevented from foreclosing on the related property because it will not have sufficient funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

•  the aggregate amount owed under both the senior and junior loans, over

•  the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans−Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.”

Partially Unsecured Loans
The issuing entity for any series may include closed-end second-lien loans, home equity line of credit loans and home improvement contracts that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related property.

Under these circumstances, the issuing entity for the related series could be treated as a general unsecured creditor as to any unsecured portion of any related loan. If a borrower defaults under a loan that is unsecured in part, the related issuing entity generally will have recourse only against the borrower’s assets for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on a partially unsecured loan, the borrower’s unsecured obligation on that loan will be treated as an unsecured loan and may be discharged by the bankruptcy court. Losses on any partially unsecured loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities of the related series.

Home Equity Lines of Credit
Generally, a home equity line of credit has a draw period that lasts for the first ten years (during which no principal or minimal amount of principal is due) and, unless otherwise specified in the related prospectus supplement, a repayment term following the draw period of zero, ten, fifteen or twenty years. As a result, there may be limited collections available to make payments to related securityholders or payments of principal may be received more slowly than anticipated, which will affect the yield on one or more classes of securities of the related series.

Home equity lines of credit that do not have a repayment term following the draw period are effectively balloon loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more classes of securities of the related series may suffer a loss if the related credit enhancement is not sufficient to cover such shortfall.

Nature of Mortgages Declines In Property Values May Adversely Affect You	The value of the properties underlying the loans held in the issuing entity may decline over time. Among the factors that could adversely affect the value of the properties are:
• an overall decline in the residential real estate market in the areas in which they are located,
• a decline in their general condition from the failure of borrowers to maintain their property adequately, and
• natural disasters that are not covered by insurance, such as earthquakes and floods.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the issuing entity provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,
• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,
• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•  with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.
Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost” mortgage loans, which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

The federal laws that may apply to loans held in the trust include the following:

•  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

•  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•  the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on this type of loans;

•  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•  the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•  the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

•  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the seller, will be borne by the holders of one or more classes of securities.

Your Risk of Loss May Be Higher Than You Expect If Your Securities Are Backed by Partially Unsecured Home Equity Loans
The issuing entity may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the issuing entity could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the issuing entity will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

Impact of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by issuing entity. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act”). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

You Could Be Adversely Affected by Violations of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the issuing entity. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, under certain circumstances, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the issuing entity were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of the Securities Do Not Assure Their Payment
Any class of securities offered under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and, in the case of surety bonds, insurance policies, letters of credit or guarantees, primarily on the claims paying ability of any related surety provider, insurer, letter of credit provider or guarantor, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,
• an adverse change in the financial or other condition of a credit enhancement provider, or
• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular issuing entity and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans regardless of whether the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any issuing entity. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.
Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans
The prospectus supplement for a series of securities may provide that on the closing date for that series, the depositor will deposit cash into a pre-funding account. The amount deposited into the pre-funding account will never exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series. The pre-funding account will only be used to purchase additional loans from the depositor during the period beginning with the related closing date and ending not more than one year after the closing date. The depositor will acquire these additional loans from the seller or sellers specified in the related prospectus supplement. The trustee for the related series will maintain the pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect of the related loans.

Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as Principal to Securityholders
Any amounts remaining in a pre-funding account at the end of the period specified in the applicable prospectus supplement will be distributed as a prepayment of principal to the related securityholders on the first distribution date after the end of that period. Any such distribution will be made in the amounts and according to the priorities specified in the related prospectus supplement. The holders of one or more classes of the related series of securities will bear the entire reinvestment risk resulting from that prepayment.

Secondary Market for the Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. If only a portion of a class of offered certificates has been sold to the public, the market for the offered certificates could be illiquid because of the small amount of these certificates held by the public. In addition, the market overhang created by the existence of offered certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell your certificates. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities
The seller and the depositor will take steps to structure the transfer of the loans held in the issuing entity by the seller to the depositor as a sale. The depositor and the issuing entity will take steps to structure the transfer of the loans from the depositor to the issuing entity as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the servicer becomes bankrupt and cash collections have been commingled with the servicer’s own funds, the issuing entity will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled but still in an account of the servicer might also be included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the securities. Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

Holders of Original Issue Discount Securities Are Required to Include Original Issue Discount in Ordinary Gross Income as It Accrues
Debt securities that are compound interest securities will be, and certain other debt may be, securities issued with original issue income discount for federal tax purposes. A holder of debt securities issued with original issue discount is required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, before receiving the cash attributable to that income. Accrued but unpaid interest on the debt securities that are compound interest securities generally will be treated as original issue discount for this purpose.

See “Federal Income Tax Consequences-Taxation of Debt Securities−Interest and Acquisition Discount” and “−Market Discount.”

The Principal Amount of Securities May Exceed the Market Value of the Issuing Entity Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Principal Terms” on page 125.

  The Issuing Entity1

This prospectus relates to either Mortgage Pass-Through Certificates or Mortgage Pass-Through Notes, or a combination of those, which may be sold from time to time in one or more series by the depositor, IndyMac ABS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate agreement to be entered into with respect to each series. The securities of each series will represent interests in the assets of the related issuing entity, and the notes of each series will be secured by the pledge of the assets of the related issuing entity. The issuing entity for each series will be held by the trustee for the benefit of the related securityholders. Each issuing entity will consist of the issuing entity assets (the “Issuing Entity Assets”) consisting of:

•	a pool of mortgage loans of the type or types specified in the related prospectus supplement, together with payments relating to those loans,

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Private Mortgage-Backed Securities”) evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

The depositor will cause the Issuing Entity Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Issuing Entity Assets pursuant to:

•	a pooling and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of certificates,

•	a servicing agreement between the trustee and the servicer, in the case of a series consisting of certificates and notes, or

•	a sale and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of notes.

The servicer will receive a fee for its services. See “Loan Program” and “The Agreements” in this prospectus. With respect to loans serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer alone were servicing those loans.

In the case of a series consisting of certificates, the term “agreement” means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term “agreement” means the related trust agreement, indenture and servicing agreement, as the context requires. In the case of a series consisting of notes, the term “agreement” means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

If specified in the related prospectus supplement, an issuing entity for a series may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

Before the initial offering of a series of securities, the issuing entity for that series will have no assets or liabilities. The issuing entity for a series is not expected to engage in any activities other than:

__________________________
1      Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single issuing entity consisting primarily of the Issuing Entity Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term issuing entity will refer to one specific issuing entity.

•	acquiring, holding and managing the related Issuing Entity Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

•	issuing securities and making distributions on them, and

•	certain other related activities.

The issuing entity for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor’s only obligations with respect to a series of securities will be to obtain certain representations and warranties from the seller and to assign to the related trustee the depositor’s rights with respect to those representations and warranties. See “The Agreements- Assignment of the Issuing Entity Assets.” The servicer’s obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sellers, as described in this prospectus under “Loan Program-Representations by Seller; Repurchases” and “-Assignment of the Issuing Entity Assets”), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under “Description of the Securities-Advances” in this prospectus. The servicer’s obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

The securities will be entitled to payment from the assets of the related issuing entity or other assets pledged for the benefit of the holders of the securities as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor. The applicable prospectus supplement may specify the Issuing Entity Assets that an issuing entity will consist of, but if it does not, the Issuing Entity Assets of any issuing entity will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Mortgage Loan Program—Underwriting Standards” or as otherwise described in a related prospectus supplement.

The following is a brief description of the Issuing Entity Assets expected to be included in the issuing entities. The description of the Issuing Entity Assets included in the related prospectus supplement for any series of securities is based on information regarding the Issuing Entity Assets for that series as of the date specified in the prospectus supplement.  With respect to some issuing entities, specific information about the Issuing Entity Assets may not be known at the time the related series of securities is initially offered and the related prospectus supplement will contain more general information of the nature described below.  In addition, Issuing Entity Assets for any series may be added, removed or substituted from the related pool prior to the issuance of the related series of securities.  If the addition, removal and substitution of Issuing Entity Assets for a series causes a material pool characteristic of the actual Issuing Entity Assets to differ by 5% or more (other than as a result of principal prepayments) from the description of the Issuing Entity Assets disclosed in the prospectus supplement for that series, a current report on Form 8-K describing the final Issuing Entity Assets will be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related series of securities. A schedule of the Issuing Entity Assets relating to the series will be available pursuant to information attached to the pooling and servicing agreement or sale and servicing agreement delivered to the trustee upon delivery of the securities.
The Mortgage Loans—General

The mortgage loans will be secured by first and, if so specified in the related prospectus supplement, subordinate mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. In addition, the Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

The mortgage loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The real property that secures repayment of the mortgage loans is referred to collectively as “mortgaged properties.” The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The mortgaged properties will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination.

The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the “Loan Rate”) for a period of time or for the life of the loan; the amount of the difference may be contributed by the seller of the property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment (referred to as a “balloon payment”) of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

•
Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest only. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

An issuing entity may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the servicer of the mortgagor’s portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate and on the length of the buydown period.

The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the “Properties” and are individually referred to as a “Property.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower’s representation at origination that the borrower intends to use the Property as a primary residence.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder’s pro rata share of the cooperative’s payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

Closed-End Second-Lien Loans. The mortgaged properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Equity Line of Credit Loans. The mortgaged properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Issuing Entity Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such a parcel and construction loans which convert into permanent loans upon the completion of construction.

Home Improvement Contracts. The Issuing Entity Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

•
the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of securities or another date referred to in the related prospectus supplement as a cut-off date,

•
the type of property securing the mortgage loans (e.g., single family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes, small multi-family properties or other real property or home improvements),

•	the original terms to maturity of the mortgage loans,

•	the ranges of the principal balances of the mortgage loans,

•	the earliest origination date and latest maturity date of any of the mortgage loans,

•	the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans at origination,

•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APRs borne by the loans,

•	the maximum and minimum per annum mortgage rates and

•	the geographical distribution of the mortgage loans.

If the depositor does not know specific information about the mortgage loans at the time the related securities are initially offered, the related prospectus supplement will contain more general information of the type described above.

Unless otherwise specified in the related prospectus supplement, the “Loan-to-Value Ratio” of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

Unless otherwise specified in the related prospectus supplement, the “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of

(x) the sum of

•	the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

•
the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

(y) the collateral value of the related Property.

The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

•	the sales price for the property, and

•	the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market were to experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any primary or secondary financing on the Properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the securityholders of the related series. The servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and will receive a fee for its services. See “Mortgage Loan Program” and “The Agreements.”

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements—Assignment of Issuing Entity Assets.” The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable (including its obligation to enforce the obligations of the sellers, as more fully described under “Mortgage Loan Program—Representations by Sellers; Repurchases” and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under “Description of the Securities—Advances.” The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first and, if so specified in the related prospectus supplement, subordinate, liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. In addition, Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in an issuing entity will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in an issuing entity or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of securities may be held in book-entry form.

The Ginnie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, regardless of whether received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of securities, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, regardless of whether received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of whether the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in an issuing entity.

Private Mortgage-Backed Securities

Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related issuing entity. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

The prospectus supplement for a series for which the issuing entity includes Private Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the issuing entity;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Private Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

•
the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•
the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a “significant obligor” is either incorporated by referenced, provided directly by the issuer or provided by reference to the Exchange Act filing of another entity.

Private Mortgage-Backed Securities included in the issuing entity for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor will have been acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”) or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If all of the conditions in paragraph (a) of Rule 190 under the Securities Act are not met, the offering of the Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities, conducted in accordance with the conditions set forth in Rule 190.

Substitution of Issuing Entity Assets

Substitution of Issuing Entity Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage Asset is incomplete. See “Loan Program—Representations by Sellers; Repurchases.” The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Issuing Entity Assets may be substituted for Issuing Entity Assets initially included in the issuing entity.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-134691.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the issuing entity referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing; provided, however, this prospectus does not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to an issuance of securities. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
The depositor or servicer on behalf of the issuing entity of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c) 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related issuing entity, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Issuing Entity Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each issuing entity formed by the depositor will have a separate file number assigned by the SEC. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under issuing entity’s specific number, which will be a series number assigned to the file number of the depositor shown above.

The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on the person’s written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. All other reports filed with the SEC concerning the issuing entity will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any issuing entity, but will not be made available through a website of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under “—Available Information.”

The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount otherwise allocable to the subordinated securityholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the securityholders;

•	the Class Security Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the Issuing Entity Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

•	the percentage of principal prepayments with respect to the Issuing Entity Assets, if any, which each class will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

•
the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•	the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

•	the pass-through rate as of the day before the preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

  Use of Proceeds

The depositor will apply the net proceeds from the sale of the securities to the purchase of Issuing Entity Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Issuing Entity Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

  The Depositor

IndyMac ABS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Issuing Entity Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B., a federal savings bank organized under the laws of the United States. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

The depositor’s obligations after issuance of the securities include delivery of the Issuing Entity Assets and certain related documents and instruments, repurchasing Issuing Entity Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee’s first and/or subordinate priority perfected security interest in the Issuing Entity Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

  Mortgage Loan Program

The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under “Underwriting Process” contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

Underwriting Standards

The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the mortgage loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting police of the FHA or the VA, as the case may be.

Underwriting Process

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the Property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower’s credit standing and repayment ability while others emphasize the value and adequacy of the Property as collateral. The most comprehensive of the programs emphasize both.

In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower’s employer. The verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the Property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

Certain of the types of mortgage loans that may be included in an issuing entity may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor’s income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of securities. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

•
that a lender’s policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

•
that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

•
that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement or sale and servicing agreement, as applicable) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of securities, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of securities evidencing an interest in the mortgage loan. Because the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the issuing entity for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of securities. If the servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

The trustee, if the servicer is the seller, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to either

•
repurchase the mortgage loan from the issuing entity at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the servicer with respect to the mortgage loan or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If an election is to be made to treat an issuing entity or designated portions of it as a “real estate mortgage investment conduit” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related issuing entity or from any holder of the related residual certificate. See “Description of the Securities— General” and in the related prospectus supplement. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a seller.

Neither the depositor nor the servicer (unless the servicer is the seller) will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase or substitution obligation as described under “The Agreements—Assignment of Issuing Entity Assets.”

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

  Description of the Securities

The prospectus supplement relating to the securities of each series to be offered under this prospectus will, among other things, set forth for the securities, as appropriate:

•
a description of the class or classes of securities and the rate at which interest will be passed through to holders of each class of securities entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

•
the initial aggregate principal balance of each class of securities included in the series, the dates on which distributions on the securities will be made and, if applicable, the initial and final scheduled distribution dates for each class;

•
information as to the assets comprising the issuing entity, including the general characteristics of the Issuing Entity Assets included in the issuing entity and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the issuing entity, and the amount and source of any reserve fund;

•	the circumstances, if any, under which the issuing entity may be subject to early termination;

•	the method used to calculate the amount of principal to be distributed with respect to each class of securities;

•	the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

•	the distribution dates with respect to the series;

•	additional information with respect to the plan of distribution of the securities;

•	whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

•	the aggregate original percentage ownership interest in the issuing entity to be evidenced by each class of securities;

•	information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class; and

•	information as to the seller, the servicer and the trustee.

Each series of certificates will be issued pursuant to a separate Pooling and Servicing Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, as among the depositor, the servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related issuing entity and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Issuing Entity Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related issuing entity. The following are descriptions of the material provisions which may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: [Transaction Management]. The following summaries describe material provisions that may appear in each agreement.

  General

The securities of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related issuing entity. In the case of notes, the securities will be secured by the assets of the related issuing entity. In both cases, the securities will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Issuing Entity Assets will not be insured or guaranteed by any governmental entity or other person. Each issuing entity will consist of, to the extent provided in the related agreement,

•	the Issuing Entity Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

•	the assets required to be deposited in the related Security Account from time to time;

•	property that secured a mortgage loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•
any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, an issuing entity may also include one or more of the following: reinvestment income on payments received on the Issuing Entity Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Issuing Entity Assets in the related issuing entity. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Issuing Entity Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under”—Credit Enhancement” in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Issuing Entity Assets in the related issuing entity, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

The trustee will make distributions of either or both of principal and interest on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code of certain classes of securities may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the applicable agreement.

As to each series, an election may be made to treat the related issuing entity or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series for which a REMIC election is to be made, the servicer or a holder of the related residual interest or ownership will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer’s reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the issuing entity or from any holder of the related residual certificate or ownership interest. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual securities are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classers of securities of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See “Credit Enhancement” in this prospectus and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal of and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held in the Security Account for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate original balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, any interest that has accrued but is not paid on a given distribution date will be added to the Class Security Balance of the class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual securities in the issuing entity, as reflected in the Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The Class Security Balance of any class of securities entitled to distributions of principal will be the original Class Security Balance of the class of securities specified in the prospectus supplement,

•	reduced by all distributions reported to the holders of the securities as allocable to principal

•	in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities,

•	in the case of adjustable rate securities, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization, and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

A series of securities may include one or more classes of senior securities and one or more classes of subordinate securities. If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement—Subordination” and “Credit Enhancement—Subordination of the Subordinated Securities” in the related prospectus supplement.

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Issuing Entity Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer’s determination that the advances will be recoverable out of late payments by obligors on the Issuing Entity Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses.

If the servicer makes advances from funds being held for future distribution to securityholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Security Account on the distribution date would be less than the amount required to be available for distributions to securityholders on the distribution date. Any advances will be reimbursable to the servicer out of recoveries on the specific Issuing Entity Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement or sale or servicing agreement, as applicable). In addition, advances by the servicer also will be reimbursable to the servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

In the event that the servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the servicer is entitled to be reimbursed for advances. See “Description of the Securities-Distributions on Securities.”

Mandatory Auction

The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

Categories of Classes of Securities

In general, classes of pass-through securities fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

Categories of Classes	Definition Principal Types
Accretion Directed Class
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Issuing Entity Assets or other assets of the issuing entity for the related series.

Companion Class.
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Class
A class consisting of “components.” The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Categories of Classes	Definition Principal Types

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out) (1) principal prepayments on the underlying Issuing Entity Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the issuing entity and/or (2) scheduled principal payments on the underlying Issuing Entity Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Issuing Entity Assets of which the NAS Class is locked out will be distributed to the other classes of senior securities.

Notional Amount Class	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay Class
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip Class	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Issuing Entity Assets or other assets of the issuing entity.
Super Senior Class
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class (the “Support Class”) until the Class Security Balance of the Support Class is reduced to zero.

Support Class	A class that absorbs realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated securities are no longer outstanding.

Categories of Classes	Definition Principal Types

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Issuing Entity Assets.

Interest Types
Fixed Rate.	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Issuing Entity Assets or other assets of the issuing entity and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.
Partial Accrual
A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

(a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

(b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

•	LIBOR as determined on the previous LIBOR determination date or

•	the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

•
the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

•
if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

(c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the LIBOR method described under “LIBO Method.”

The calculation agent’s determination of LIBOR on each LIBOR determination date and its calculation of the rate of interest for the applicable classes for the related interest accrual period will (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The calculations agent’s determination of COFI and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the particular series of securities. The calculation agent’s determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the “prime rate” as published in the “Money Rates” section of The Wall Street Journal on the related prime rate determination date, or if not so published, the “prime rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the applicable agreement relating to the particular series of securities. The calculation agent’s determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

  Book-Entry Securities

If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

•	directly through The Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

•	indirectly through organizations that are participants in these systems.

Each class of book-entry securities will be issued in one or more securities that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose. In turn, the financial intermediary’s ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC’s rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical transfer of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system’s rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See “Federal Income Tax Consequences-Tax Treatment of Foreign Investors” and “-Tax Consequences to Holders of the Notes-Backup Withholding” in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner’s ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

Until definitive securities are issued, it is anticipated that the only “securityholder” of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related issuing entity will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary’s ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

•	the depositor, at its sole option, elects to terminate the book-entry system through DTC;

•
or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Clearance, Settlement And Tax Documentation Procedures

Except in certain limited circumstances, the securities offered by a prospectus supplement, other than any residual securities, will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as Participants.

Investors electing to hold their Global Securities through DTC or through Clearstream or Euroclear accounts will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on each class of Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear Participant’s account. The Global Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear Participant’s particular cost of funds.

Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the Participant’s account against payment. Payment will include interest accrued on the Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

2. borrowing the Global Securities in the United States from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

•
Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

•
Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

•	Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

  Credit Enhancement

General

Credit enhancement may be provided for one or more classes of a series of securities or with respect to the Issuing Entity Assets in the related issuing entity. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more other classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Issuing Entity Assets and losses with respect to the Issuing Entity Assets will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Issuing Entity Assets over the lives of the securities or at any time, the aggregate losses on Issuing Entity Assets which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Issuing Entity Assets or aggregate losses on the Issuing Entity Assets were to exceed the amount specified in the related prospectus supplement, senior securityholders would experience losses on the securities.

In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to senior securityholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

Letter of Credit

Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

•	the mortgage loans on the related cut-off date, or

•	one or more classes of securities.

If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a mortgage loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity. See “The Agreements-Termination: Optional Termination.” A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Mortgage Pool Insurance Policies

If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

•	any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

•	hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•	if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the Property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any Property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a Property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller’s representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See “The Agreements—Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Reserve Fund

If so specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by one or more reserve funds held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether a reserve fund will be included in the issuing entity for a series.

The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same issuing entity. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, an issuing entity may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the issuing entity, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the issuing entity may include a guaranteed investment contract pursuant to which the issuing entity is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

If provided in the prospectus supplement for a series, a portion of the interest payment on each mortgage loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Issuing Entity Assets in the related issuing entity. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

Financial Instruments

If specified in the related prospectus supplement, the issuing entity may include one or more interest rate or currency swap arrangements, caps, floors and collars that are used to alter the payment characteristics of the mortgage loans or the securities issued by the issuing entity and whose primary purpose is not to provide credit enhancement related to the assets in the issuing entity or the securities issued by the issuing entity. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the issuing entity from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series..

If an issuing entity includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Deposit Agreements

If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Issuing Entity Assets included in the related issuing entity. The original terms to maturity of the underlying mortgage loans of the Issuing Entity Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges or limit prepayments thereof, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Issuing Entity Assets will affect the weighted average lives of the related securities.

The rate of prepayment on the mortgage loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first-lien mortgage loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first-lien mortgage loans.

A number of factors may affect the prepayment experience of the mortgage loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers’ right to deduct interest payments on closed-end second-lien loans, home equity line of credit loans or any other type of mortgage loan for federal income tax purposes may further increase the rate of prepayments of the mortgage loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans-Due-on-Sale Clauses.” If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

Collections on home equity line of credit loans may vary because, among other things, borrowers may:

•	make payments as low as the minimum monthly payment for any month,

•
make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

•	make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that mortgage loan.

In addition, borrowers may fail to make the required periodic payments. Collections on the mortgage loans also may vary due to seasonal purchasing and borrowers’ payment habits.

The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying Property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements—Collection Procedures” and “Certain Legal Aspects of the Mortgage Loans” for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even if the Properties underlying the mortgage loans held in the issuing entity or securing Mortgage-Backed Securities provide adequate security for the mortgage loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the issuing entity or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying mortgage loans.

Under specified circumstances, the servicer or the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of an issuing entity thereby effecting earlier retirement of the related series of securities. See “The Agreements—Termination; Optional Termination.”

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Issuing Entity Assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

The following is a discussion of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

Assignment of Issuing Entity Assets

Assignment of the Mortgage Loans. At the time of issuance of the securities of a series, the depositor will cause the mortgage loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

•
the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

•	an assignment of the mortgage to the trustee in recordable form and

•	any other security documents specified in the related prospectus supplement or the related agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

•
the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, so provides, a lost note affidavit),

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement and

•	the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders’ interest in the home improvement contracts could be defeated. See “Certain Legal Aspects of the Loans-The Home Improvement Contracts.”

The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

•	purchase the related mortgage loan from the issuing entity at the Purchase Price or,

•	if specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements.

There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce the seller’s obligation, the servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the servicer otherwise be obligated to purchase or replace any loan for any other reason). See “Loan Program-Representations by Sellers; Repurchases” in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to an issuing entity for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See “Loan Program-Representations by Sellers; Repurchases.”

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from an issuing entity for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities.” In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Issuing Entity—Private Mortgage-Backed Securities.” Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

Payments on Issuing Entity Assets; Deposits to Security Account

The servicer will establish and maintain or cause to be established and maintained for the related issuing entity a separate account or accounts for the collection of payments on the related Issuing Entity Assets in the issuing entity (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be one of the following:

•
maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

•
an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained,

•	a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

•	an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities at the request of the depositor.

The collateral eligible to secure amounts in the Security Account is limited to defined permitted investments. A Security Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

Unless otherwise indicated in the applicable prospectus supplement, the servicer will deposit or cause to be deposited in the Security Account for each issuing entity on a daily basis, to the extent applicable and unless the related prospectus supplement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

•	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer’s normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•
all proceeds of any mortgage loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under “Mortgage Loan Program—Representations by Sellers; Repurchases” or “The Agreements—Assignment of Issuing Entity Assets” above and all proceeds of any mortgage loan repurchased as described under “The Agreements—Termination; Optional Termination”;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance”;

•
any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the pooling and servicing agreement.

Unless otherwise specified in the related prospectus supplement, the servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

•
to reimburse the servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

•	to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

•	to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

•
to reimburse the servicer for (a) unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made and (b) unreimbursed out-of-costs and expenses incurred for which such advances are not recoverable from the borrower under applicable law;

•
to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

•	to reimburse the servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the related agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and

•	to clear and terminate the Security Account upon termination of the related agreement.

In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If specified in the related prospectus supplement, the servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the offering proceeds of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the “Capitalized Interest Account”) cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

Collection Procedures

The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

Consistent with the above and pursuant to the authority granted to the servicer in the related agreement, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses.” The terms of the related mortgage loan may not be changed in connection with an assumption.

Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Mortgage Loans.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity’s ability to sell and realize the value of shares securing a cooperative loan.

In general, a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

The Surety Provider

The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).

Hazard Insurance

The related prospectus supplement may provide otherwise, but the servicer will generally require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. The coverage will be in an amount that is at least equal to the lesser of

•	the maximum insurable value of the improvements securing the mortgage loan or

•	the greater of

•	the outstanding principal balance of the mortgage loan and

•	an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor in accordance with the servicer’s normal servicing procedures) will be deposited in the related Security Account. If the servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of an issuing entity, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the Property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement—Special Hazard Insurance Policies” and “Credit Enhancements—Insurance—Special Hazard Insurance Policy” in the related prospectus supplement.

The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. The servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; and physical damage to the Property.

Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

•	advance or discharge

•	all hazard insurance policy premiums and

•
as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

If the Property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged Property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the Property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the issuing entity will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

If the servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the issuing entity may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See “Credit Enhancement” in this prospectus and in the related prospectus supplement.

FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Property.

The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Application of Liquidation Proceeds. Unless the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;

second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

fourth, as a recovery of principal of the mortgage loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a mortgage loan will be retained by the servicer as additional servicing compensation.

If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the Class Security Balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the Class Security Balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the Class Security Balance of each such class of securities. Holders of securities whose Class Security Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the Class Security Balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related issuing entity. As compensation for its servicing duties, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

The servicer will, to the extent provided in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the servicer and the seller. In addition, as indicated in the preceding section, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a “Liquidated Mortgage”), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

Each agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, throughout the preceding year.

Each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Issuing Entity Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

List of Securityholders

Each agreement will provide that three or more holders of securities of any series may, by written request to the trustee, obtain access to the list of all securityholders maintained by the trustee for the purpose of communicating with other securityholders with respect to their rights under the applicable agreement and the securities.

Certain Matters Regarding the Servicer and the Depositor

The servicer under each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor’s affiliates.

Each agreement will provide that the servicer may not resign from its obligations and duties under the agreement except

•
upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the securities of the related series, or

•	upon a determination that the performance by it of its duties under the agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement.

Each agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the applicable agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, or for reckless disregard of obligations and duties under the applicable agreement. Each agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific Mortgage Asset or Issuing Entity Assets (except any loss, liability or expense otherwise reimbursable pursuant to the related agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or for reckless disregard of obligations and duties under the related agreement. In addition, each agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under that agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to that agreement and the rights and duties of the parties to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the issuing entity, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

Events of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement; Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of

•
any failure by the servicer to deposit in the Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities having not less than 25% of the voting rights evidenced by the securities;

•	any failure by the servicer to make an advance as required under the agreement, unless cured as specified therein;

•
any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the securities; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the servicer under the agreement relating to the issuing entity and in and to the related Issuing Entity Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $15,000,000 to act as successor to the servicer under the agreement. Pending any appointment, the trustee is obligated to act as servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Issuing Entity Assets and the other assets of the issuing entity described under “Credit Enhancement” if payments on them are insufficient to make payments required in the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

•
a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

•
failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

•
any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

•	the holders of 100% of the percentage interests of the notes of such series consent to the sale,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

•
the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related securityholders.

If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following and event of default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the securityholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision in the agreement or to supplement any provision in the agreement that may be inconsistent with any other provision in it;

(c) to conform the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

(d) to add to the duties of the depositor, the seller or the servicer;

(e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to comply with any rules or regulations promulgated by the SEC from time to time;

(f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

In addition, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the issuing entity, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful ensure the proper operation of the master REMIC, to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may

(a) reduce in any manner the amount of, or delay the timing of, payments received on Issuing Entity Assets that are required to be distributed on any security without the consent of the holder of the security,

(b) amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the issuing entity from engaging in any activity that would disqualify the issuing entity from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66⅔% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

(c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the issuing entity to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement, Sale and Servicing Agreement or Servicing Agreement. Generally, the obligations created by each agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the servicer and required to be paid to them pursuant to the agreement following the later of

•
the final payment or other liquidation of the last of the Issuing Entity Assets subject to it or the disposition of all property acquired upon foreclosure of the Issuing Entity Assets remaining in the issuing entity and

•
the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement), from the related issuing entity of all of the remaining Issuing Entity Assets and all property acquired in respect of the Issuing Entity Assets.

Any purchase of Issuing Entity Assets and property acquired in respect of Issuing Entity Assets evidenced by a series of securities will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Issuing Entity Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Issuing Entity Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to an issuing entity, any repurchase pursuant to the second bulleted item above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Code Section 860F(a)(4).

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

  The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

The Trustee

The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.

  Certain Legal Aspects of the Mortgage Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the issuing entity for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

General

The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney’s fees, that a lender can recover.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “—Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders.”

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien against the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all “potentially responsible parties,” including “owners” or “operators.” However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decisionmaking control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

Due-on-sale Clauses

Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws

Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act or similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular issuing entity, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

  Material Federal Income Tax Consequences

The following discussion is the opinion of Thacher Proffitt & Wood LLP, Sidley Austin LLP, Mayer, Brown, Rowe & Maw LLPor Heller Ehrman LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of securities. The opinion of the applicable law firm is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold securities as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of securities.

General

The federal income tax consequences to Holders will vary depending on whether

•	the securities of a series are classified as indebtedness;

•	an election is made to treat the issuing entity relating to a particular series of securities as a real estate mortgage investment conduit (“REMIC”) under the Code;

•	the securities represent an ownership interest in some or all of the assets included in the issuing entity for a series; or

•	an election is made to treat the issuing entity relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related issuing entity containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing REMIC regular interests (“Regular Interest Securities”) will be referred to hereinafter collectively as “Debt Securities.”

Taxation of Debt Securities

Original Issue Discount and Premium. The Debt Securities may be issued with OID. Generally, OID, if any, will equal the difference between the “stated redemption price at maturity” of a Debt Security and its “issue price.” Holders of any class of securities issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Debt Securities (the “Debt Securityholders”) should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Debt Securities and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Debt Securities. The prospectus supplement for each series of Debt Securities will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Debt Securities will prepay at the Prepayment Assumption or at any other rate.

Regulations governing the calculation of OID on instruments having contingent interest payments (the “Contingent Regulations”) specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

In general, each Debt Security will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its issue price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Debt Security also includes the amount paid by an initial securityholder for accrued interest that relates to a period before the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest that constitute “qualified stated interest.” Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the security exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Debt Security that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the securities’ stated redemption price at maturity. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Debt Securities is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Debt Securities to accrue income on the securities under the OID Regulations.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Security will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to an issuing entity may provide for certain Debt Securities to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the “Super-Premium Securities”). The income tax treatment of Super-Premium Securities is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of Super-Premium Securities is the sum of all payments to be made on these Debt Securities determined under the Prepayment Assumption, with the result that these Debt Securities would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. However, if the Super-Premium Securities were treated as contingent payment obligations, it is unclear how holders of those securities would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Securities should be limited to their principal amount (subject to the discussion under “—Accrued Interest Securities”), so that the Debt Securities would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under “—Debt Securities —Premium” would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Security. It is possible that a holder of a Super-Premium Security may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Security. Absent further guidance, the trustee intends to treat the Super-Premium Securities as described in this prospectus.

Under the REMIC Regulations, if the issue price of a Regular Interest Security (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such a Debt Security generally should not be treated as a Super-Premium Security and the rules described under “—Debt Securities—Premium” should apply. However, it is possible that Regular Interest Securities issued at a premium, even if the premium is less than 25% of the security’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize the premium.

Generally, a Debt Securityholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a Debt Security for each day a securityholder holds the Debt Security, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Debt Securities, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

•	adding

•
The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Debt Securities as calculated under the Prepayment Assumption) of all remaining payments to be received on the Debt Securities under the Prepayment Assumption and

•	any payments included in the stated redemption price at maturity received during the same accrual period, and

•	subtracting from that total the adjusted issue price of the Debt Securities at the beginning of the same accrual period.

The adjusted issue price of a Debt Security at the beginning of the first accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Debt Security. In computing the daily portions of OID for a subsequent purchaser of a Debt Security (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Debt Security exceeds the following amount:

•
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Debt Securityholder (who purchased the Debt Security at its issue price), less

•
any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Debt Security for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

Variable Rate Debt Securities. Debt Securities may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

The amount of OID with respect to a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” by assuming generally that the index used for the variable rate will remain fixed throughout the term of the security. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat Debt Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate securities. In such case, the weighted average rate used to compute the initial pass-through rate on the Debt Securities will be deemed to be the index in effect through the life of the Debt Securities. It is possible, however, that the IRS may treat some or all of the interest on Debt Securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Debt Securities. Additionally, if some or all of the mortgage loans are subject to “teaser rates” (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Debt Securities may be subject to accrual using a constant yield method notwithstanding the fact that these securities may not have been issued with “true” non-de minimis original issue discount.

Election to Treat All Interest as OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities. If such an election were to be made with respect to a Debt Security with market discount, a securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See “—Debt Securities —Premium.” The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

Market Discount. A purchaser of a Debt Security may also be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of a Debt Security’s stated principal amount or, in the case of a Debt Security with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Debt Security from an original holder) over the price for the Debt Security paid by the purchaser. A securityholder that purchases a Debt Security at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing securityholder on or after the first day of the first taxable year to which the election applies.

Market discount with respect to a Debt Security will be considered to be zero if the amount allocable to the Debt Security is less than 0.25% of the Debt Security’s stated redemption price at maturity multiplied by the Debt Security’s weighted average maturity remaining after the date of purchase. If market discount on a Debt Security is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Debt Security, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Debt Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder of a Debt Security that acquires the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the Debt Security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the holder held the Debt Security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Debt Securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Debt Securityholder in that taxable year or thereafter.

Premium. A purchaser of a Debt Security that purchases the Debt Security at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Debt Security at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Debt Security for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Debt Securities without regard to whether the securities have OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Debt Securities and will be applied as an offset against the interest payment. Prospective purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Deferred Interest. Certain classes of Debt Securities will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Debt Securities will constitute income to the holders of the securities before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the securities will constitute qualified stated interest or whether all or a portion of the interest payable on the securities must be included in the stated redemption price at maturity of the securities and accounted for as OID (which could accelerate the inclusion). Interest on Debt Securities must in any event be accounted for under an accrual method by the holders of the securities and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Debt Securities.

Effects of Defaults and Delinquencies. Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions on the subordinated securities attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated securityholders are urged to consult their own tax advisors on this point.

Sale, Exchange or Redemption. If a Debt Security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the Debt Security. The adjusted basis generally will equal the cost of the Debt Security to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the Debt Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Debt Security will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the Debt Security. A Debt Securityholder who receives a final payment that is less than the holder’s adjusted basis in the Debt Security will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Debt Security is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code. Gain from the sale or other disposition of a Debt Security that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes market discount, and (b) in the case of Regular Interest Securities, to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Debt Security had income accrued on it at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of the Regular Interest Security, over the amount actually includible in the holder’s income. In addition, the Debt Securities will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Debt Security by a bank or a thrift institution to which this section applies will be ordinary income or loss.

The Debt Security information reports will include a statement of the adjusted issue price of the Debt Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Debt Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Securities. Certain of the Debt Securities (“Payment Lag Securities”) may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Securities and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Securities for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Debt Securities accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Debt Security is allocable to interest that has accrued before the issue date (“pre-issuance accrued interest”) and the Debt Security provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular v issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Debt Security. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Securities. Therefore, in the case of a Payment Lag Security, the issuing entity intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the securityholder has held the Payment Lag Security during the first accrual period.

Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Securities.

Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of securities may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the securities of the related series have been otherwise retired. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their securities, including any loss resulting from the failure to recover previously accrued interest or discount income.

Subsequent Recoveries. The Class Security Balance of securities that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption “The Agreements—Realization Upon Defaulted Mortgage Loans—Application of Liquidation Proceeds.” An increase in a principal balance caused by a Subsequent Recovery should be treated by the securityholder as ordinary (or capital) income to the extent that the securityholder claimed an ordinary (or capital) deduction for any decrease in the principal balance caused by Realized Losses. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their securities as a result of Subsequent Recoveries. “Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf other than in connection with a United States trade or business carried on by such non-U.S. Person will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a debt security, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of the issuing entity in a particular transaction, a controlled foreign corporation related to the issuing entity in a particular transaction or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as “Material Federal Income Tax Consequences—Status as a Grantor Trust—d. Non-U.S. Persons.”

Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as “Material Federal Income Tax Consequences—Status as a Grantor Trust—d. Non-U.S. Persons.”

In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

REMIC Securities

The issuing entity relating to a series of securities may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however “—Residual Certificates” and “—Prohibited Transactions”), if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under “Residual Certificates,” the Code provides that an issuing entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related securities (the “REMIC Securities”) may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of an issuing entity as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, as applicable, each issuing entity that elects REMIC status will qualify as a REMIC, and the related securities will be considered to be regular interests (“Regular Securities”) or residual interests (“Residual Certificates”) in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make one or more REMIC elections and whether a class of securities will be treated as a regular or residual interest in the REMIC. With respect to each issuing entity for which a REMIC election is to be made, tax counsel will issue an opinion confirming the conclusions expressed above concerning the status of the issuing entity as a REMIC and the status of the securities as representing regular or residual interests in a REMIC.

In general, with respect to each series of securities for which a REMIC election is made, securities held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in Code Section 7701(a)(19)(C); securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A); and interest on securities held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC’s assets are assets qualifying under any of these Code sections, the securities will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Securities will be considered to be real estate assets for purposes of Code Section 856(c).

In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in “—Non-REMIC Securities—Single Class of Securities.” REMIC Securities held by a real estate investment trust will not constitute “Government Securities” within the meaning of Code Section 856(c)(4)(A), and REMIC Securities held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Securities held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code Section 582(c)(1).

A “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are “single family residences” under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as separate REMICs (respectively, the “Subsidiary REMIC” or “REMICs” and the “Master REMIC”) for federal income tax purposes. Upon the issuance of such a series of securities, assuming compliance with all provisions of the related agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Securities issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Securities or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each issuing entity for which more than one REMIC election is to be made, Thacher Proffitt & Wood LLP, Sidley Austin LLP, Mayer, Brown, Rowe & Maw LLPor Heller Ehrman LLP, counsel to the depositor, will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the securities as regular or residual interests in a REMIC.

To the extent more than one REMIC election is made with respect to portions of an issuing entity, only the REMIC Securities issued by the Master REMIC will be offered under this prospectus. Solely for purposes of determining whether the REMIC Securities issued by an issuing entity will be “real estate assets” within the meaning of Code Section 856(c)(4)(A); whether the REMIC Securities will be “loans secured by an interest in real property” under Code Section 7701(a)(19)(C); and whether the income on the securities is interest described in Code Section 856(c)(3)(B), all related Subsidiary REMICs and the Master REMIC will be treated as one REMIC.

a.	Regular Securities

General. Except as otherwise stated in this discussion, Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Interest Securities under an accrual method. For a general discussion of the tax consequences of investing in Regular Interest Securities, see the discussion above under “Taxation of Debt Securities.”

Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Securityholders that are “pass-through interest holders.” securityholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Securities. See “Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates.”

b.	Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “—Prohibited Transactions and Other Taxes.” Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the securities or as debt instruments issued by the REMIC.

A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the Regular Securities and, except as described under “—Regular Securities—Non-Interest Expenses of the REMIC,” other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Securities due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Securities. The REMIC’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Securities and the Residual Certificates (or, if a class of securities is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Securities. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the Regular Securities. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Securities except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC’s taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the Residual Securities will be added to the issue price of the Regular Securities in determining the REMIC’s initial basis in its assets. See “—Sale or Exchange of Residual Certificates.” For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see “—Allocation of the Income of the REMIC to the Residual Certificates.”

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC’s taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption “Subsequent Recoveries.”

Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Securityholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each securityholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Securities, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Securities.

In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Security or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of the individual’s adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as “unrelated business taxable income” within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see “—Tax-Exempt Investors”); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See “—Non-U.S. Persons.”

Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the “daily accruals” for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the “Federal long-term rate” in effect at the time the Residual Certificate is issued. For this purpose, the “adjusted issue price” of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common issuing entities and certain cooperatives are subject to similar rules.

Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder’s adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the “wash sale” rules). A holder’s adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the “wash sale” rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder’s adjusted basis in the newly acquired asset.

Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences — REMIC Securities — b. Residual Certificates.” Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a “noneconomic” residual interest, as a “tax avoidance potential” residual interest or as both. Among other things, holders of noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See “Material Federal Income Tax Consequences — Tax Restrictions on Transfer of Residual Certificates — Noneconomic Residual Certificates,” “Material Federal Income Tax Consequences — b. Residual Certificates — Mark to Market Rules,” “— Excess Inclusions” and “Material Federal Income Tax Consequences — Tax Related Restrictions on Transfers of Residual Certificates — Foreign Investors.”

Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see “Material Federal Income Tax Consequences — Prohibited Transactions and Other Taxes” and “— REMIC Securities — a. Regular Securities — Treatment of Realized Losses” in the prospectus.

As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Act”), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See “Material Federal Income Tax Consequences” in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

c. Prohibited Transactions and Other Taxes

The Code imposes a tax on REMICs equal to 100 percent of the net income derived from “prohibited transactions” (the “Prohibited Transactions Tax”) and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the securities. It is not anticipated that the issuing entity for any series of securities will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to an issuing entity as to which an election has been made to treat the issuing entity as a REMIC made after the day on which the issuing entity issues all of its interest could result in the imposition of a tax on the issuing entity equal to 100% of the value of the contributed property (the “Contributions Tax”). No issuing entity for any series of securities will accept contributions that would subject it to a Contributions Tax.

In addition, an issuing entity as to which an election has been made to treat the issuing entity as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of securities results from a breach of the related servicer’s, trustee’s or seller’s obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, for the series, the tax will be borne by the servicer, trustee or seller, as the case may be, out of its own funds or the seller’s obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the issuing entity for the series and will result in a reduction in amounts available to be distributed to the securityholders of the series.

d. Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

e. Tax-Exempt Investors

Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See “—Residual Certificates—Excess Inclusions.”

f. Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a “disqualified organization.” The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A “disqualified organization” means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on “unrelated business taxable income” and a rural electric or telephone cooperative.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means a regulated investment company, real estate investment trust, or common issuing entity; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a “U.S. Person,” as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under “Certain Federal Income Tax Consequences—Non-REMIC Certificates—Non-U.S. Persons,” except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an “offshore location”), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

Under the first alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and (c) the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if: (a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate, (b) the transferee is an “eligible corporation” and (c) for the two fiscal years preceding the transfer, the transferee’s gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the “Temporary regulations) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interest held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the securities.

Tax Status as a Grantor Trust

If a REMIC election is not made, the issuing entity will not be classified as an association taxable as a corporation and that each issuing entity will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of securities will be treated for federal income tax purposes as owners of a portion of the issuing entity’s assets as described below. Thacher Proffitt & Wood LLP, Sidley Austin LLP, Mayer, Brown, Rowe & Maw LLPor Heller Ehrman LLP, counsel to the depositor, will issue an opinion confirming the above-stated conclusions for each issuing entity for which no REMIC election is made.

a.	Single Class of Securities

Characterization. The issuing entity may be created with one class of securities. In this case, each securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by the securities and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the issuing entity. Any amounts received by a securityholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each securityholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the issuing entity represented by securities, including interest, original issue discount (“OID”), if any, prepayment charges, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuing entity. Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the issuing entity plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A securityholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the “coupon stripping” rules of the Code discussed below.

Generally, as to each series of securities:

•
a certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent “loans ... secured by an interest in real property which is ... residential property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

•
a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

•	a certificate owned by a REMIC will represent an “obligation ... which is principally secured, directly or indirectly, by an interest in real property” within the meaning of Code Section 860G(a)(3).

Buydown Loans. Certain issuing entities may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor’s monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a securityholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of securities that includes buydown loans will specify whether apportionment would be required.

Premium. The price paid for a security by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A securityholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated. Amortizable bond premium will be treated as an offset to interest income on the security. The basis for the security will be reduced to the extent that amortizable premium is applied to offset interest payments.

If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

Regulations dealing with amortizable bond premium (the “Amortizable Bond Premium Regulations”) do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to “original issue discount” (currently Code Sections 1271 through 1273 and 1275) will be applicable to a securityholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See “—Multiple Classes of Securities—Securities Representing Interests in Loans Other Than ARM Loans.”

Market Discount. A securityholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a market discount. The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder’s undivided interest in the mortgage loans over the holder’s tax basis in the undivided interest. Market discount with respect to a security will be considered to be zero if the amount allocable to the security is less than 0.25% of the security’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a security is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder who acquired a security at a market discount also may be required to defer, until the maturity date of the security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the holder held the security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the securityholder in that taxable year or thereafter.

Election to Treat All Interest As OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a security with market discount, the securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See “—Single Class of Securities—Premium.” The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

b.	Multiple Classes of Securities

1. Stripped Bonds and Stripped Coupons

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If an issuing entity is created with two classes of securities, one class of securities may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the “Stripped Bond Securities”), while the second class of securities may represent the right to some or all of the interest on the same mortgage loans (the “Stripped Coupon Securities”).

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the securities are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See “—Non-REMIC Securities” and “Multiple Classes of Senior Securities—Stripped Bonds and Stripped Coupons.”

Although current authority is not entirely clear, a Stripped Bond Security should be treated as an interest in mortgage loans issued on the day the security is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the security will be required to accrue the discount under the OID rules of the Code. See “—Non-REMIC Securities” and “—Single Class of Securities—Original Issue Discount.” However, a purchaser of a Stripped Bond Security will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the security was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the issuing entity’s mortgage loans.

The precise tax treatment of Stripped Coupon Securities is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Security should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Security under the OID rules of the Code.

Based on current authority under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Security purchased at a premium or a Stripped Coupon Security is unclear. If the security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the security, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a security is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any security so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the security that is allocable to the mortgage loan.

Holders of Stripped Bond Securities and Stripped Coupon Securities are encouraged to consult with their own tax advisors regarding the proper treatment of these securities for federal income tax purposes.

2. Securities Representing Interests in Loans Other Than ARM Loans

The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of “teaser” rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

OID on each security must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a security representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (“ARM Loans”) likely will be computed as described under “—Accrual of Original Issue Discount.” The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Securities or Stripped Coupon Securities, the date the securities are acquired. The holder of a securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans underlying the securities will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under “—Accrual of Original Issue Discount,” will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the securities calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the securities (the “Prepayment Assumption”), and will take into account events that occur during the calculation period. The legislative history of the 1986 Act (the “Legislative History”) provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the security. No representation is made that any security will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report OID under the method described in “—Accrual of Original Issue Discount.”

Accrual of Original Issue Discount. Generally, the owner of a security must include in gross income the sum of the “daily portions,” as defined below, of the OID on any security for each day on which it owns the security, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the securities (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the “adjusted issue price” of the respective component at the beginning of the same accrual period. The adjusted issue price of a security at the beginning of the first accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

3. Securities Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the securities, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on securities attributable to ARM Loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described under the heading “—Securities Representing Interests in Loans Other Than ARM Loans” and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization (“Deferred Interest”) to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the securityholder when it accrues. Furthermore, the addition of Deferred Interest to the security’s principal balance will result in additional income (including possibly OID income) to the securityholder over the remaining life of the securities.

Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the securities.

c.	Sale or Exchange of a Security

Sale or exchange of a security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the security. The adjusted basis of a security generally will equal the seller’s purchase price for the security, increased by the OID included in the seller’s gross income with respect to the security, and reduced by principal payments on the security previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a security is a “capital asset” within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the security has been owned for the long-term capital gain holding period (currently more than one year).

The securities will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank or a thrift institution to which that section applies will be ordinary income or loss.

d.	Non-U.S. Persons

Generally, to the extent that a security evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a securityholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a security also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a security evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the securityholder complies with certain identification requirements (including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a U.S. Person and providing the name and address of the securityholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by securityholders.

As used in this prospectus, a “U.S. Person” means

•	a citizen or resident of the United States,

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a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

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an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

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a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A “Non-U.S. Person” is a person other than a U.S. Person.

Except where specifically discussed, the discussion below deals with a Non-U.S. Person who is not holding the securities as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a Residual Certificate, this summary does not address the consequences of a Non-U.S. Person holding the Residual Securities. A Non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and (iii) provides the beneficial owner’s name and address.

A “Withholding Agent” is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf may have substantially increased reporting requirements. In particular, in the case of securities held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or the substitute form).

Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

The securities will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual’s death, payments in respect of the securities would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

e.	Backup Withholding

Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

Final Trust Reporting Regulations

On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of “widely-held mortgage trusts” (that is, any grantor trust in which any interests are held by “middlemen”, and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of “middlemen” (a term that includes, among other things, a custodian of a person’s account, a nominee and a broker holding an interest for a customer in a street name).

Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an “exempt recipient” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

Tax Characterization of the Issuing Entity as a Partnership

Tax counsel will deliver its opinion that a properly configured issuing entity that is intended to be treated as a partnership will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation.

If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the issuing entity.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

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is not actually or constructively a “10 percent shareholder” of the issuing entity or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the issuing entity or the seller is a “related person” within the meaning of the Code and

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provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Issuing Entity as a Partnership. The issuing entity and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the issuing entity and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The issuing entity’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any issuing entity income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the issuing entity of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the issuing entity will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the issuing entity should not have OID income. However, the purchase price paid by the issuing entity for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the issuing entity acquires the loans at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the issuing entity were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of issuing entity income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the issuing entity. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-l information to nominees that fail to provide the issuing entity with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuing entity.

Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for those purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder’s withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

State Tax Considerations

In addition to the federal income tax consequences described in “Certain Federal Income Tax Considerations,” potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities deemed to hold “plan assets” of any of the foregoing under the Plan Assets Regulation (as defined below) (each such entity a “Plan”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Plan Assets Regulation and Certain Exemptions

Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the issuer were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the issuer and none of the exceptions to plan asset treatment contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming a security constitutes debt for local law purposes, the issuer will determine and will indicate in the related prospectus supplement whether, at the time of issuance, the security should not be treated as an equity interest in the issuer for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the security, including the reasonable expectation of purchasers of the security that the security will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of a security for ERISA purposes could change if the issuer incurred losses. This risk of recharacterization is enhanced for securities that are subordinated to other classes of securities.

However, without regard to whether a security is treated as an equity interest for purposes of the Plan Assets Regulation, the acquisition or holding of a security by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the servicer, the trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of securities by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such securities. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 and PTCE 84-14, described below. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction. By acquiring a security, each purchaser will be deemed to represent that either (i) it is not acquiring the securities with the assets of a Plan or (ii) the acquisition and holding of the securities will not give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law.

The issuing entity, the servicer, the trustee and the underwriter of the securities of any series may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the securities, the purchase of securities using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the servicer, the trustee or the underwriter of the notes, or any of their respective affiliates:

•	has investment or administrative discretion with respect to plan assets to be invested in the securities;

•
has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decision with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

•	is an employer maintaining or contributing to the plan,

may not invest in the securities unless an appropriate administrative prohibited transaction exemption applies to the investment.

Class Exemptions

The United States Department of Labor (“DOL”) has issued PTCEs which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may indicate whether the securities themselves satisfy the conditions of these exemptions. A Plan fiduciary should consult with its advisors regarding the specific scope, terms and conditions of an exemption as it applies to it, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the issuing entity.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incidental to the operation of the issuing entity:

•
PTCE 95-60, which exempts certain transactions involving insurance company general accounts, and, if additional conditions are met, transactions in connection with the servicing and operation of the pool.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Before purchasing securities in reliance on a class exemption, a fiduciary of a Plan should confirm that that the conditions set forth in the exemption would be satisfied. In addition, if the security is an equity interest, the fiduciary should consider whether the exemption would apply to transactions incidental to the operations of the issuing entity. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities on behalf of a Plan.

Underwriter Exemption

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

•
the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

•
the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property (a “Designated Transaction”);

•
the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Ratings (“Fitch”) (each, an “Exemption Rating Agency”). However, the certificates must have been rated in one of the two highest generic rating categories by at least one of rating agency and may not be subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate;

•	the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

•
the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

•	the Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The Underwriter Exemptions will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the trust contains residential mortgage loans or home equity loans with loan-to-value ratios that exceed 100% (but do not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemptions.

The issuer must also meet the following requirements:

•	the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

•
securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody’s or Fitch for at least one year before the Plan’s acquisition of securities; and

•	securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan’s acquisition of securities.

In addition, if the issuer is a legal entity of certain types, the legal document establishing the issuer must contain restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions, including, without limitation, (a) all additional loans must meet the same terms and conditions for determining eligibility as the initial loans; (b) the additional loans may not result in a lower credit rating; (c) the characteristics of the additional loans must be substantially similar to those of the loans described in this prospectus and the applicable prospectus supplement, and (d) the acquisition of the additional loans must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller.

The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain interest rate swaps, interest rate caps or yield supplement agreements, provided certain requirements of such instruments and the other requirements of the Underwriter Exemptions are met.

An interest-rate swap or (if purchased by or on behalf of the issuing entity) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset under the Underwriter Exemption if it: (a) is an “eligible swap;” (b) is with a bank or other financial institution which meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of certificates to which the swap applies are dependent on the swap and (d) permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

A “qualified plan investor” is a Plan for which the decision to buy a class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund under the Underwriter Exemption if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty and (f) it has an allowable notional amount.

The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A security that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of PTCE 95-60 are met. If the ratings of a security decline so that all ratings from S&P, Moody’s or Fitch are below the ratings required for the Underwriter Exemption, each transferee will be deemed to represent that either (a) it is not purchasing such security with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the security and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

Consultation with Advisors

Governmental plans, as defined in the Code and ERISA, are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective state pension codes with respect to investments in the securities, and the considerations discussed above, to the extent applicable.

Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

  Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to “mortgage related securities,” the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (regardless of whether the class of securities under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the securities (regardless of whether the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the policy statement. According to the policy statement, “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the policy statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

  Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing a separate issuing entity) through any of the following methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than €43,000,000 and (3) an annual net revenue of more than €50,000,000, as shown in its last annual or consolidated financial statements; or

(c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

  Legal Matters

The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York; Sidley Austin LLP, New York, New York; Mayer, Brown, Rowe & Maw LLP, New York, New York;  or Heller Ehrman LLP, New York, New York.

  Financial Information

A new issuing entity will be formed for each series of securities and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the related prospectus supplement.

  Rating

It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

  INDEX OF PRINCIPAL TERMS

1986 Act
2001 Act
2003 Act
Agency Securities
Amortizable Bond Premium Regulations
Applicable Amount
APR
ARM Loans
Asset Conservation Act
Capitalized Interest Account
CERCLA
Class Security Balance
Clearstream, Luxembourg
Code
Contingent Regulations
Contributions Tax
Cooperative
Cooperative Loans
Cooperatives
DBC
Debt Securities
Deferred Interest
Designated Transaction
DOL
DTC
Eleventh District
ERISA
Euroclear Operator
Excess Inclusion
Excess Servicing
Exchange Act
FHA
FHLBSF
Fitch
foreign person
Garn-St Germain Act
Global Securities
Indenture
Insured Expenses
Issuing Entity Assets
Legislative History
Liquidated Mortgage
Master REMIC
Moody’s
National Cost of Funds Index
New CI
new partnership
Non-U.S. Person
offshore location
OID
OID Regulations
Old Partnership
OTS
Payment Lag Securities
Phantom Income
Plan
Plan Assets Regulation
Pre-Issuance Accrued Interest
Prepayment Assumption
Private Mortgage-Backed Securities
Prohibited Transactions Tax
RCRA
Regular Interest Securities
Regular Securities
Regular Securityholders
Relevant Implementation Date
Relevant Member State
Relief Act
REMIC
REMIC Securities
REMICs
Residual Certificates
Restricted Group
S&P
SEC
Secured Creditor Exemption
Securities Act
Security Account
Short-Term Note
Single Family Properties
SMMEA
Stripped ARM Obligations
Stripped Bond Securities
Stripped Coupon Securities
Subsequent Recoveries
Subsidiary REMIC
Super-Premium Securities
Terms and Conditions
Title V
U.S. Person
Underwriter Exemptions
VA
W-8BEN
Withholding Agent

Home Equity Mortgage Loan Asset-Backed Trust,
Series INDS 2007-1
Issuing Entity

INDYMAC ABS, INC.
Depositor

Sponsor, Seller and Servicer

$449,550,000
(Approximate)

Home Equity Mortgage Loan Asset-Backed Certificates,
Series INDS 2007-1

[MBIA LOGO]

________________________

PROSPECTUS SUPPLEMENT
________________________

UBS Investment Bank
(Lead Manager)
Bear, Stearns & Co. Inc.	IndyMac Securities Corp.
(Co-Managers)

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series INDS 2007-1 Home Equity Mortgage Loan Asset-Backed Certificates in any state where the offer is not permitted.

February 13, 2007